Exhibit 10.1

EXECUTION VERSION

DEBTOR-IN-POSSESSION CREDIT AGREEMENT

Dated as of February 5, 2015

by and among

RADIOSHACK CORPORATION,

as the Borrower,

THE OTHER PERSONS PARTY HERETO THAT ARE

DESIGNATED AS CREDIT PARTIES,

CANTOR FITZGERALD SECURITIES,

as Agent for all Lenders,

and

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO,

as Lenders

TABLE OF CONTENTS

ARTICLE I. THE CREDITS		2

1.1	Amounts and Terms of Commitments	2
1.2	Evidence of Loans; Notes	6
1.3	Interest	7
1.4	Loan Accounts	8
1.5	Procedure for Revolving Credit Borrowing	9
1.6	Conversion and Continuation Elections	9
1.7	Optional Prepayments	10
1.8	Mandatory Prepayments of Loans and Commitment Reductions	11
1.9	Fees	12
1.10	Payments by the Borrower	13
1.11	Payments by the Lenders to Agent; Settlement	15
1.12	Eligible Credit/Debit Card Receivables	19
1.13	Eligible Trade Receivables	20
1.14	Eligible Wireless Receivables	22
1.15	Eligible Inventory	25
1.16	Eligible In-Transit Inventory	27

ARTICLE II. CONDITIONS PRECEDENT		29

2.1	Conditions of Initial Loans	29
2.2	Conditions to All Borrowings	32

ARTICLE III. REPRESENTATIONS AND WARRANTIES		33

3.1	Corporate Existence and Power	33
3.2	Corporate Authorization; No Contravention	33
3.3	Governmental Authorization	34
3.4	Binding Effect	34
3.5	Litigation	34
3.6	No Default	35
3.7	ERISA Compliance	35
3.8	Use of Proceeds; Margin Regulations	35
3.9	Ownership of Property; Liens	35
3.10	Taxes	36
3.11	Financial Condition	37
3.12	Environmental Matter	37
3.13	Regulated Entities	38
3.14	[Reserved]	38
3.15	Labor Relations	38
3.16	Intellectual Property	38
3.17	Brokers’ Fees; Transaction Fees	38
3.18	Insurance	38

3.19	Ventures, Subsidiaries and Affiliates; Outstanding Stock	39
3.20	[Reserved]	39
3.21	Locations of Inventory and Books and Records	39
3.22	Deposit Accounts and Other Accounts	39
3.23	Government Contracts	39
3.24	[Reserved]	39
3.25	Bonding	39
3.26	[Reserved]	39
3.27	Full Disclosure	40
3.28	Foreign Assets Control Regulations and Anti-Money Laundering	40
3.29	Patriot Act	40
3.30	Aircraft or Aircraft Engine Collateral	40

ARTICLE IV. AFFIRMATIVE COVENANTS		41

4.1	Financial Statements	41
4.2	Appraisals; Certificates; Other Information	41
4.3	Notices	43
4.4	Preservation of Corporate Existence, Etc.	46
4.5	Maintenance of Property	46
4.6	Insurance	46
4.7	Payment of Obligations	47
4.8	Compliance with Laws	48
4.9	Inspection of Property and Books and Records	48
4.10	Use of Proceeds	48
4.11	Credit Card Arrangements; Cash Management	48
4.12	[Reserved]	50
4.13	Further Assurances	50
4.14	Environmental Matters	51
4.15	[Reserved]	51
4.16	Appraisals	51
4.17	[Reserved]	51
4.18	[Reserved]	51
4.19	[Reserved]	51
4.20	[Reserved]	52
4.21	Other Bankruptcy Documents	52
4.22	Bankruptcy Schedules	52
4.23	Leases	53
4.24	Financing Orders	53

ARTICLE V. NEGATIVE COVENANTS		53

5.1	Limitation on Liens	53
5.2	Disposition of Assets	55
5.3	Consolidations and Mergers	57
5.4	Acquisitions; Loans and Investments	57
5.5	Limitation on Indebtedness	58

5.6	Employee Loans and Transactions with Affiliates	59
5.7	Cash Collateral Order	60
5.8	Margin Stock; Use of Proceeds	60
5.9	Contingent Obligations	60
5.10	Compliance with ERISA	61
5.11	Restricted Payments	61
5.12	Change in Business	62
5.13	Change in Structure	62
5.14	Changes in Accounting, Name or Jurisdiction of Organization	62
5.15	Amendments to Other Agreements	62
5.16	No Negative Pledges	63
5.17	OFAC; Patriot Act	63
5.18	Sale-Leasebacks	63
5.19	Hazardous Materials	63
5.20	Prepayments of Other Indebtedness	64
5.21	[Reserved]	64
5.22	Bankruptcy Matters	64

ARTICLE VI. SUPERPRIORITY CLAIMS, COLLATERAL SECURITY, ETC.		65

6.1	Superpriority Claims and Collateral Security	65
6.2	Grant of Security	65
6.3	Administrative Priority	66
6.4	No Filings Required	66
6.5	Grants, Rights and Remedies	66
6.6	No Discharge; Survival of Claims	67
6.7	[Reserved]	67
6.8	Exclusive Remedy For Any Alleged Post-Petition Claim	67
6.9	Prohibition on Surcharge; Etc.	67
6.10	Marshalling Obligations	67

ARTICLE VII. EVENTS OF DEFAULT		68

7.1	Events of Default	68
7.2	Remedies	72
7.3	Rights Not Exclusive	73
7.4	Cash Collateral for Letters of Credit	73

ARTICLE VIII. THE AGENT		73

8.1	Appointment and Duties	73
8.2	Binding Effect	75
8.3	Use of Discretion	75
8.4	Delegation of Rights and Duties	76
8.5	Reliance and Liability	76
8.6	Agent Individually	78
8.7	Lender Credit Decision	78
8.8	Expenses; Indemnities; Withholding	79
8.9	Resignation of Agent	80

8.10	Release of Collateral or Guarantors	81
8.11	Additional Secured Parties	82
8.12	[Reserved]	82
8.13	Information Regarding Bank Products	82
8.14	Intercreditor Agreement	83

ARTICLE IX. MISCELLANEOUS		83

9.1	Amendments and Waivers	83
9.2	Notices	87
9.3	Electronic Transmissions	88
9.4	No Waiver; Cumulative Remedies	89
9.5	Costs and Expenses	89
9.6	Indemnity	91
9.7	Marshaling; Payments Set Aside	92
9.8	Successors and Assigns	92
9.9	Assignments and Participations; Binding Effect	92
9.10	Non-Public Information; Confidentiality	96
9.11	Set-off; Sharing of Payments	97
9.12	Counterparts; Facsimile Signature	98
9.13	Severability	98
9.14	Captions	99
9.15	Independence of Provisions	99
9.16	Interpretation	99
9.17	No Third Parties Benefited	99
9.18	Governing Law and Jurisdiction	99
9.19	Waiver of Jury Trial	101
9.20	Entire Agreement; Release; Survival	101
9.21	Patriot Act	102
9.22	Replacement of Lender	102
9.23	Joint and Several	103
9.24	Creditor-Debtor Relationship	103
9.25	Actions in Concert	103
9.26	Credit Parties’ Acknowledgement of Matters Regarding the Revolving Borrowing Base and the SCP Inventory Sale Reserve	103

ARTICLE X. TAXES, YIELD PROTECTION AND ILLEGALITY		104

10.1	Taxes	104
10.2	Illegality	107
10.3	Increased Costs and Reduction of Return	108
10.4	Funding Losses	109
10.5	Inability to Determine Rates	109
10.6	Reserves on LIBOR Rate Loans	110
10.7	Certificates of Lenders	110

ARTICLE XI. DEFINITIONS		110

11.1	Defined Terms	110
11.2	Other Interpretive Provisions	153
11.3	Accounting Terms and Principles	154
11.4	Payments	155
11.5	[Reserved]	155
11.6	[Reserved]	155
11.7	Adoption and Ratification	155
11.8	Waiver of Subrogation	155

ARTICLE XII. GUARANTY		156
12.1	Guaranty	156
12.2	Waivers	156
12.3	No Defense	156
12.4	Guaranty of Payment	156
12.5	Liabilities Absolute	157
12.6	Waiver of Notice	158
12.7	Agent’s Discretion	158
12.8	Reinstatement	158

v

SCHEDULES

Schedule 1.1(a)	Milestones
Schedule 1.1(b)	Term Loan Commitments, Revolving Commitments and LC Facility Commitments
Schedule 1.1(d)	Franchise Stores
Schedule 3.10	Tax Audits
Schedule 3.21	Locations of Inventory, Equipment and Books and Records
Schedule 3.22	Deposit Accounts and Other Accounts
Schedule 5.4	Investments
Schedule 5.5	Indebtedness
Schedule 5.6	Transactions with Affiliates
Schedule 5.9	Contingent Obligations

EXHIBITS

Exhibit 1.1(c)	Form of L/C Request
Exhibit 1.6	Form of Notice of Conversion/Continuation
Exhibit 11.1(a)	Form of Assignment
Exhibit 11.1(b)	Form of Borrowing Base Certificate
Exhibit 11.1(c)	Form of Notice of Borrowing
Exhibit 11.1(d)	Form of Revolving Note
Exhibit 11.1(f)	Form of Term Note
Exhibit 11.1(g)	Budget
Exhibit 11.1(h)	Bidding Procedures
Exhibit 11.1(i)	Cash Management Order
Exhibit 11.1(j)	Interim Order
Exhibit 11.1(m)	Bidding Procedures Order

DEBTOR-IN-POSSESSION CREDIT AGREEMENT

This DEBTOR-IN-POSSESSION CREDIT AGREEMENT (including all exhibits and schedules hereto, as the same may be amended, modified and/or restated from time to time, this “Agreement”) is entered into as of February 5, 2015, by and among RADIOSHACK CORPORATION, a Delaware corporation (the “Borrower”), the other Persons party hereto that are designated as a “Credit Party”, CANTOR FITZGERALD SECURITIES, as Agent for the several financial institutions from time to time party to this Agreement (collectively, the “Lenders” and individually each a “Lender”) and such Lenders.

W I T N E S S E T H:

WHEREAS, on February 5, 2015 (the “Petition Date”), the Borrower and the other Credit Parties (collectively, the “Debtors”) each filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code, the cases for which are being jointly administered and are identified as Bankruptcy Case No. 15-10197 (KJC) (the “Case”) before the United States Bankruptcy Court for the District of Delaware (together with any other court having jurisdiction over the Case, the “Bankruptcy Court”). Debtors remain in possession of their assets and are operating their businesses as debtors-in-possession under Chapter 11 of the Bankruptcy Code;

WHEREAS, pursuant to that certain Credit Agreement dated as of December 10, 2013 (as amended by the First Amendment to Credit Agreement, dated as of October 3, 2014, the “Pre-Petition Credit Agreement”), by and among the Borrower, the Borrower’s affiliates party thereto, the lenders party thereto (in such capacity, the “Pre-Petition Lenders”) and Cantor, as agent for the Pre-Petition Lenders (in such capacity, the “Pre-Petition Agent”), the Pre-Petition Lenders made advances and other financial accommodations available to the Borrower;

WHEREAS, the Borrower has requested that during the Case, the Agent and the Lenders make advances and other financial accommodations available to the Borrower of up to $285,334,031 on a senior secured, superpriority basis, pursuant to, inter alia, Section 364(c) and (d) of the Bankruptcy Code to be used for the purposes specified herein, including, without limitation, to refinance the Pre-Petition Obligations in accordance with the terms hereof; and

WHEREAS, the Lenders are willing to provide advances and other financial accommodations to the Borrower on a senior secured, superpriority basis on the terms and subject to the conditions of this Agreement, so long as such post-petition credit obligations are (i) secured by Liens on substantially all of the assets, property and interests, real and personal, tangible and intangible, of the Borrower, whether now owned or hereafter acquired, which Liens (other than the Permitted Liens and the Carve-Out) are superior to all other Liens pursuant to Sections 364(c) and (d) of the Bankruptcy Code; (ii) given priority pursuant to Section 364(c)(1) of the Bankruptcy Code over any or all administrative expenses of the kind specified in the Bankruptcy Code, including without limitation, under Sections 105, 326, 328, 330, 331, 364(c)(1), 365, 503, 506(c) (upon entry of the Final Order), 507, 546, 726, 1113 or 1114 of the Bankruptcy Code, subject, as to priority, only to the Carve-Out, as provided in the Interim Order; (iii) secured by Liens on all of the assets, property and interests, real and personal, tangible and intangible, of each Credit Party, whether now owned or hereafter acquired, which Liens are superior to all other Liens; and (iv) guaranteed by each Credit Party pursuant to Section 12.1 hereof in favor of the Agent, for its own benefit and the benefit of the Lenders.

NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated herein by this reference, the mutual agreements, provisions and covenants contained herein, the Debtors (acting for themselves and as debtors-in possession), the Lenders and Agent hereby agree as follows:

ARTICLE I.

THE CREDITS

1.1 Amounts and Terms of Commitments.

(a) The Term Loan.

(i) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, each Lender with a Term Loan Commitment severally and not jointly agrees to lend, on the date the Final Order is entered, to the Borrower a roll-up term loan that will be used to pay, in full upon the entry of the Final Order, the principal amount of the Term Loan then outstanding under and as defined in the Pre-Petition Credit Agreement. The amount of the Roll-Up Term Loan is set forth opposite such Lender’s name in Schedule 1.1(b) under the heading “Term Loan Commitments” (such amount being referred to herein as such Lender’s “Term Loan Commitment”). Amounts borrowed under this subsection 1.1(a)(i) are referred to as the “Term Loan.”

(ii) Amounts borrowed as a Term Loan which are repaid or prepaid may not be reborrowed.

(b) The Revolving Borrowing Base Extensions of Credit.

(i) The Revolving Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, each Revolving Lender severally and not jointly agrees to make the following Loans to the Borrower (each such Loan, a “Revolving Loan”) in accordance with such Revolving Lender’s Commitment Percentage of the Aggregate Revolving Commitment: (A) incremental new money loans in an amount not to exceed $20,000,000 (the “New Money Revolving Loans”) and (B) roll-up loans (the “Roll-Up Revolving Loans”) that will be used to pay, in full upon the entry of the Final Order, the principal amount of the Term Out Revolving Loans then outstanding under and as defined in the Pre-Petition Credit Agreement, in each case. The New Money Revolving Loans shall be made in no more than two borrowings: (x) first, on the date the Interim

Order is entered (or such later date acceptable to the Agent, which shall not be more than five (5) Business Days following the Petition Date) (the “First Borrowing”) and (y) second, on the date the Final Order is entered (or such later date acceptable to the Required Lenders) (the “Second Borrowing”), in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender’s name in Schedule 1.1(b) under the heading “Revolving Commitments” (such amount being referred to herein as such Lender’s “Revolving Commitment”). After giving effect to any Borrowing of Revolving Loans, the ABL Revolving Credit Exposure shall not exceed the Maximum ABL Revolving Credit Exposure Amount.

(ii) (x) The aggregate principal amount of all outstanding Revolving Loans shall not at any time exceed the Aggregate Revolving Commitment then in effect and (y) the ABL Revolving Credit Exposure shall not at any time exceed the Maximum ABL Revolving Credit Exposure Amount. Amounts borrowed under this subsection 1.1(b)(i) may, subject to the other terms and conditions hereof, be repaid from time to time but may not be reborrowed at any time. The amount of the First Borrowing advanced by the Revolving Lenders shall be in an amount approved by the Bankruptcy Court. The amount of the Second Borrowing advanced by the Revolving Lenders shall be an amount equal to the sum of (i) the remaining New Money Revolving Commitments after giving effect to the First Borrowing and (ii) the amount of Term Out Revolving Loans (as defined in the Pre-Petition Credit Agreement) outstanding as of such date.

(iii) Reserved.

(iv) Reserved.

(v) Inadequate Availability. If at any time the ABL Revolving Credit Exposure exceeds the Maximum ABL Revolving Credit Exposure Amount, then the Borrower shall, subject to the next succeeding sentence, immediately prepay Loans and/or cash collateralize outstanding Letters of Credit in an amount such that immediately after giving effect to such prepayment or cash collateralization, the ABL Revolving Credit Exposure does not exceed the Maximum ABL Revolving Credit Exposure Amount. All such prepayments / cash collateralization pursuant to this subsection 1.1(b)(iv) shall be applied first to prepay outstanding Revolving Loans on a pro rata basis and, if after prepayment in full thereof, the ABL Revolving Credit Exposure exceeds the Maximum ABL Revolving Credit Exposure Amount, second to cash collateralize outstanding Letters of Credit in a manner satisfactory to the LC Facility Lenders.

(vi) Reserved.

(c) Letters of Credit.

(i) Conditions. On the terms and subject to the conditions contained herein, the Borrower may request that each LC Facility Lender Issue (or cause the Issuance) on a pro rata basis in accordance with such LC Facility Lender’s Commitment Percentage of the Aggregate LC Facility Commitment, in accordance with such LC Facility Lender’s (or, if the LC Facility Lender has caused any other Person to Issue a Letter of Credit, such Person’s) usual and customary business practices and for the account of the applicable Credit Parties, Letters of Credit (denominated in Dollars) from time to time on any Business Day during the period from the Closing Date through the earlier of (x) the Revolving Termination Date and (y) seven (7) days prior to the date specified in clause (x) of the definition of Maturity Date; provided, however, that no LC Facility Lender shall Issue (or cause the Issuance of) any Letter of Credit (including, for the avoidance of doubt, pursuant to Section 1.1(c)(iv)) upon the occurrence of any of the following or, if after giving effect to such Issuance:

(A) (i) the ABL Revolving Credit Exposure would exceed the Maximum ABL Revolving Credit Exposure Amount or (ii) an amount equal to 105% of the Letter of Credit Obligations for all Letters of Credit (other than any Letters of Credit Issued or rolled-up pursuant to Section 1.1(c)(iv)) would exceed the Aggregate LC Facility Commitment then in effect;

(B) the expiration date of such Letter of Credit (i) is not a Business Day, (ii) is more than one year after the date of Issuance thereof or (iii) is later than seven (7) days prior to the date specified in clause (x) of the definition of Maturity Date; provided, however, that any Letter of Credit with a term not exceeding one year may provide for its renewal for additional periods not exceeding one year as long as (x) such LC Facility Lender has the option to prevent such renewal before the expiration of such term by providing notice of non-renewal at least 30 days prior to the then-applicable expiration date and (y) neither such LC Facility Lender nor the Borrower shall permit any such renewal to extend such expiration date beyond the date set forth in clause (iii) above; or

(C) (i) any fee due in connection with, and on or prior to, such Issuance has not been paid, (ii) such Letter of Credit is requested to be Issued in a form that is not reasonably acceptable to such LC Facility Lender or (iii) such LC Facility Lender shall not have received, each in form and substance reasonably acceptable to it and duly executed by the applicable Credit Parties, the documents that such LC Facility Lender (or, if the LC Facility Lender has caused any other Person to Issue a Letter of Credit, documents substantially similar to the documents that such Person) generally uses in the Ordinary Course of Business for the Issuance of letters of credit of the type of such Letter of Credit (collectively, the “L/C Reimbursement Agreement”).

For each Issuance, the applicable LC Facility Lender may, but shall not be required to, determine that, or take notice whether, the conditions precedent set forth in Section 2.2 have been satisfied or waived in connection with the Issuance of any Letter of Credit; provided, however, that no Letter of Credit shall be Issued during the period starting on the first Business Day after the receipt by such LC Facility Lender of notice from Agent (provided that Agent has no affirmative obligation to provide such notice) or the Required LC Facility Lenders that any condition precedent contained in Section 2.2 is not satisfied and ending on the date all such conditions are satisfied or duly waived.

(ii) Notice of Issuance. The Borrower shall give each LC Facility Lender and Agent a notice of any requested Issuance of any Letter of Credit, which shall be effective only if received by each LC Facility Lender and Agent not later than 2:00 p.m. (New York time) on the third Business Day prior to the date of such requested Issuance. Such notice shall be made in a writing or Electronic Transmission substantially in the form of Exhibit 1.1(c) duly completed or in any other written form acceptable to such LC Facility Lender (an “L/C Request”).

(iii) Reporting Obligations of LC Facility Lenders. Each LC Facility Lender agrees to provide Agent, in form and substance satisfactory to Agent, each of the following on the following dates: (A) (i) on or prior to any Issuance of any Letter of Credit by such LC Facility Lender, (ii) immediately after any drawing under any such Letter of Credit or the date on which any other L/C Reimbursement Obligation arises or (iii) immediately after any payment (or failure to pay when due) by the Borrower of any related L/C Reimbursement Obligation, notice thereof, which shall contain a reasonably detailed description of such Issuance, drawing or payment; (B) upon the request of Agent, copies of any Letter of Credit Issued by such LC Facility Lender and any related L/C Reimbursement Agreement and such other documents and information as may reasonably be requested by Agent; and (C) on the first Business Day of each calendar week, a schedule of the Letters of Credit Issued by such LC Facility Lender, in form and substance reasonably satisfactory to Agent, setting forth the Letter of Credit Obligations for such Letters of Credit outstanding on the last Business Day of the previous calendar week.

(iv) Roll-up of Pre-Petition Letters of Credit. As of the Closing Date, the Letter of Credit Obligations held by or participated in by LC Facility Lenders (in each case, as defined in the Pre-Petition Credit Agreement) and listed in Schedule 1.1(b) hereto are outstanding under the Pre-Petition Credit Agreement. On and following the Closing Date, Borrower shall be permitted to renew, replace or otherwise extend any Letter of Credit (as defined in the Pre-Petition Credit Agreement) Issued on account of Borrower pursuant to the Pre-Petition Credit Agreement with a new Letter of Credit Issued pursuant to this Agreement with respect to the relevant beneficiary in accordance with this Section 1.1(c), provided that the Letter of Credit Obligations with respect to such new Letter of Credit shall not be greater than the Letter of Credit Obligations with respect to the Letter of Credit being renewed, replaced or extended. Upon entry of the Final Order, all L/C Reimbursement Obligations held by or participated in by LC Facility Lenders (in each case, as defined in the Pre-Petition Credit Agreement) as of the date of the Interim Order shall be deemed to be held by or participated in by each of the LC Facility Lenders hereunder in accordance with each such LC Facility Lender’s Commitment Percentage of such Letter of Credit Obligations.

(v) Reimbursement Obligations of the Borrower. The Borrower agrees to pay to the LC Facility Lender that has Issued (or caused to be Issued) any Letter of Credit, or to Agent for the benefit of such LC Facility Lender, each L/C Reimbursement Obligation owing with respect to such Letter of Credit no later than the first Business Day (or such later day as may be specified in the notice from such LC Facility Lender) after the Borrower receives notice from such LC Facility Lender or from

Agent that payment has been made under such Letter of Credit or that such L/C Reimbursement Obligation is otherwise due (the “L/C Reimbursement Date”) with interest thereon computed as set forth in clause (A) below. In the event that any L/C Reimbursement Obligation is not repaid by the Borrower as provided in this clause (v) (or any such payment by the Borrower is rescinded or set aside for any reason), such LC Facility Lender shall promptly notify Agent of such failure and, irrespective of whether such notice is given, such L/C Reimbursement Obligation shall be payable on demand by the Borrower with interest thereon computed (A) from the date on which such L/C Reimbursement Obligation arose to the L/C Reimbursement Date, at the interest rate applicable during such period to Revolving Loans that are Base Rate Loans and (B) thereafter until payment in full, at the interest rate applicable during such period to past due Revolving Loans that are Base Rate Loans.

(vi) [Reserved].

(vii) Obligations Absolute. The obligations of the Borrower pursuant to clause (v) above shall be absolute, unconditional and irrevocable and performed strictly in accordance with the terms of this Agreement irrespective of (A) (i) the invalidity or unenforceability of any term or provision in any Letter of Credit, any document transferring or purporting to transfer a Letter of Credit, any Loan Document (including the sufficiency of any such instrument), or any modification to any provision of any of the foregoing, (ii) any document presented under a Letter of Credit being forged, fraudulent, invalid, insufficient or inaccurate in any respect or failing to comply with the terms of such Letter of Credit or (iii) any loss or delay, including in the transmission of any document, (B) the existence of any setoff, claim, abatement, recoupment, defense or other right that any Person (including any Credit Party) may have against the beneficiary of any Letter of Credit or any other Person, whether in connection with any Loan Document or any other Contractual Obligation or transaction, or the existence of any other withholding, abatement or reduction, and (C) any other act or omission to act or delay of any kind of Agent, any Lender or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this clause (vii), constitute a legal or equitable discharge of any obligation of the Borrower hereunder. No provision hereof shall be deemed to waive or limit the Borrower’s right to seek repayment of any payment of any L/C Reimbursement Obligations from any LC Facility Lender under the terms of the applicable L/C Reimbursement Agreement, any other agreement with such LC Facility Lender or applicable law.

1.2 Evidence of Loans; Notes.

(a) The Term Loan made by each Lender with a Term Loan Commitment is evidenced by this Agreement and, if requested by such Lender, a Term Note payable to such Lender in an amount equal to the unpaid principal balance of the Term Loan held by such Lender.

(b) Reserved.

(c) The Revolving Loans made by each Revolving Lender are evidenced by this Agreement and, if requested by such Lender, a Revolving Note payable to such Lender in an amount equal to such Lender’s Revolving Commitment.

1.3 Interest.

(a) Subject to subsections 1.3(c) and 1.3(d) and Sections 10.2 and 10.5, each Loan shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to LIBOR or the Base Rate, as the case may be, plus the Applicable Margin. Each determination of an interest rate by Agent shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. All computations of fees and interest payable under this Agreement shall be made on the basis of a 360-day year and actual days elapsed, except that computations of interest payable under this Agreement for Base Rate Loans shall be made on the basis of a 365-366-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

(b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any payment or prepayment of Term Loans in full and any payment or prepayment of Revolving Loans in full.

(c) At the election of the Required Lenders while any Event of Default exists (or automatically while any Event of Default under subsection 7.1(a) or 7.1(f) exists), the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the Loans and other Obligations under the Loan Documents from and after the date of occurrence of such Event of Default, at a rate per annum which is determined by adding two percent (2.0%) per annum to the Applicable Margin then in effect for such Loans (plus the LIBOR or Base Rate, as the case may be) or the rate (if any) then in effect for such other Obligations. All such interest shall be payable on demand of the Required Lenders.

(d) Anything herein to the contrary notwithstanding, the obligations of the Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.

1.4 Loan Accounts.

(a) Agent, on behalf of the Lenders, shall record on its books and records the amount of each Loan made, the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding. Agent shall deliver to the Borrower on a monthly basis a loan statement setting forth such record for the immediately preceding calendar month. Such record shall, absent manifest error, be conclusive evidence of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so, or any failure to deliver such loan statement shall not, however, limit or otherwise affect the obligation of the Borrower hereunder (and under any Note) to pay any amount owing with respect to the Loans or provide the basis for any claim against Agent.

(b) Agent, acting as a non-fiduciary agent of the Borrower solely for tax purposes and solely with respect to the actions described in this subsection 1.4(b), shall establish and maintain at its address referred to in Section 9.2 (or at such other address as Agent may notify the Borrower) (A) a record of ownership (the “Register”) in which Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of Agent and each Lender in the Term Loan, Revolving Loans, L/C Reimbursement Obligations, and Letter of Credit Obligations, each of their obligations under this Agreement to participate in each Loan, and any assignment of any such interest, obligation or right and (B) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Lenders (and each change thereto pursuant to Sections 9.9 and 9.22), (2) the Commitments of each Lender, (3) the principal amount of and stated interest on each Loan owing to each Lender pursuant to the terms hereof and from time to time and each funding of any participation described in clause (A) above, and for LIBOR Rate Loans, the Interest Period applicable thereto, (4) the amount of the L/C Reimbursement Obligations due and payable or paid in respect of Letters of Credit and (5) any other payment received by Agent from the Borrower and its application to the Obligations.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Notes evidencing such Loans) and the L/C Reimbursement Obligations are registered obligations, the right, title and interest of the Lenders and their assignees in and to such Loans or L/C Reimbursement Obligations, as the case may be, shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein. This Section 1.4 and Section 9.9 shall be construed so that the Loans and L/C Reimbursement Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d) The Credit Parties, Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. Information contained in the Register with respect to any Lender shall be available for access by the Borrower, Agent or such Lender during normal business hours and from time to time upon at least one Business Day’s prior notice. No Lender shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender unless otherwise agreed by Agent.

1.5 Procedure for Revolving Credit Borrowing.

(a) Each Borrowing of a Revolving Loan shall be made upon the Borrower’s irrevocable (subject to Section 10.5) written notice delivered to Agent substantially in the form of a Notice of Borrowing or in a writing in any other form acceptable to Agent, which notice must be received by Agent prior to 1:00 p.m. (New York time) (i) on the date which is three (3) Business Days prior to the requested Borrowing date in the case of each LIBOR Rate Loan, and (ii) on the date which is one (1) Business Day prior to the requested Borrowing date of each Base Rate Loan in excess of $50,000,000. Such Notice of Borrowing shall specify:

(i) the amount of the Borrowing;

(ii) the requested Borrowing date, which shall be a Business Day;

(iii) whether the Borrowing is to be comprised of LIBOR Rate Loans or Base Rate Loans; and

(iv) if the Borrowing is to be LIBOR Rate Loans, the Interest Period applicable to such Loans.

(b) Upon receipt of a Notice of Borrowing, Agent will promptly notify each Revolving Lender of such Notice of Borrowing and of the amount of such Lender’s Commitment Percentage of the Borrowing.

(c) The proceeds of each requested Borrowing after the Closing Date will be made available to the Borrower by Agent in accordance with Section 1.11(a).

1.6 Conversion and Continuation Elections.

(a) The Borrower shall have the option to (i) request that any Revolving Loan be made as a LIBOR Rate Loan, (ii) convert at any time all or any part of outstanding Loans from Base Rate Loans to LIBOR Rate Loans, (iii) convert any LIBOR Rate Loan to a Base Rate Loan, subject to Section 10.4 if such conversion is made prior to the expiration of the Interest Period applicable thereto, or (iv) continue all or any portion of any Loan as a LIBOR Rate Loan upon the expiration of the applicable Interest Period. Any Loan or group of Loans having the same proposed Interest Period to be made or continued as, or converted into, a LIBOR Rate Loan must be in a minimum amount of $1,000,000. Any such election must be made by Borrower by 2:00 p.m. (New York time) on the third Business Day prior to (1) the date of any proposed Revolving Loans which are to bear interest at LIBOR, (2) the end of each Interest Period with respect to any LIBOR Rate Loans to be continued as such, or (3) the date on which the Borrower wishes to convert any Base Rate Loan to a LIBOR Rate Loan for an Interest

Period designated by Borrower in such election. If no election is received with respect to a LIBOR Rate Loan by 2:00 p.m. (New York time) on the third Business Day prior to the end of the Interest Period with respect thereto, that LIBOR Rate Loan shall be converted to a Base Rate Loan at the end of its Interest Period. The Borrower must make such election by notice to Agent in writing, including by Electronic Transmission. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) substantially in the form of Exhibit 1.6 or in a writing in any other form acceptable to Agent. No Loan shall be made, converted into or continued as a LIBOR Rate Loan, if the conditions to Loans and Letters of Credit in Section 2.2 are not met at the time of such proposed conversion or continuation and Agent or Required Lenders have determined not to make or continue any Loan as a LIBOR Rate Loan as a result thereof. No Loan may be made as or converted into a LIBOR Rate Loan until three (3) days after the Closing Date.

(b) Upon receipt of a Notice of Conversion/Continuation, Agent will promptly notify each Lender thereof. In addition, Agent will, with reasonable promptness, notify the Borrower and the Lenders of each determination of LIBOR; provided that any failure to do so shall not relieve the Borrower of any liability hereunder or provide the basis for any claim against Agent. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans held by each Lender with respect to which the notice was given.

(c) Notwithstanding any other provision contained in this Agreement, after giving effect to any Borrowing, or to any continuation or conversion of any Loans, there shall not be more than nine (9) different Interest Periods in effect.

1.7 Optional Prepayments.

(a) Subject to the terms of the Intercreditor Agreement, the Borrower may, at any time upon at least two (2) Business Days’ (or such shorter period as is acceptable to Agent) prior written notice by the Borrower to Agent, prepay the Term Loan(s) or Revolving Loan(s) in whole or in part on a pro rata basis in an amount greater than or equal to $500,000 and in increments of $100,000 in excess thereof (or lesser amounts agreed to by the Agent), in each instance, without penalty or premium except as provided in Section 10.4; provided that no optional prepayment of the Term Loans or Revolving Loans, as applicable, shall be permitted unless such prepayment shall be made on a pro rata basis with all other outstanding Term Loans or Revolving Loans, as applicable.

(b) The notice of any prepayment shall not thereafter be revocable by the Borrower, and Agent will promptly notify each Lender thereof and of such Lender’s Commitment Percentage of such prepayment; provided that any such notice may be conditioned upon the effectiveness of a refinancing of the Loans in full or a transaction that would result in a Change of Control, in which case such notice may be revoked by Borrower by written notice to the Agent on or prior to the effective date. The payment amount specified in such notice shall be due and payable on the date specified therein. Together with each prepayment under this Section 1.7, the Borrower shall pay any amounts required pursuant to Section 10.4.

1.8 Mandatory Prepayments of Loans and Commitment Reductions.

(a) Term Loan. The aggregate outstanding principal amount of the Term Loan shall be repaid in full on the Maturity Date, if not sooner paid in full.

(b) Revolving Loan. The Borrower shall repay to the Lenders in full on the Maturity Date, the aggregate principal amount of the Revolving Loans outstanding on such date.

(c) Asset Dispositions; Events of Loss; Approved Sales. If a Credit Party shall at any time or from time to time:

(i) make or agree to make a Disposition;

(ii) suffer an Event of Loss; or

(iii) make an Approved Sale.

then (subject in all cases to the terms of the Intercreditor Agreement) (A) the Borrower shall promptly notify Agent of such proposed Disposition, Event of Loss or Approved Sale (including a description of the assets subject to such proposed Disposition or Event of Loss or Approved Sale and the amount of the estimated Net Proceeds (including the estimated Net Proceeds attributable to ABL Priority Collateral and SCP Priority Collateral, respectively) to be received by a Credit Party in respect thereof) and (B) promptly upon receipt by a Credit Party of the Net Proceeds of such Disposition, Event of Loss or Approved Sale, in the case of Net Proceeds of any ABL Priority Collateral (regardless of whether a Lien in favor of the Agent has actually been granted thereon), the Borrower shall deliver, or cause to be delivered, (1) in the case of a Disposition or Approved Sale, all such Net Proceeds to the Agent for distribution to the Lenders as a prepayment of the Loans and as cash collateral for the Letter of Credit Obligations, which prepayment shall be applied in accordance with subsection 1.8(d), and (2) in the case of an Event of Loss, all such Net Proceeds, which prepayment shall be applied in accordance with subsection 1.8(d).

(d) Application of Prepayments. Subject to subsection 1.10(c)(ii) and the terms of the Intercreditor Agreement, any prepayments pursuant to subsection 1.8(c) shall be applied to the Obligations in the order set forth in subsection 1.10(c)(i). Together with each prepayment under this Section 1.8, the Borrower shall pay any amounts required pursuant to Section 10.4.

(e) [Reserved].

(f) [Reserved].

(g) No Implied Consent. Provisions contained in this Section 1.8 for the application of proceeds of certain transactions shall not be deemed to constitute consent of the Lenders to transactions that are not otherwise permitted by the terms hereof or the other Loan Documents.

1.9 Fees.

(a) Fees. The Borrower shall pay to Agent, on behalf of the Revolving Lenders on a ratable basis, a fee in an amount equal to $3,566,675.39, which fee is fully earned upon entry of the Interim Order and of which, (x) $1,814,995.59 shall be payable on the earlier of (i) the date of an Approved Sale and (ii) the effective date of a Chapter 11 plan in the Case and (y) $1,751,680.30 shall be payable within one (1) Business Day after the SCP Agent, on behalf of the SCP Lenders, has been paid (including, without limitation, by way of receipt of proceeds of collateral dispositions) a principal amount of the SCP Term Loan equal to $100,000,000 (plus all accrued and unpaid interest, fees and expenses owing in respect of such portion of the SCP Term Loan, in each case, calculated in accordance with the SCP Loan Documents).

(b) Unused Commitment Fees.

(i) With respect to the New Money Revolving Loans, the Borrower shall pay to Agent a fee (the “Unused Revolving Commitment Fee”) for the account of each Revolving Lender in an amount equal to:

(1) the average daily balances of the Revolving Commitment of such Revolving Lender during the preceding calendar month, less

(2) the average daily balance of all Revolving Loans held by such Revolving Lender

(3) multiplied by one-half of one percent (0.50%) per annum.

(ii) With respect to the Aggregate LC Facility Commitments, the Borrower shall pay to Agent a fee (the “Unused LC Commitment Fee”) for the account of each LC Facility Lender in an amount equal to:

(1) the average daily balances of the LC Facility Commitment of such LC Facility Lender during the preceding calendar month, less

(2) the average daily amount of Letter of Credit Obligations held by such LC Facility Lender,

(3) multiplied by one-half of one percent (0.50%) per annum.

The total fees paid by the Borrower will be equal to the sum of all of the fees due to the Lenders, subject to subsection 1.11(e)(vi). Such fees shall be payable monthly in arrears on the first day of each calendar month following the date hereof. The Unused Revolving Commitment Fee provided in subsection 1.9(b)(i) shall accrue at all times from and after the execution and delivery of this Agreement. The Unused LC Commitment Fee provided in subsection 1.9(b)(ii) shall accrue at all times from and after the execution and delivery of this Agreement. For purposes of this subsection 1.9(b), the Revolving Commitment of any Non-Funding Lender shall be deemed to be zero.

(c) Letter of Credit Fee. The Borrower agrees to pay to Agent for the ratable benefit of the LC Facility Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) without duplication of costs and expenses otherwise payable to Agent or Lenders hereunder, all reasonable costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each calendar month during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to the product of the average daily undrawn face amount of all Letters of Credit Issued, guarantied or supported by risk participation agreements multiplied by a per annum rate equal to the Applicable Margin with respect to Revolving Loans which are LIBOR Rate Loans; provided, however, at Agent’s or Required LC Facility Lenders’ option, while an Event of Default exists (or automatically while an Event of Default under subsection 7.1(a) or 7.1(f) exists), such rate shall be increased by two percent (2.00%) per annum. Such fee shall be paid to Agent for the benefit of the LC Facility Lenders in arrears, on the first day of each calendar month and on the date on which all L/C Reimbursement Obligations have been discharged. In addition, the Borrower shall pay to Agent or any LC Facility Lender, as appropriate, on demand, such LC Facility Lender’s (or, if the LC Facility Lender has caused any other Person to Issue a Letter of Credit, such Person’s) customary fees at then prevailing rates, without duplication of fees otherwise payable hereunder (including all per annum fees), charges and expenses of such LC Facility Lender in respect of the application for, and the Issuance, negotiation, acceptance, amendment, transfer and payment of, each Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is Issued.

(d) Agent’s Fees. The Borrower shall pay to Agent on the date upon which the Interim Order is entered a fee (the “Agent Fee”) in accordance with that certain letter of even date herewith between the Borrower, the other Credit Parties and Agent (the “Agent Fee Letter”). The Agent Fee shall be fully earned and immediately due and payable upon entry of the Interim Order and non-refundable once paid.

1.10 Payments by the Borrower.

(a) All payments (including prepayments) to be made by each Credit Party on account of principal, interest, fees and other amounts required hereunder shall be made without set-off, recoupment, counterclaim or deduction of any kind, shall, except as otherwise expressly provided herein, be made to Agent (for the ratable account of the Persons entitled thereto) at the address for payment specified in the signature page hereof in relation to Agent (or such other address as Agent may from time to time specify in accordance with Section 9.2), including payments utilizing the ACH system, and shall be made in Dollars and by wire transfer or ACH transfer in immediately available funds

(which shall be the exclusive means of payment hereunder), no later than 2:00 p.m. (New York time) on the date due. Any payment which is received by Agent later than 2:00 p.m. (New York time) may in Agent’s discretion be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue. The Borrower and each other Credit Party hereby irrevocably waives the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation and any proceeds of Collateral.

(b) Subject to the provisions set forth in the definition of “Interest Period” herein, if any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c) Subject to the terms of the Intercreditor Agreement and Section 1.11, Agent shall (unless otherwise directed by the Required Lenders, in respect of clauses second through ninth below), apply any and all payments received by Agent in respect of any Obligation in accordance with clauses first through ninth below. Notwithstanding any provision herein to the contrary, subject to the terms of the Intercreditor Agreement, all amounts collected or received by Agent after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded), including proceeds of Collateral, shall be applied as follows:

first, to the payment of any fees, costs and expenses, including Attorney Costs, of Agent payable or reimbursable by the Credit Parties under the Loan Documents;

second, to payment of Attorney Costs of Lenders payable or reimbursable by the Credit Parties under the Loan Documents (subject to any limitations set forth herein (including Section 9.5)), for amounts set forth in notices or invoices to the Agent in advance;

third, to payment of all accrued unpaid interest on the Obligations and fees owed to Agent and the Lenders, including interest and fees accruing during any Insolvency Proceeding with respect to one or more Credit Parties, regardless of whether such interest and fees are disallowed as a claim in that Insolvency Proceeding, provided, that any fee payable pursuant to Section 1.9(a), to the extent accrued, shall be paid under this clause third no earlier than the date(s) required by Section 1.9(a);

fourth, prior to the entry of the Final Order, to payment of principal of the Pre-Petition Obligations;

fifth, to payment of principal of the Obligations (other than the Term Loan and obligations under any Secured Rate Contract or Bank Product) then due and payable (including, without limitation, L/C

Reimbursement Obligations then due and payable) and cash collateralization in an amount of 105% of unmatured Letter of Credit Obligations to the extent not then due and payable;

sixth, to payment of principal of the Term Loan;

seventh, to payment of any Obligations under any Secured Rate Contract (solely to the extent that Agent has been notified of the amount and type of such Secured Rate Contract prior to the occurrence of the Event of Default and an Availability Reserve has been instituted by Agent in connection therewith) and Obligations constituting Bank Products (solely to the extent that Agent has been notified of the amount and type of such Bank Products prior to the occurrence of the Event of Default and an Availability Reserve (other than with respect to Cash Management Services) has been instituted by Agent in connection therewith);

eighth, to payment of any other amounts owing constituting Obligations (including Secured Rate Contracts and Bank Products not otherwise paid pursuant to clause sixth); and

ninth, to the Borrower’s operating account or for the account of and paid to whoever may be lawfully entitled thereto.

In carrying out the foregoing, (A) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (B) each of the Lenders or other Persons entitled to payment shall, if applicable, receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses first through eighth above (with the amount of principal or interest payable to any Lender determined based upon such Lender’s Commitment Percentage of the aggregate outstanding amount of principal or interest, as applicable for all Lenders).

1.11 Payments by the Lenders to Agent; Settlement.

(a) Agent shall, on behalf of Lenders, disburse funds into an account to be established by the Borrower for Loans requested, which will become subject to a Control Agreement, and such funds shall remain in such account until used in accordance with Section 4.10 hereof and the Budget (the “DIP Account”), or for other purposes with the consent of the Required Lenders; provided, that, any amounts remaining in the DIP Account on the Maturity Date or earlier termination of the credit facility hereunder (whether by acceleration or otherwise) shall be applied by the Borrower to fund the Carve-Out and then to reduce the Loans then outstanding in accordance with Section 1.10. Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Commitment Percentage of any Loan before Agent disburses same to the Borrower. If Agent elects to require that each Lender make funds available to Agent prior to disbursement by Agent to the Borrower, Agent shall advise each Lender by telephone, fax or email (as designated by such Lender to Agent) of the amount of such Lender’s Commitment Percentage of the Loan requested by the Borrower no later than the Business Day prior to the scheduled Borrowing date applicable thereto, and each such Lender shall pay Agent such Lender’s Commitment Percentage of such requested Loan, in same day funds, by wire transfer to Agent’s account, as set forth on Agent’s signature page hereto, no later than 2:00 p.m. (New York time) on such scheduled Borrowing date. Nothing in this subsection 1.11(a) or elsewhere in this Agreement or the other Loan Documents, including the remaining provisions of Section 1.11, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Agent, any Lender or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

(b) At least once each calendar week or more frequently at Agent’s election (each, a “Settlement Date”), Agent shall advise each Lender by telephone, fax or email (as designated by such Lender to Agent) of the amount of such Lender’s Commitment Percentage of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan, if any. Agent shall pay to each Lender such Lender’s Commitment Percentage (except as otherwise provided in subsection 1.1(c)(vi) and subsection 1.11(e)) of principal, interest and fees paid by the Borrower since the previous Settlement Date for the benefit of such Lender on the Loans held by it. Such payments shall be made by wire transfer to such Lender not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

(c) Availability of Lender’s Commitment Percentage. Agent may assume that each Revolving Lender will make its Commitment Percentage of each New Money Revolving Loan, as applicable, available to Agent on each Borrowing date. If such Commitment Percentage is not, in fact, paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Commitment Percentage forthwith upon Agent’s demand, Agent shall promptly notify the Borrower and the Borrower shall immediately repay such amount to Agent. Nothing in this subsection 1.11(c) shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder. Without limiting the provisions of subsection 1.11(b), to the extent that Agent advances funds to the Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such advance is made, Agent shall be entitled to retain for its account all interest accrued on such advance from the date such advance was made until reimbursed by the applicable Lender.

(d) Return of Payments.

(i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from the Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii) If Agent determines at any time that any amount received by Agent under this Agreement or any other Loan Document must be returned to any Credit Party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to the Borrower or such other Person, without setoff, counterclaim or deduction of any kind, and Agent will be entitled to set-off against future distributions to such Lender any such amounts (with interest) that are not repaid on demand.

(e) Non-Funding Lenders; Procedures.

(i) Responsibility. The failure of any Non-Funding Lender to make any New Money Revolving Loan or Term Loan, as applicable, or any payment required by it, or to make any payment required by it under any Loan Document shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make such loan, or make any other such required payment on such date, and neither Agent nor, other than as expressly set forth herein, any Other Lender shall be responsible for the failure of any Non-Funding Lender to make a loan or make any other required payment under any Loan Document.

(ii) [Reserved].

(iii) Voting Rights. Notwithstanding anything set forth herein to the contrary, including Section 9.1, a Non-Funding Lender (other than, as applicable, a Non-Funding Lender who only holds Term Loans) shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” or a “Revolving Lender” (or be, or have its Loans and Commitments, included in the determination of “Required Lenders”, “Required Revolving Lenders” or “Lenders directly affected” pursuant to Section 9.1) for any voting or consent rights under or with respect to any Loan Document, provided that (A) the Commitment of a Non-Funding Lender may not be increased, (B) the principal and interest of a Non-Funding Lender’s Loans may not be reduced or forgiven, and (C) the interest rate applicable to Obligations owing to a Non-Funding Lender may not be reduced in such a manner that by its terms affects such Non-Funding Lender more adversely than Other Lenders, in each case without the consent of such Non-Funding Lender. Moreover, for the purposes of determining Required Lenders and Required Revolving Lenders, the Loans, Letter of Credit Obligations, and Commitments held by Non-Funding Lenders shall be excluded from the total Loans and Commitments outstanding.

(iv) Borrower Payments to a Non-Funding Lender. Agent shall be authorized to use all payments received by Agent for the benefit of any Non-Funding Lender pursuant to this Agreement to pay in full the Aggregate Excess Funding Amount to the appropriate Secured Parties. Following such payment in full of the Aggregate Excess Funding Amount, Agent shall be entitled to hold such funds as cash collateral in a non-interest bearing account up to an amount equal to such Non-Funding Lender’s unfunded Revolving Commitment and to use such amount to pay such Non-Funding Lender’s funding obligations hereunder until the Obligations are paid in full in cash (other than obligations in respect of Bank Products and Secured Rate Contracts and contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted), all Letter of Credit Obligations have been discharged or cash collateralized and all Commitments have been terminated. Upon any such unfunded obligations owing by a Non-Funding Lender becoming due and payable, Agent shall be authorized to use such cash collateral to make such payment on behalf of such Non-Funding Lender. With respect to such Non-Funding Lender’s failure to fund Revolving Loans, any amounts applied by Agent to satisfy such funding shortfalls shall be deemed to constitute a Revolving Loan and, if necessary to effectuate the foregoing, the other Revolving Lenders shall be deemed to have sold, and such Non-Funding Lender shall be deemed to have purchased, Revolving Loans from the other Revolving Lenders until such time as the aggregate amount of the Revolving Loans are held by the Revolving Lenders in accordance with their Commitment Percentages of the Aggregate Revolving Commitment. Any amounts owing by a Non-Funding Lender to Agent which are not paid when due shall accrue interest at the interest rate applicable during such period to Revolving Loans that are Base Rate Loans. In the event that Agent is holding cash collateral of a Non-Funding Lender that cures pursuant to clause (v) below or ceases to be a Non-Funding Lender pursuant to the definition of Non-Funding Lender, Agent shall return the unused portion of such cash collateral to such Lender. The “Aggregate Excess Funding Amount” of a Non-Funding Lender shall be the aggregate amount of all unpaid obligations owing by such Lender to Agent and Other Lenders under the Loan Documents, including such Lender’s pro rata share of all Revolving Loans.

(v) Cure. A Lender may cure its status as a Non-Funding Lender under clause (a) of the definition of Non-Funding Lender if such Lender (A) fully pays to Agent, on behalf of the applicable Secured Parties, the Aggregate Excess Funding Amount, plus all interest due thereon and (B) timely funds the next Revolving Loan required to be funded by such Lender or makes the next reimbursement required to be made by such Lender. Any such cure shall not relieve any Lender from liability for breaching its contractual obligations hereunder.

(vi) Fees. A Lender that is a Non-Funding Lender pursuant to clause (a) of the definition of Non-Funding Lender shall not earn and shall not be entitled to receive, and the Borrower shall not be required to pay, such Lender’s portion of the Unused Revolving Commitment Fee during the time such Lender is a Non-Funding Lender pursuant to clause (a) thereof.

(f) Procedures. Agent is hereby authorized by each Credit Party and each other Secured Party to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Loans and other matters incidental thereto. Without limiting the generality of the foregoing, Agent is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents and similar items on, by posting to or submitting and/or completion on, E-Systems.

1.12 Eligible Credit/Debit Card Receivables. All of the Credit/Debit Card Receivables of the Credit Parties that arise in the ordinary course of business from the sale of goods or rendition of services (net of any fees with respect thereto and unapplied cash or payments thereon), which have been earned by performance and are payable in Dollars, that are not excluded as ineligible by virtue of one or more of the criteria set forth below (without duplication) and are reflected in the most recent Borrowing Base Certificate delivered by the Borrower to the Agent shall be “Eligible Credit/Debit Card Receivables” for purposes of this Agreement. None of the following shall be deemed to be Eligible Credit/Debit Card Receivables:

(a) Outstanding Accounts. Credit/Debit Card Receivables due from major credit card or debit card processors that have been outstanding for more than five (5) Business Days from the date of sale;

(b) Valid Title. Credit/Debit Card Receivables due from major credit card or debit card processors with respect to which a Credit Party does not have good, valid and marketable title thereto, free and clear of any Lien (other than those Liens described in Section 5.1(b), (c), (f) and (q) (subject to Availability Reserves and Reserves established, modified or eliminated by Agent, at the direction of the Required Lenders in their Permitted Discretion));

(c) Not Perfected. Credit/Debit Card Receivables due from major credit card or debit card processors that are not subject to a first priority security interest in favor of the Agent for its own benefit and the benefit of the other Secured Parties;

(d) Contra Accounts. Credit/Debit Card Receivables due from major credit card or debit card processors which are disputed, or with respect to which a claim, counterclaim, offset or chargeback has been asserted, by the related credit card or debit card processor (but only to the extent of such dispute, counterclaim, offset or chargeback);

(e) Repurchase Obligation. Credit/Debit Card Receivables due from major credit card or debit card processors as to which the credit card or debit card processor has the right under certain circumstances to require a Credit Party or any Subsidiary thereof to repurchase such Accounts from such credit card or debit card processor;

(f) Credit/Debit Card Agreement. Except as otherwise approved by the Agent, at the direction of the Required Lenders in their Permitted Discretion, Credit/Debit Card Receivables due from major credit card or debit card processors as to which the Agent has not received an acceptable Credit/Debit Card Agreement;

(g) Doubtful Accounts. Accounts due from major credit card or debit card processors (other than Visa, Mastercard, American Express, Diners Club and Discover) which the Agent, at the direction of the Required Lenders in their Permitted Discretion, determines to be unlikely to be collected;

(h) Foreign Accounts. Accounts due from major credit card and debit card processors which are not organized in or do not have their principal offices in the United States, Puerto Rico or the U.S. Virgin Islands; or

(i) Private Label. Except for Credit/Debit Card Receivables arising from Citi Private Label Credit Cards or as otherwise approved by the Agent, at the direction of the Required Lenders in their Permitted Discretion, Credit/Debit Card Receivables of the Credit Parties arising from Private Label Credit/Debit Cards.

Agent, at the direction of the Required Lenders, shall have the right to establish, modify or eliminate Reserves against Eligible Credit/Debit Card Receivables (including, without limitation, for estimates, chargeback or other accrued liabilities or offsets by credit card or debit card processors and amounts to adjust for material claims, offsets, defenses or counterclaims or other material disputes with an Account Debtor) from time to time in the Required Lenders’ Permitted Discretion.

1.13 Eligible Trade Receivables. All of the Accounts owned by each Credit Party and properly reflected as “Eligible Trade Receivables” in the most recent Borrowing Base Certificate delivered by the Borrower to Agent shall be “Eligible Trade Receivables” for purposes of this Agreement, except any Account to which any of the exclusionary criteria (without duplication) set forth below applies. Agent, at the direction of the Required Lenders, shall have the right to establish, modify or eliminate Reserves against Eligible Trade Receivables from time to time in the Required Lenders’ Permitted Discretion. “Eligible Trade Receivables” means, without duplication of any Eligible Wireless Receivable or Eligible Credit/Debit Card Receivable, an Account owing to a Credit Party (net of any unapplied cash or payments thereon) that arises in the ordinary course of business from the sale of goods or rendition of services, which have been earned by performance and is payable in Dollars other than:

(a) Past Due Accounts. Accounts that are not paid within the earlier of sixty (60) days following its due date or one hundred twenty (120) days following its original invoice date;

(b) Cross Aged Accounts. Accounts that are the obligations of an Account Debtor if fifty percent (50%) or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under clause (a) of this Section 1.13;

(c) Foreign Accounts. Accounts that are the obligations of an Account Debtor which is not organized in or does not have its principal office in the United States, Puerto Rico or the U.S. Virgin Islands;

(d) Government Accounts. Accounts due by a Governmental Authority, unless the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to the Agent in compliance with the Federal Assignment of Claims Act of 1940;

(e) Contra Accounts, Account Payable or Potential Offset. Accounts to the extent the Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor or any Subsidiary thereof (or otherwise subject to an account payable) and Accounts subject to an account payable or a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof) and provided that the amount of such Accounts shall be net of any reserves maintained by the Borrower and the other Credit Parties in respect thereof;

(f) Concentration Risk. Accounts to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination exceed ten percent (10%) of all Eligible Trade Receivables (but only to the extent of such excess);

(g) Deterioration of Credit Quality. Accounts due from any Account Debtor, if there has occurred a material deterioration in the credit quality of such Account Debtor, as determined by the Agent, at the direction of the Required Lenders in their Permitted Discretion;

(h) Pre-Billing. Accounts with respect to which an invoice, reasonably acceptable to the Required Lenders in form and detail (it being understood and agreed that invoices in the form provided to the Lenders prior to the Closing Date are acceptable to the Required Lenders), has not been sent to the applicable Account Debtor;

(i) Defaulted Accounts; Bankruptcy. Accounts due by any Account Debtor, if an Insolvency Proceeding has been commenced by or against such Account Debtor or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, makes a general assignment for the benefit of creditors, fails to pay its debts generally as they come due or otherwise is not solvent; or the relevant Credit Party is not able to bring suit or enforce remedies against the Account Debtor through judicial process;

(j) Inter-Company/Affiliate/Employee Accounts. Accounts that arise from a sale to any Subsidiary, Affiliate, director, officer, other employee or to any entity that has any common officer or director with any Credit Party or any Person for personal, family or household purposes;

(k) Progress Billing. Accounts (i) as to which a Credit Party is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (ii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to a Credit Party’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(l) Bill and Hold. Accounts that arise with respect to goods that are delivered on a bill-and-hold basis;

(m) Other Liens Against Receivables. Accounts that (i) are not owned by a Credit Party or (ii) are subject to any right, claim, Lien or other interest of any other Person (other than those Liens described in Section 5.1(b), (c), (f) and (q) (subject, in the case of Liens described in Section 5.1(c) and (f), to Availability Reserves and Reserves established, modified or eliminated by Agent, at the direction of the Required Lenders in their Permitted Discretion));

(n) Conditional Sale. Accounts that arise with respect to (i) goods that are placed on consignment, guarantied sale, sale-or-return, sale-on-approval or other terms by reason of which the payment by the Account Debtor is conditional; (ii) goods that have not been delivered to and accepted by the Account Debtor, (iii) services that have not been accepted by the Account Debtor, or (iv) a contingent sale;

(o) Instruments or Chattel Paper. Accounts that are evidenced by an Instrument or Chattel Paper;

(p) Judgment. Accounts reduced to judgment;

(q) Not Bona Fide. Accounts that are not true and correct statements of bona fide indebtedness incurred in the amount of such Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(r) Ordinary Course; Sales of Equipment or Bulk Sales. Accounts that do not arise from the sale of goods or the performance of services by a Credit Party in the Ordinary Course of Business, including, without limitation, sales of Equipment and bulk sales;

(s) Payment Extension; C.O.D. Accounts where payment has been extended (other than any such extension of terms as evidenced by a customary agreement between the applicable Credit Party and Account Debtor, the terms of which extension are reasonably acceptable to the Required Lenders), the Account Debtor has made a partial payment, or arises from a sale on a cash-on-delivery basis;

(t) Late Charges. Accounts including a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof;

(u) Not Perfected. Accounts as to which Agent’s Lien thereon, on behalf of itself and the other Secured Parties, is not a first priority perfected Lien;

(v) Residual Accounts. Accounts constituting Residual Accounts; or

(w) Subject to Sale/Agency Agreement. At the Required Lenders’ discretion, Accounts subject to any sale or agency agreement in connection with any pending or proposed Liquidation.

1.14 Eligible Wireless Receivables. All of the Accounts owned by each Credit Party and properly reflected as “Eligible Wireless Receivables” in the most recent Borrowing Base Certificate delivered by the Borrower to Agent shall be “Eligible

Wireless Receivables” for purposes of this Agreement, except any Account to which any of the exclusionary criteria (without duplication) set forth below applies. Agent, at the direction of the Required Lenders, shall have the right to establish, modify or eliminate Reserves against Eligible Wireless Receivables from time to time in the Required Lenders’ Permitted Discretion. “Eligible Wireless Receivables” means, without duplication of any Eligible Trade Receivable or Eligible Credit/Debit Card Receivable, an Account (consisting of commissions, residuals and other funds) owing to a Credit Party from a Specified Wireless Provider (net of any unapplied cash or payments thereon) that arises in the ordinary course of business from the sale of goods or rendition of services under a Wireless Carrier Contract, which have been earned by performance and is payable in Dollars other than:

(a) Past Due Accounts. Accounts that are not paid within the earlier of sixty (60) days following its due date or ninety (90) days following its original invoice date;

(b) Cross Aged Accounts. Accounts (excluding Accounts constituting Residual Accounts) that are the obligations of an Account Debtor if fifty percent (50%) or more of the Dollar amount of all Accounts (excluding Accounts constituting Residual Accounts) owing by that Account Debtor are ineligible under clause (a) of this Section 1.14;

(c) Contra Accounts, Account Payable or Potential Offset. Accounts to the extent the Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor or any Subsidiary thereof (or otherwise subject to an account payable) and Accounts subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback (including, without limitation, as a result of customer service plan terminations, that is based on a percentage of sales which is the sum of estimated chargebacks for the most recent three month period), credit or allowance of a Specified Wireless Provider (but ineligibility shall be limited to the amount thereof) and provided that the amount of such Accounts shall be net of any reserves maintained by the Borrower and the other Credit Parties in respect thereof;

(d) Deterioration of Credit Quality. Accounts due from any Account Debtor, if there has occurred a material deterioration in the credit quality of such Account Debtor, as determined by the Agent in its Permitted Discretion;

(e) Pre-Billing. Accounts with respect to which an invoice, reasonably acceptable to the Required Lenders in form and detail (it being understood and agreed that invoices in the form provided to the Lenders prior to the Closing Date are acceptable to the Required Lenders), or such similar record of the transaction as transmitted to the Borrower or any Subsidiary thereof via point-of-sale electronic medium has not been sent to the applicable Account Debtor;

(f) Defaulted Accounts; Bankruptcy. Accounts due by any Account Debtor, if an Insolvency Proceeding has been commenced by or against such Account

Debtor or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, makes a general assignment for the benefit of creditors, fails to pay its debts generally as they come due or otherwise is not solvent; or the relevant Credit Party is not able to bring suit or enforce remedies against the Account Debtor through judicial process;

(g) Progress Billing. Accounts (i) as to which a Credit Party is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (ii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to a Credit Party’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(h) Foreign Accounts. Accounts that are the obligations of an Account Debtor which is not located in the United States, Puerto Rico or the U.S. Virgin Islands;

(i) Bill and Hold. Accounts that arise with respect to goods that are delivered on a bill-and-hold basis;

(j) Other Liens Against Receivables. Accounts that (i) are not owned by a Credit Party or (ii) are subject to any right, claim, Lien or other interest of any other Person (other than those Liens described in Section 5.1(b), (c), (f) and (q) (subject, in the case of Liens described in Section 5.1(c) and (f), to Availability Reserves and Reserves established, modified or eliminated by Agent, at the direction of the Required Lenders in their Permitted Discretion));

(k) Consignment; Conditional Sale. Accounts that arise with respect to (i) goods that are placed on consignment, guarantied sale, sale-or-return, sale-on-approval or other terms by reason of which the payment by the Account Debtor is conditional; (ii) goods that have not been delivered to and accepted by the Account Debtor, (iii) services that have not been accepted by the Account Debtor, or (iv) a contingent sale;

(l) Instruments or Chattel Paper. Accounts that are evidenced by an Instrument or Chattel Paper;

(m) Judgment. Accounts reduced to judgment;

(n) Not Bona Fide. Accounts that are not true and correct statements of bona fide indebtedness incurred in the amount of such Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(o) Ordinary Course; Sales of Equipment or Bulk Sales. Accounts that do not arise from the sale of goods or the performance of services by a Credit Party in the Ordinary Course of Business, including, without limitation, sales of Equipment and bulk sales;

(p) Payment Extension; C.O.D. Accounts where payment has been extended (other than any such extension of terms as evidenced by a customary agreement between the applicable Credit Party and Account Debtor, the terms of which extension are reasonably acceptable to the Agent, acting at the direction of the Required Lenders), the Account Debtor has made a partial payment, or arises from a sale on a cash-on-delivery basis;

(q) Late Charges. Accounts including a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof;

(r) Not Perfected. Accounts as to which Agent’s Lien thereon, on behalf of itself and the other Secured Parties, is not a first priority perfected Lien;

(s) Residual Accounts. Accounts constituting Residual Accounts; or

(t) Subject to Sale/Agency Agreement. At the Required Lenders’ discretion, Accounts subject to any sale or agency agreement in connection with any pending or proposed Liquidation.

1.15 Eligible Inventory. All of the Inventory owned by each Credit Party and properly reflected as “Eligible Inventory” in the most recent Borrowing Base Certificate delivered by the Borrower to Agent shall be “Eligible Inventory” for purposes of this Agreement, except any Inventory to which any of the exclusionary criteria set forth below or in the component definitions herein applies. Agent shall, at the direction of the Required Lenders, have the right to establish, modify, or eliminate Reserves against Eligible Inventory from time to time in the Required Lenders’ Permitted Discretion. “Eligible Inventory” means, without duplication of any Eligible In-Transit Inventory, all of the Inventory owned by each Credit Party that constitutes finished goods which are merchantable and readily saleable (in the case of Inventory received by a Credit Party in bulk, with appropriate packaging) to the public in the ordinary course and properly reflected in such Credit Party’s perpetual inventory system, other than:

(a) Special Order; Bill and Hold. Inventory that is (i) special-order items or (ii) bill and hold goods.

(b) Damaged. Inventory that is damaged, defective or unfit for sale;

(c) Consignment. Inventory that is placed on consignment or Inventory to the extent that a Credit Party has accepted a deposit therefor;

(d) Representations and Warranties. Inventory that represents goods that do not conform in all material respects to the representations and warranties contained in this Agreement or any of the Collateral Documents;

(e) Off-Site. Inventory that (i) is not located on premises owned, leased or rented by a Credit Party and otherwise disclosed in writing to Agent and the Required Lenders or (ii) is stored at a leased location in a Landlord Lien State, unless the Required Lenders have given their prior consent thereto, (iii) is stored with a bailee or warehouseman unless (x) a reasonably satisfactory, acknowledged bailee letter has been received by Agent with respect thereto; provided that, with respect to any Inventory stored with a bailee or warehouseman as of the Closing Date, such bailee letter shall be delivered to Agent not later than the date that is ninety (90) days after the Closing Date and (y) Reserves satisfactory to the Required Lenders have been established or modified with respect thereto, (iv) is located at a location owned in fee by a Credit Party subject to a mortgage in favor of a lender other than Agent or SCP Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to Agent or (v) not located in the United States, Puerto Rico or the U.S. Virgin Islands;

(f) In-Transit. Inventory that is in transit, except for Inventory in transit between domestic locations of Credit Parties;

(g) Customized. Inventory subject to any licensing, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party for the sale or disposition of that Inventory by the Credit Parties or Agent (or its designee) (which consent has not been obtained) or the payment of any monies to any third party upon such sale or other disposition (to the extent of such monies);

(h) Packing/Shipping Materials. Inventory that consists of samples, labels, bags, packing or shipping materials, manufacturing supplies or other similar non-merchandise categories;

(i) Tooling. Inventory that consists of tooling or replacement parts and non-saleable Inventory used for merchandise repairs;

(j) Returns. Inventory that consists of goods which have been returned by the buyer other than goods that are undamaged and are fit for resale in the Ordinary Course of Business;

(k) Freight. Inventory that consists of any costs associated with “freight-in” charges (including any such charges that are capitalized) to the extent such Inventory is not included in the most recent Inventory appraisal delivered to the Agent;

(l) Hazardous Materials. Inventory that consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

(m) Un-insured. Inventory that is not covered by property insurance reasonably acceptable to Agent, acting at the direction of the Required Lenders;

(n) Not Owned/Other Liens. Inventory that is not owned by a Credit Party or is subject to Liens other than Permitted Liens described in subsections 5.1(b), (c), (d), (f), (j), (p) and (q) or rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure a Credit Party’s performance with respect to that Inventory);

(o) Unperfected. Inventory that is not subject to a first priority Lien in favor of Agent on behalf of itself and the Secured Parties, except for Liens described in subsection 5.1(d) (subject to Reserves);

(p) Progress Billing. Inventory that is subject to progress billing or retainage, or is Inventory for which a performance, surety or completion bond or similar assurance has been issued;

(q) Governmental Authority. Inventory which does not in any material respect meet applicable standards imposed by any Governmental Authority having regulatory authority with respect to such Inventory in the Ordinary Course of Business;

(r) SIM Cards. Inventory consisting of SIM Cards;

(s) Intercompany Profits and Eliminations. Intercompany profits, eliminations or adjustments for the value of Inventory from the stock file purchase order cost to what is actually paid per the applicable purchase order(s);

(t) Trailing Credits. Vendor funds which reduce the carrying value of Inventory (recognized as a reduction of cost of goods sold when product is sold);

(u) Not Ordinary Course. Inventory that is not of a type held for sale in the Ordinary Course of Business of a Credit Party;

(v) Wireless Carrier Contract Inventory. Upon the termination of any Wireless Carrier Contract by any Specified Wireless Provider or any termination, amendment or modification of any Wireless Carrier Contract by any Credit Party without the Required Lenders’ consent, at the Required Lenders’ sole discretion, Inventory that consists of goods subject to such Wireless Carrier Contract;

(w) Excess/Obsolete. Inventory that is (i) excess, obsolete, unsaleable (including unsaleable Inventory used for merchandise repairs), shopworn, or seconds, (ii) to be returned to the vendor or which is no longer reflected in the Credit Parties’ stock ledger, (iii) special-order items, or (iv) is bill and hold goods; or

(x) Subject to Sale/Agency Agreement. At Agent’s discretion, Inventory subject to any sale or agency agreement in connection with any pending or proposed Liquidation.

1.16 Eligible In-Transit Inventory. All of the in-transit Inventory owned by each Credit Party and properly reflected as “Eligible In-Transit Inventory” in the most recent Borrowing Base Certificate delivered by the Borrower to Agent shall be “Eligible In-Transit Inventory” for purposes of this Agreement. Agent, at the direction of the Required Lenders, shall have the right to establish, modify, or eliminate Reserves against Eligible In-Transit Inventory from time to time in the Required Lenders’ Permitted Discretion. “Eligible In-Transit Inventory” means, as of any date of determination, without duplication of other Eligible Inventory, Inventory:

(a) which has been shipped from any foreign location for receipt by a Credit Party within sixty (60) days of the date of determination but which has not yet been received by a Credit Party at a distribution center and recorded in the Borrower’s perpetual Inventory system;

(b) for which the purchase order is in the name of a Credit Party and title has passed to a Credit Party;

(c) which is insured in accordance with the provisions of this Agreement and the other Loan Documents, including, without limitation, casualty insurance, marine cargo insurance and cargo transit insurance acceptable to Agent and which names Agent as loss payee;

(d) which is subject, to the reasonable satisfaction of Agent, acting at the direction of the Required Lenders, to a first priority perfected security interest in and Lien upon such in-transit Inventory in favor of Agent for the benefit of the Secured Parties;

(e) (i) which is subject to a negotiable bill of lading or other negotiable document of title and which document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except Liens in favor of Agent, for the benefit of the Secured Parties and for the benefit of the SCP Agent in accordance with the terms of the Intercreditor Agreement; provided that with respect to any negotiable bill of lading or other negotiable document of title in existence as of the SCP Closing Date, such bill of lading or other negotiable document, together with all necessary endorsements, has been delivered to Agent not later than one hundred twenty (120) days after the SCP Closing Date (as may be extended by Agent, at the direction of the Required Lenders in their sole discretion) or (ii) which is not subject to a negotiable bill of lading or other document of title and with respect to which each relevant freight carrier, freight forwarder, customs broker, non-vessel owning common carrier, shipping company or other relevant Person in possession of such Inventory or documents relating thereto shall have (A) entered into bailee arrangements, Customs Brokers Agreements or control agreements, as applicable, satisfactory to Agent, for the benefit of the Secured Parties and (B) indicated or otherwise acknowledged Agent’s security interest in and Lien upon such Inventory and in any shipping documents issued or carried by such freight carrier, freight forwarder, customs broker, non-vessel owning common carrier, shipping company or other relevant Person, in each case, in a manner satisfactory to Agent; provided that, with respect to any agreement in existence as of the SCP Closing Date or arising within one hundred twenty (120) days thereafter with a freight carrier, freight forwarder, customs broker, non-vessel owning common carrier, shipping company or other relevant Person in possession of such Inventory, the documentation required by this clause (ii) has been delivered to Agent not later than the date that is one hundred twenty (120) days after the SCP Closing Date (as may be extended by Agent at the direction of the Required Lenders in their sole discretion);

(f) which otherwise meets the criteria for Eligible Inventory (excluding clauses (e) and (f) of the definition thereof);

(g) with respect to which Agent, acting at the direction of the Required Lenders shall otherwise be reasonably satisfied that (i) the purchase and shipping documentation relating to such Inventory demonstrate that a Credit Party has received such Inventory at the port of shipment, (ii) payment in full has been made by a Credit Party and received by the shipper or other Person to whom a Credit Party is obligated to make such payment and (iii) no Person (including the vendor of such goods) has a legal right of reclamation, repudiation, or stoppage-in-transit (or, in each case, any similar right) with respect to such Inventory pursuant to the Uniform Commercial Code or any other applicable Requirement of Law; and

(h) other than in situations where Inventory is subject to a negotiable bill of lading or other negotiable document of title as provided in clause (e)(i) above, which Inventory satisfies such other eligibility criteria established by Agent, at the direction of the Required Lenders in their Permitted Discretion;

provided, in each case, that the Agent may, at the direction of the Required Lenders in their Permitted Discretion, exclude any particular Inventory from the definition of “Eligible In-Transit Inventory” in the event that the Required Lenders determine that such Inventory is subject to any Person’s right or claim which is (or is capable of being) senior to, or pari passu with, the Lien of the Agent (such as, without limitation, a right of stoppage in transit), as applicable, or may otherwise adversely impact the ability of the Agent to realize upon such Inventory.

Eligible In-Transit Inventory shall not include Inventory accounted for as “in transit” by the Borrower by virtue of such Inventory’s being in transit between the Borrower’s locations or in storage trailers at the Borrower’s locations; rather such Inventory shall be treated as “Eligible Inventory” if it satisfies the conditions therefor. The Agent shall have the right, acting at the direction of the Required Lenders, to establish, modify, or eliminate Reserves against Eligible In-Transit Inventory from time to time in the Required Lenders’ Permitted Discretion.

ARTICLE II.

CONDITIONS PRECEDENT

2.1 Conditions of Initial Loans. The obligation of each Revolving Lender to advance Loans comprising of the First Borrowing and of each LC Facility Lender to Issue (prior to the date on which the Final Order is entered) or, for the avoidance of doubt, cause to be Issued, the Letters of Credit hereunder is subject to satisfaction of the following conditions in a manner satisfactory to Agent and the Lenders:

(a) Loan Documents. Agent shall have received on or before the Closing Date this Agreement and the Agent Fee Letter, each in form and substance reasonably satisfactory to Agent and the Lenders;

(b) Governmental and Third Party Approvals. Agent shall have received satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents;

(c) Payment of Fees. Borrower shall have paid (i) the fee required by Section 1.9(d) and (ii) the fees required to be paid on the Closing Date, including the fees in the respective amounts specified in Section 1.9 (other than fees that arise following the Closing Date), and shall have reimbursed Agent for all fees, costs and expenses of closing required to be paid by the Credit Parties pursuant to the Loan Documents and invoiced, in the case of costs and expenses, at least one Business Day prior to the Closing Date;

(d) Bankruptcy Case. The Case shall have been commenced in the Bankruptcy Court and all of the material first day orders, including the Bidding Procedures Order, entered in connection with the commencement of the Case shall be reasonably satisfactory, in form and substance, to Agent, the Required Revolving Lenders and the Required LC Facility Lenders, and no trustee or examiner shall have been appointed with respect to the Credit Parties, or any of them, or any property of or any estate of any Credit Party;

(e) Interim Order. Agent shall have received satisfactory evidence of the entry of the Interim Order on or before February 10, 2015, which Interim Order (i) shall have been entered upon an application or motion of the Credit Parties reasonably satisfactory in form and substance to Agent, the Required Revolving Lenders and the Required LC Facility Lenders and upon prior notice to such parties required to receive such notice and such other parties as may be reasonably requested by Agent; (ii) any objection to entry of the Interim Order shall have been withdrawn or overruled on the merits and denied with prejudice and (iii) shall be in full force and effect and shall not have been materially amended, or modified without the consent of the Agent, the Required Revolving Lenders and the Required LC Facility Lenders, or stayed, or reversed; and, if the Interim Order is the subject of a pending appeal or motion for reconsideration in any respect, neither the Interim Order, nor the making of the advances, the issuance, extension or renewal of any Letters of Credit, or the performance by the Credit Parties of any of the Obligations shall be the subject of a presently effective stay. The Credit Parties and the Secured Parties shall be entitled to rely in good faith upon the Interim Order notwithstanding any such appeal or motion for reconsideration. The Required Lenders may, however, in their sole discretion, defer any obligations of the Secured Parties to make advances or to issue or to support the issuance of any Letters of Credit until such time as no such appeal or motion for reconsideration is pending and the period for lodging any such appeal or motion for reconsideration has expired;

(f) Reserved.

(g) Budget. Agent shall have received, and the Lenders shall have approved, the Budget;

(h) Adequate Protection Payments. Agent shall have received from Debtors in cash: (i) upon entry of the Interim Order, immediate payment of all accrued and unpaid interest through the Petition Date owed under the Pre-Petition Credit Agreement, as applicable and (ii) upon the entry of the Interim Order and receipt of an invoice, payment of all accrued and unpaid fees and disbursements owed to the Agent and Lenders (other than the fee set forth in Section 1.9(a) hereof), including all reasonable and documented out-of-pocket fees and expenses of counsel and other professionals of the Pre-Petition Agent and Lenders arising under the applicable existing loan agreement and, in each case, incurred prior to the Petition Date;

(i) Cash Management Order. Agent shall have received satisfactory evidence of the entry of a cash management order in the form of Exhibit 11.1(j) attached hereto, adopting and implementing cash management arrangements reasonably acceptable to Agent (the “Cash Management Order”);

(j) Reserved;

(k) Reserved;

(l) Lien Searches. Agent and the Lenders shall have received UCC lien searches;

(m) Reserved;

(n) Reserved;

(o) Borrowing Base Certificate. Agent shall have received a Borrowing Base Certificate, certified on behalf of the Borrower by a Responsible Officer of the Borrower, setting forth the Revolving Borrowing Base and Term Loan Borrowing Base of the Borrower as at February 5, 2015;

(p) Reserved;

(q) Reserved;

(r) Litigation. Other than the Case, there being no order or injunction or pending litigation that is not stayed in which there is a reasonable possibility of a decision which would have a Material Adverse Effect and no pending litigation seeking to enjoin or prevent the transactions contemplated hereby;

(s) Secretary’s Certificates. Agent shall have received customary secretary’s certificates for each Credit Party attaching (a) articles of incorporation or organization or other similar document for such Credit Party, certified as of a recent date by the applicable governmental authority, (b) the bylaws or operating agreement for such Credit Party, (c) the resolutions of such Credit Party’s board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance the Loan Documents and (d) incumbency specimens; and

(t) Other Information. Agent shall have received and be satisfied with the such other information (financial or otherwise) reasonably requested by Agent.

2.2 Conditions to All Borrowings. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

(a) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representation or warranty was untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such earlier date);

(b) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Loan (or the incurrence of any Letter of Credit Obligation);

(c) after giving effect to any Loan (or the incurrence of any Letter of Credit Obligations), the ABL Revolving Credit Exposure shall not exceed the Maximum ABL Revolving Credit Exposure Amount;

(d) reserved;

(e) the Interim Order is not in full force and effect or is the subject of a stay pending appeal or order of reversal or material modification made without the consent of the Agent;

(f) Solely with respect to the Second Borrowing, on or before March 2, 2015, (i) the Bankruptcy Court shall not have entered the Final Order which Final Order shall have been entered upon an application or motion of the Credit Parties satisfactory, in form and substance, to Agent and Lenders and upon prior notice to such parties required to receive such notice and such other parties as may be reasonably requested by Agent; (ii) any objection to entry of the Final Order shall have been withdrawn or overruled on the merits and denied with prejudice and (iii) such Final Order shall be in full force and effect and shall not have been materially amended or modified without the consent of Agent, the Required Revolving Lenders and the Required LC Facility Lenders, or stayed, or reversed; and, if the Final Order is the subject of a pending appeal or motion for reconsideration in any respect, neither the Final Order, nor the making of the advances, the issuance, extension or renewal of any Letters of Credit, or the performance by the Credit Parties of any of the Obligations shall be the subject of a presently effective stay. The Credit Parties and the Secured Parties shall be entitled to rely in good faith upon the Final Order notwithstanding any such appeal or motion for reconsideration. Agent may, however, at the direction of the Required Lenders in their sole discretion, defer any obligations of the Secured Parties to make advances or to issue or to support the issuance of any Letters of Credit until such time as no such appeal or motion for reconsideration is pending and the period for lodging any such appeal or motion for reconsideration has expired; or

(g) Solely with respect to the Second Borrowing, the Borrower shall not have paid the deposit into the Carve-Out Reserve Account pursuant to Section 4.22(e) on the date of the Final Order.

The request by the Borrower and acceptance by the Borrower of the proceeds of any Loan (including the Term Loan) or the incurrence of any Letter of Credit Obligations (including the rolling-up of any Letters of Credit Obligations Issued pursuant to the Pre-Petition Credit Agreement) shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by the Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by each Credit Party of the granting and continuance of Agent’s Liens, on behalf of itself and the Secured Parties, pursuant to the Collateral Documents.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

The Credit Parties, jointly and severally, represent and warrant to Agent and each Lender that the following are, and after giving effect to the funding of any Loan will be, true, correct and complete:

3.1 Corporate Existence and Power. Each Credit Party and each of their respective Subsidiaries:

(a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable;

(b) has, following the entry of the Interim Order, the power and authority and all governmental licenses, authorizations, Permits, consents and approvals to own its assets, carry on its business and execute, deliver, and perform its obligations under, the Loan Documents to which it is a party;

(c) is duly qualified and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license; and

(d) is in compliance with all Requirements of Law;

except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

3.2 Corporate Authorization; No Contravention. Following the entry of the Interim Order, the execution, delivery and performance by each of the Credit Parties of this Agreement, and by each Credit Party and each of their respective Subsidiaries of any other Loan Document to which such Person is party, have been duly authorized by all necessary action, and do not and will not:

(a) contravene the terms of any of that Person’s Organization Documents;

(b) conflict with or result in any breach or contravention of, or result in the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject;

(c) require any Consent to be obtained, which has not already been authorized pursuant to an order of the Bankruptcy Court or obtained prior to the execution, delivery or performance of the terms of this Agreement and the other Loan Documents; or

(d) violate any Requirement of Law in any material respect.

3.3 Governmental Authorization. Following the entry of the Interim Order, no material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party or any Subsidiary of any Credit Party of this Agreement or any other Loan Document except (a) for recordings and filings in connection with the Liens granted to Agent under the Collateral Documents and (b) those obtained or made on or prior to the Closing Date.

3.4 Binding Effect. Following the entry of the Interim Order, this Agreement and each other Loan Document to which any Credit Party or any Subsidiary of any Credit Party is a party constitute the legal, valid and binding obligations of each such Person which is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy (other than Federal bankruptcy laws), insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

3.5 Litigation. Except for audits conducted by the IRS and other taxing authorities and any related actions, suits, proceedings, claims or disputes, or claims and disputes arising in connection with the Case, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of each Credit Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Credit Party, any Subsidiary of any Credit Party or any of their respective Properties which:

(a) purport to affect or pertain to this Agreement, any other Loan Document, or any of the transactions contemplated hereby or thereby; or

(b) would reasonably be expected to result in monetary judgment(s) or relief, individually or in the aggregate, in excess of $10,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage) other than actions, suits, proceedings, claims and disputes set forth in the Borrower’s SEC filings made prior to the Closing Date; or

(c) seek an injunction or other equitable relief which would reasonably be expected to have a Material Adverse Effect.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided. As of the Closing Date, no Credit Party or any Subsidiary of any Credit Party is the subject of an audit or, to each Credit Party’s knowledge, any review or investigation by any Governmental Authority (excluding the IRS and other taxing authorities) concerning the material violation or possible material violation of any Requirement of Law.

3.6 No Default. No Credit Party and no Subsidiary of any Credit Party is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.

3.7 ERISA Compliance. Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law so qualifies. Except to the extent not reasonably expected to have a Material Adverse Effect, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the knowledge of any Credit Party, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Credit Party incurs or otherwise has or could have an obligation or any Liability and (z) no ERISA Event is reasonably expected to occur. On the Closing Date, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding.

3.8 Use of Proceeds; Margin Regulations. No Credit Party and no Subsidiary of any Credit Party is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

3.9 Ownership of Property; Liens.

(a) Each of the Credit Parties and each of their respective Subsidiaries has good record and indefeasible title in fee simple to, or valid leasehold interests in, all Real Estate, and good and valid title to all owned personal property and valid leasehold interests in all leased personal property, in each instance, necessary or used in the ordinary conduct of their respective businesses. As of the Closing Date, none of the Real Estate owned in fee by any Credit Party or any Subsidiary of any Credit Party is subject to any Liens other than Permitted Liens. As of the Closing Date, all material permits required to have been issued or appropriate to enable all Real Estate material to the business of the Credit Parties to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

(b) The Collateral Documents required to be delivered and executed by the Agent on the Closing Date create in favor of the Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein as security for any and all Post-Petition Obligations of the Credit Parties to the Agent. Following the entry of the Interim Order, Lenders and the Agent (for the benefit of itself and the other Lenders) shall have (i) valid and perfected first priority (subject to the Permitted Liens and the Carve-Out) security interests and liens in and upon (x) all pre- and post- petition property of the Credit Parties that is not otherwise subject to a lien or security interest on the Petition Date, whether existing on the Petition Date or thereafter acquired, and (y) Pre-Petition Collateral and (ii) valid and perfected second priority liens in the SCP Priority Collateral, in all cases, to the extent that a legal, valid, binding and enforceable security interest in such Collateral may be created under the UCC (and subject, in all cases, to applicable bankruptcy (other than Federal bankruptcy laws), insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law). Following the entry of the Interim Order, the Collateral Documents constitute, or will upon the filing of financing statements and the obtaining of “control”, in each case, as applicable, with respect to the relevant Collateral as required under the UCC, the creation of a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower and each other Credit Party thereunder in such Collateral, in each case prior and superior in right to any other Person (other than (x) the Carve-Out, (y) Permitted Liens having priority under applicable law and (z) SCP Priority Collateral), except as permitted hereunder or under any other Loan Document, in each case to the extent that a security interest may be perfected by the filing of a financing statement under the UCC or by obtaining “control”.

3.10 Taxes. All federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliate have been filed with the appropriate Governmental Authorities, all such Tax Returns are true and correct in all material respects, and all Taxes reflected therein or otherwise due and payable, subject to any prohibition under the Bankruptcy Code with respect to pre-petition claims, but otherwise in accordance with Applicable Law, have been paid prior to the date on which any Liability may be added thereto for non-payment thereof except for (a) those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, except as set forth on Schedule 3.10, no Tax Return is under audit or examination by any Governmental Authority, and no notice of any audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by each Tax Affiliate from their respective employees for all periods in compliance in all material respects with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities. No Tax Affiliate has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.

3.11 Financial Condition.

(a) The Budget was prepared in good faith by an authorized officer of Borrower, represents the Borrower’s good faith estimate of future financial performance contained therein and is based on assumptions believed by the Borrower to be fair and reasonable.

(b) The Credit Parties and their Subsidiaries have no Subordinated Indebtedness.

3.12 Environmental Matters. Except as would not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect, (a) the operations of each Credit Party and each Subsidiary of each Credit Party are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, (b) no Credit Party and no Subsidiary of any Credit Party is party to, and no Credit Party and no Subsidiary of any Credit Party and no Real Estate currently (or to the knowledge of any Credit Party previously) owned by any such Person is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of any Credit Party, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice relating in any manner to any Environmental Laws, (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any Property of any Credit Party or any Subsidiary of any Credit Party and, to the knowledge of any Credit Party, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such Property, (d) no Credit Party and no Subsidiary of any Credit Party has caused or suffered to occur a Release of Hazardous Materials at, to or from any Real Estate owned by such Credit Party, (e) all Real Estate currently (or to the knowledge of any Credit Party previously) owned by any such Credit Party and each Subsidiary of each Credit Party is free of contamination by any Hazardous Materials and (f) no Credit Party and no Subsidiary of any Credit Party (i) is or has been engaged in, or has permitted any current or former tenant to engage in, operations in violation of any Environmental Law or (ii) knows of any facts, circumstances or conditions reasonably constituting notice of a violation of any Environmental Law, including receipt of any information request or notice of potential responsibility under the Comprehensive Environmental Response, Compensation and Liability Act or similar Environmental Laws, except, in each case, to the extent that such violation could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Each Credit Party has made available to Agent copies of all Phase I environmental assessments, Phase II environmental assessments and all other existing material environmental reports, reviews and audits and all documents pertaining to actual or potential material Environmental Liabilities, in each case to the extent such reports, reviews, audits and documents are in their possession, custody, or control.

3.13 Regulated Entities. None of any Credit Party, any Person controlling any Credit Party, or any Subsidiary of any Credit Party, is (a) an “investment company” within the meaning of the Investment Company Act of 1940 or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute, rule or regulation limiting its ability to incur Indebtedness, pledge its assets or perform its Obligations under the Loan Documents.

3.14 [Reserved].

3.15 Labor Relations. There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Credit Party, threatened) against or involving any Credit Party or any Subsidiary of any Credit Party, except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Closing Date, (a) there is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Credit Party or any Subsidiary of any Credit Party, (b) no petition for certification or election of any such representative is existing or pending with respect to any employee of any Credit Party or any Subsidiary of any Credit Party and (c) no such representative has sought certification or recognition with respect to any employee of any Credit Party or any Subsidiary of any Credit Party.

3.16 Intellectual Property. Each Credit Party and each Subsidiary of each Credit Party owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. To the knowledge of each Credit Party, (a) the conduct and operations of the businesses of each Credit Party and each Subsidiary of each Credit Party does not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person and (b) no other Person has contested any right, title or interest of any Credit Party or any Subsidiary of any Credit Party in, or relating to, any Intellectual Property, other than, in each case, as cannot reasonably be expected to affect the Loan Documents and the transactions contemplated therein and would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.17 Brokers’ Fees; Transaction Fees. Except for fees payable to Agent and Lenders and their respective advisors, and fees payable to Lazard Frères & Co. LLC and Maeva Group, LLC in the amounts and times set forth in the Budget, none of the Credit Parties or any of their respective Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s or investment banker’s fee in connection with the transactions contemplated hereby.

3.18 Insurance. Each of the Credit Parties and each of their respective Subsidiaries and their respective tangible Properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses of the same size and character as the business of the Credit Parties and, to the extent relevant, owning similar Properties in localities where such Person operates.

3.19 Ventures, Subsidiaries and Affiliates; Outstanding Stock. As of the Closing Date, no Credit Party and no Subsidiary of any Credit Party (a) has any Subsidiaries, or (b) is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All issued and outstanding Stock and Stock Equivalents of each of the Credit Parties and each of their respective Subsidiaries are (i) duly authorized and validly issued, (ii) to the extent applicable, fully paid, non-assessable, and (iii) free and clear of all Liens other than Liens permitted by Section 5.1(c), (q), (r) and (s) or the Interim Order or Final Order. All such securities were issued in material compliance with all applicable state and federal laws concerning the issuance of securities. As of the Closing Date, there are no pre-emptive or other outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or Stock Equivalents or any Stock or Stock Equivalents of its Subsidiaries.

3.20 Reserved.

3.21 Locations of Inventory and Books and Records. Each Credit Party’s Inventory (other than Inventory in transit) and books and records concerning the Collateral are kept at the locations listed in Schedule 3.21 as of the Closing Date or the most recent date such list is required to be delivered pursuant to Section 4.2(g).

3.22 Deposit Accounts and Other Accounts. Schedule 3.22 lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, and such Schedule correctly identifies the name, address and any other relevant contact information reasonably requested by Agent with respect to each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

3.23 Government Contracts. No Credit Party is a party to any contracts or agreements with any Governmental Authority with an aggregate value in excess of $5,000,000, and no Credit Party’s Accounts are subject to the Federal Assignment of Claims Act of 1940 (31 U.S.C. Section 3727) or any similar state or local law (except to the extent the Account has been assigned to the Agent in compliance with the Federal Assignment of Claims Act of 1940 or such state or local law).

3.24 Reserved.

3.25 Bonding. As of the Closing Date, no Credit Party is a party to or bound by any surety bond agreement, indemnification agreement therefor or bonding requirement with respect to products or services sold by it.

3.26 Reserved.

3.27 Full Disclosure. None of the representations or warranties made by any Credit Party or any of their Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of any Credit Party or any of their Subsidiaries in connection with the Loan Documents (including the offering and disclosure materials, if any, delivered by or on behalf of any Credit Party to Agent or the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered; provided that with respect to projections, the Credit Parties represent only that such projections were prepared in good faith based upon estimates, information and assumptions believed to be reasonable.

3.28 Foreign Assets Control Regulations and Anti-Money Laundering. Each Credit Party and each Subsidiary of each Credit Party is and will remain in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Credit Party and no Subsidiary or Affiliate of a Credit Party (i) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under U.S. law.

3.29 Patriot Act. The Credit Parties, each of their Subsidiaries and each of their Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

3.30 Aircraft or Aircraft Engine Collateral. As of the Closing Date, neither the Credit Parties nor any of their Subsidiaries own any aircraft or aircraft engines.

ARTICLE IV.

AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid, unsatisfied or outstanding:

4.1 Financial Statements. Each Credit Party shall maintain, and shall cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit the preparation of Consolidated financial statements in conformity with GAAP (provided that monthly financial statements shall not be required to have footnote disclosures and are subject to normal year-end adjustments). The Borrower shall (x) deliver to Agent (for prompt further distribution to each Lender) by Electronic Transmission and in detail reasonably satisfactory to the Required Lenders and (y) in the case of clause (c) below comply with the requirement below:

(a) on Wednesday of each week, commencing with the second full week after the Petition Date, a report showing actual receipts and disbursement through and including the immediately preceding week and explaining variances with respect to disbursements from the Budget that in the aggregate exceed the greater of (i) 10% and (ii) $750,000 for all disbursements in the Budget.

(b) every two weeks, beginning on the Wednesday that is two weeks following the Petition Date, supplements to the Budget showing projected receipts and disbursements for the subsequent 13 week period.

(c) beginning on the Wednesday that is two weeks following the Petition Date, and measured weekly thereafter, the Borrower shall not permit the actual total disbursements (excluding any disbursements that are or would be reimbursable by a liquidator) to exceed, on a trailing two-week basis, 110% of the total disbursements set forth in the Budget for such period.

(d) no later than the date that is seven days before the Bid Deadline (as defined in the Bidding Procedures), a budget that contemplates a liquidation of the Debtors’ assets with no going concern sale and is in a form reasonably satisfactory to the Required Lenders (the “Liquidation Budget”). If no qualifying bid for a going concern sale is received by the Bid Deadline, the Liquidation Budget shall thereupon become the “Budget” for all purposes under the credit facility hereunder.

4.2 Appraisals; Certificates; Other Information. The Borrower shall furnish to Agent by Electronic Transmission (and the Agent shall promptly forward or make available to the Lenders the items delivered pursuant to subsections 4.2(a)-(n)):

(a) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower files with the Securities and Exchange Commission or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Agent pursuant hereto; provided that such documents shall be deemed furnished if made available on the internet via EDGAR, or any successor system of the Securities and Exchange Commission, or via the Borrower’s website on the Internet at http://www.radioshackcorporation.com;

(b) to the extent not disclosed in a Borrower’s Form 8-K, promptly after the furnishing thereof, copies of any notices of default, reservation of rights or enforcement action received by any Credit Party or any Subsidiary from any holder of Indebtedness or debt securities of such Person with a principal balance in excess of $5,000,000;

(c) a Borrowing Base Certificate shall be delivered on Wednesday of each fiscal calendar week (or if such day is not a Business Day, on the next succeeding Business Day)

(d) promptly upon receipt thereof, copies of any reports submitted by the Borrower’s certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or internal control systems of any Credit Party made by such accountants, including any comment letters submitted by such accountants to management of any Credit Party in connection with their services;

(e) upon the Required Lenders’ request from time to time (and at least once per calendar year), the Credit Parties shall permit and enable Agent to obtain appraisals in form and substance and from appraisers reasonably satisfactory to the Required Lenders stating the then Net Orderly Liquidation Value, or such other value as determined by the Required Lenders, of all or any portion of the Inventory of any Credit Party or any Subsidiary of any Credit Party; provided, that notwithstanding any provision herein to the contrary, the Credit Parties shall only be obligated to reimburse Agent for the expenses for such Inventory appraisals (A) twice per year, (B) three times per year if at any point during such year Availability is less than twenty percent (20%) of the Revolving Borrowing Base and (C) at any time upon the occurrence and during the continuance of a Default or an Event of Default, which appraisals shall not count against the limits set forth in clause (A) and (B);

(f) simultaneously with the delivery thereof to the SCP Agent, a copy of any inventory, account, fixed asset, real estate, intellectual property or other appraisal delivered pursuant to the SCP Loan Documents;

(g) as soon as available, but not later than thirty (30) days after the end of each month, (i) an updated Schedule 3.21 (list of locations where Inventory (other than Inventory in transit) of the Credit Parties and books and records regarding the Collateral are kept) and (ii) a list of all Stores including (A) a breakdown of Stores opened and closed since the list of Stores last delivered to Agent pursuant to this subsection 4.2(g),

(B) a list of Dealer Stores and (C) a list of Franchisee Stores, or alternatively, in the cases of clauses (i) or (ii), a certification that such Schedules or the lists or information contained therein that is required to be updated pursuant hereto have not changed since such Schedule was last delivered to Agent on the Closing Date or pursuant to this subclause 4.2(g);

(h) promptly, such additional business, financial, corporate affairs, perfection certificates and other information (including, without limitation, Collateral reports) as Agent or the Required Lenders may from time to time reasonably request.

4.3 Notices. The Borrower shall notify promptly Agent and each Lender of each of the following (and in no event later than three (3) Business Days after a Responsible Officer becomes aware thereof):

(a) the occurrence or existence of any Default or Event of Default, or any event or circumstance that foreseeably will become a Default or Event of Default;

(b) other than as arising from the filing of the Case, any material breach or non-performance of, any material amendment of, any termination of or any default under, (i) any Wireless Carrier Contract, (ii) any lease for any of the Credit Parties’ distribution centers or warehouses or (iii) any other Contractual Obligation of any Credit Party or any Subsidiary of any Credit Party, or any violation of, or non-compliance with, any Requirement of Law, which, with respect to this clause (iii), would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, including a description of such breach, non-performance, default, violation or non-compliance and the steps, if any, such Person has taken, is taking or proposes to take in respect thereof;

(c) other than the Case, any dispute, litigation, investigation, proceeding or suspension which may exist at any time between any Credit Party or any Subsidiary of any Credit Party and any Governmental Authority which would reasonably be expected to result, either individually or in the aggregate, in Liabilities in excess of $5,000,000;

(d) other than the Case, the commencement of, or any material development in, any litigation or proceeding affecting any Credit Party or any Subsidiary of any Credit Party (i) in which the amount of damages claimed is $5,000,000 or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any other Loan Document;

(e) (i) the receipt by any Credit Party of any notice of violation of or potential liability or similar notice under Environmental Law, (ii)(A) unpermitted Releases, (B) the existence of any condition that could reasonably be expected to result in violations of or Liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or Liability under any Environmental Law which in the case of clauses (A), (B) and (C) above, in the aggregate for all such clauses, would reasonably be expected to result in a Material Adverse Effect, (iii) the receipt by any Credit Party of notification that any Property of any Credit Party is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities and (iv) any proposed acquisition or lease of Real Estate, if such acquisition or lease would have a reasonable likelihood of resulting in a Material Adverse Effect;

(f) (i) on or prior to any filing by any ERISA Affiliate of any notice of any reportable event under Section 4043 of ERISA, or intent to terminate any Title IV Plan, a copy of such notice (ii) promptly, and in any event within ten (10) days, after any officer of any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto, and (iii) promptly, and in any event within ten (10) days after any officer of any ERISA Affiliate knows or has reason to know that an ERISA Event will or has occurred, a notice describing such ERISA Event, and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notices received from or filed with the PBGC, IRS, Multiemployer Plan or other Benefit Plan pertaining thereto;

(g) other than as arising from the filing of the Case, any Material Adverse Effect subsequent to the date of the most recent audited financial statements delivered to Agent and Lenders pursuant to this Agreement;

(h) any material change in accounting policies or financial reporting practices by any Credit Party or any Subsidiary of any Credit Party;

(i) any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving any Credit Party or any Subsidiary of any Credit Party if the same would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(j) the creation, establishment or acquisition of any Subsidiary or the issuance by or to any Credit Party of any Stock or Stock Equivalent (other than issuances by Borrower of Stock or Stock Equivalents);

(k) the creation of any Contractual Obligation of any Tax Affiliate, or the receipt of any request directed to any Tax Affiliate, to make any material adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise;

(l) with respect to all Tax Proceedings referenced in the Borrower’s most recent Form 10-K or Form 10-Q and any other Tax Proceeding that could reasonably be expected to result in Liabilities for Taxes in excess of $5,000,000, the Borrower shall (i) keep Agent informed in a timely manner of all assessments, determinations, deficiencies or proposed adjustments made or asserted by a Governmental Authority in writing with respect to such Tax Proceeding, and (ii) provide Agent with copies of any written correspondence or filings with any such Governmental Authority regarding any such assessment, determination, deficiency or proposed adjustment with respect to Taxes of any Tax Affiliate or prospective or potential Tax liabilities in excess of $5,000,000;

(m) any amendment, waiver, supplement or other modification of the SCP Credit Agreement or any other SCP Loan Document (accompanied by a true, correct and complete copy thereof);

(n) the filing of any Lien for unpaid taxes against any Credit Party in excess of $5,000,000;

(o) the discharge by any Credit Party of its present independent accountants or any withdrawal or resignation by such independent accountants;

(p) any casualty or other damage (whether insured or uninsured) to any portion of the Collateral in excess of $5,000,000, or the commencement of any action or proceeding for the taking of any interest in a portion of the Collateral in excess of $5,000,000 or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding;

(q) any change after the Closing Date to the fiscal periods which constitute the Borrower’s Fiscal Year, Fiscal Quarters or Fiscal Months other than a change of the Borrower’s Fiscal Year to a period ending on the Saturday closest to the last day of January, and corresponding changes to the Borrower’s Fiscal Quarters and Fiscal Months;

(r) to the extent not disclosed in the Borrower’s Form 8-K, promptly after the furnishing thereof, copies of (i) any notices of default, reservation of rights or enforcement action received by any Credit Party or any Subsidiary thereof from an holder of Indebtedness or debt securities of such Person and (ii) material statements or reports furnished to any holder of any permitted Lien and, in each case, not otherwise required to be furnished to the Agent and the Lenders pursuant to Section 4.1 any other subsection of this Section 4.3; and

Each notice pursuant to this Section 4.3 shall be in electronic form accompanied by a statement by a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein, and stating what action the Borrower or other Person proposes to take with respect thereto and at what time. Each notice under subsection 4.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

4.4 Preservation of Corporate Existence, Etc.

Each Credit Party shall, and shall cause each of its Subsidiaries to:

(a) preserve and maintain in full force and effect its organizational existence and good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable, except as permitted by Section 5.3;

(b) preserve and maintain in full force and effect all material rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except as permitted by Sections 5.2 and 5.3 and except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(c) use its commercially reasonable efforts, in the Ordinary Course of Business, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it;

(d) preserve or renew all of its material registered trademarks, trade names and service marks; and

(e) conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any respect and shall comply in all respects with the terms of its IP Licenses, except to the extent that such non-compliance or infringement could not reasonably be expected to have a Material Adverse Effect.

4.5 Maintenance of Property. Except as otherwise agreed by Agent as instructed by the Required Lenders, each Credit Party shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all of its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and shall make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.6 Insurance.

(a) Except as otherwise agreed by Agent as instructed by the Required Lenders, each Credit Party shall, and shall cause each of its Subsidiaries to, (i) maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the Property and businesses of the Credit Parties and such Subsidiaries (including policies of life, fire, theft, product liability, public liability, Flood Insurance, property damage, other casualty, employee fidelity, workers’ compensation, business interruption (or insurance on the retail value of Inventory) and employee health and welfare insurance) with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of the Borrower) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Credit Parties and (ii) cause all such insurance relating to any Property or business of any Credit Party to name Agent as additional insured or lenders loss payee, as agent for the Lenders, as appropriate. All policies of insurance on real and personal property of the Credit Parties will contain an endorsement, in form and substance acceptable to Agent, showing loss payable to Agent (Form CP 1218 or equivalent and naming Agent as lenders loss payee as agent for the Lenders) and, to the extent applicable, business interruption endorsements and such other provisions as the Agent may reasonably require from time to time to protect the interests of the Credit Parties. Such endorsement, or an independent instrument furnished to Agent, will provide that the insurance companies will give Agent at least thirty (30) days’ prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of the Credit Parties or any other Person shall affect the right of Agent to recover under such policy or policies of insurance in case of loss or damage. Each Credit Party shall direct all present and future insurers under its “All Risk” policies of property insurance to pay all proceeds payable thereunder with respect to ABL Priority Collateral directly to Agent. If any insurance proceeds are paid by check, draft or other instrument payable to any Credit Party and Agent jointly, Agent may endorse such Credit Party’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Notwithstanding the requirement in subsection (i) above, Federal Flood Insurance shall not be required for (x) Real Estate not located in a Special Flood Hazard Area, or (y) Real Estate located in a Special Flood Hazard Area in a community that does not participate in the National Flood Insurance Program.

(b) Unless the Credit Parties provide Agent with evidence of the insurance coverage required by this Agreement (including, without limitation, Flood Insurance), Agent, at the direction of the Required Lenders, may purchase insurance (including, without limitation, Flood Insurance) at the Credit Parties’ expense to protect Agent’s and Lenders’ interests in the Credit Parties’ and their Subsidiaries’ properties. This insurance may, but need not, protect the Credit Parties’ and their Subsidiaries’ interests. The coverage that Agent purchases may not pay any claim that any Credit Party or any Subsidiary of any Credit Party makes or any claim that is made against such Credit Party or any Subsidiary in connection with said Property. The Borrower may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that there has been obtained insurance as required by this Agreement. If Agent purchases insurance, the Credit Parties will be responsible for the costs of that insurance, including interest and any other charges Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance shall be added to the Obligations. The costs of the insurance may be more than the cost of insurance the Borrower may be able to obtain on its own.

4.7 Payment of Obligations. In the case of any Debtor, in accordance with the Bankruptcy Code and subject to approval by an applicable order of the Bankruptcy Court timely pay, discharge or otherwise satisfy as the same shall become due and payable all its post-petition taxes, except, so long as no material property (other than money for such obligation and the interest or penalty accruing thereon) of any Credit Party is in danger of being lost or forfeited as a result thereof, no such obligation need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Debtors.

4.8 Compliance with Laws. Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except where the failure to comply would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.9 Inspection of Property and Books and Records. Each Credit Party shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Person. Each Credit Party shall, and shall cause each of its Subsidiaries to, with respect to each owned, leased, or controlled property, during normal business hours and upon reasonable advance notice (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and Agent shall have access at any and all times during the continuance thereof): (a) provide access to such property to Agent and any of its Related Persons, as frequently as Agent reasonably determines to be appropriate; and (b) permit Agent and any of its Related Persons to conduct field examinations, audit, inspect and make extracts and copies from all of such Credit Party’s books and records, and evaluate and make physical verifications of the Inventory and other Collateral in any manner and through any medium that Agent considers advisable, in each instance, at the Credit Parties’ expense; provided the Credit Parties shall only be obligated to reimburse Agent for the expenses for one such field examination, audit and inspection per year. Any Lender may accompany Agent or its Related Persons in connection with any inspection at such Lender’s expense.

4.10 Use of Proceeds. The Borrower shall use the proceeds of the Loans solely as follows: (a) to provide for working capital and to make payments and fund the Carve-Out in accordance with the Budget (subject to variances permitted in accordance with Section 4.1(c), (b) to fund fees and expenses payable under this Agreement or any of the other Loan Documents to the Post-Petition Secured Parties and (c) to repay all Pre-Petition Obligations as provided for in the Interim Order and the Final Order, in each case, to the extent such use of proceeds is not in contravention of any Requirement of Law and not in violation of this Agreement. Neither Cash Collateral nor the proceeds of the Loans may be used by any party except by the Debtors. For the avoidance of doubt, inventory and other property purchased using Cash Collateral or the proceeds of the Loans may not be transferred to any non-Debtor.

4.11 Credit Card Arrangements; Cash Management.

(a) Upon Agent’s request as instructed by the Required Lenders, after entry of the Interim Order, each Credit Party will deliver to the Agent notifications (each, a “Credit Card Notification”) in form and substance satisfactory to the Agent, which were executed on behalf of such Credit Party and addressed to each of such Credit Party’s credit card and debit card clearinghouses and processors.

(b) Upon Agent’s request as instructed by the Required Lenders, each Credit Party shall enter into a blocked account agreement (each, a “Blocked Account Agreement”), reasonably satisfactory to the Agent, with each Blocked Account Bank, with respect to each DDA (other than Excluded DDAs) in which funds of any Credit Party are concentrated (collectively, the “Blocked Accounts”) from:

(i) the sale of Inventory and other Collateral;

(ii) all proceeds of collections of Accounts (other than Residual Accounts);

(iii) each Blocked Account (including all cash deposited therein from each DDA); and

(iv) the cash proceeds of all credit card and debit card charges.

(c) Subject to the Intercreditor Agreement, during the continuance of an Event of Default, Agent, at the direction of the Required Lenders, may direct the applicable processor identified in each Credit Card Notification to transfer all amounts owing by such processor to any Credit Party to an account of Agent or as otherwise instructed by Agent, in each case, to the extent permitted pursuant to the terms of such Credit Card Notification.

(d) During the continuance of an Event of Default, the Agent may, at the direction of the Required Lenders, exercise exclusive control over deposit and securities accounts subject to a Blocked Account Agreement or a Control Agreement to the extent permitted pursuant to, and in accordance with, the terms of such Blocked Account Agreement or such Control Agreement and the Intercreditor Agreement.

(e) If any cash, Cash Equivalents or Investment Property owned by any Credit Party (other than (i) petty cash and other accounts funded in the ordinary course of business, the deposits in which shall not aggregate more than $10,000,000 (or such greater amount to which the Required Lenders may agree), (ii) deposit accounts subject to Liens permitted under Section 5.1(e), (iii) payroll, trust and tax withholding accounts funded in the ordinary course of business and required by applicable law, (iv) a deposit account that contains only proceeds of Residual Accounts, if any, (v) zero balance disbursement accounts, (vi) the Carve-Out Reserve Account and (vii) the DIP Account (until such time as the DIP Account becomes subject to a Control Agreement) (collectively, “Excluded DDAs”)) are deposited to any account (including any securities account, brokerage account or commodities account), or held or invested in any manner, otherwise than in a Blocked Account that is subject to a Blocked Account Agreement (or a DDA the funds in which are swept or transferred daily to a Blocked Account or unless the Required Lenders require a Control Agreement with respect to such DDA) in favor of the Pre-Petition Agent (or, upon Agent’s request after entry of the Interim Order, the Agent), each Credit Party shall (A) cause all funds in such accounts or so held or so invested to be transferred with such frequency as may be required by the Required Lenders to a Blocked Account that is subject to a Blocked Account Agreement in favor of the Pre-Petition Agent (or, upon Agent’s request after entry of the Interim Order, the Agent) (or a DDA the funds in which are swept or transferred daily to a Blocked Account or unless the Required Lenders require a Control Agreement with respect to such DDA) and (B) enter into, and cause each depository, securities intermediary or commodities intermediary to enter into, Control Agreements providing the Agent “control” over such deposit, securities, commodity or similar account maintained by such Person.

(f) The Credit Parties may close DDAs or Blocked Accounts and/or open new DDAs or Blocked Accounts, subject to the execution and delivery to the Agent of appropriate Blocked Account Agreements or Control Agreements consistent with the provisions of this Section 4.11.

(g) Reserved.

(h) The Credit Parties shall establish and maintain cash management arrangements and procedures, including Blocked Accounts and the Operating Account, reasonably satisfactory to Agent and the Required Lenders. Promptly upon the request of the Agent, the Borrower shall deliver to the Agent a schedule setting forth all DDAs that are maintained by the Credit Parties as of such date, which schedule shall include, with respect to each depository (i) the name and address of such depository, (ii) the account number(s) maintained with such depository and (iii) a contact person at such depository.

(i) The Borrower (i) established a separate segregated deposit account (the “Residual Account Deposit Account”) into which it shall deposit only identifiable proceeds of the Residual Accounts and (ii) entered into a blocked account agreement (the “Residual Account Blocked Account Agreement”) in favor of the SCP Agent with respect to such deposit account. Following the Closing Date, the Borrower may deposit all proceeds that it receives with respect to the Residual Accounts into the Residual Account Deposit Account.

4.12 Reserved.

4.13 Further Assurances.

(a) Each Credit Party shall ensure that all written information, exhibits and reports furnished to Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

(b) Without any further order of the Bankruptcy Court, promptly upon request by Agent (and Agent shall make such request upon the direction of the Required Lenders), the Credit Parties shall (and, subject to the limitations hereinafter set forth, shall cause each of their Subsidiaries to) take such additional actions and execute such documents as Agent or the Required Lenders may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document.

4.14 Environmental Matters. Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with, and maintain its Real Estate, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance) or that is required of the Credit Party or any Subsidiary of any Credit Party by orders and directives of any Governmental Authority except where the failure to comply would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. Without limiting the foregoing, if an Event of Default is continuing or if Agent or any Lender at any time has a reasonable basis to believe that there exist material violations of Environmental Laws by any Credit Party or any Subsidiary of any Credit Party or that there exist any material Environmental Liabilities, then each Credit Party shall (to the extent contractually or lawfully permitted to do so), promptly upon receipt of request from Agent, at the direction of the Required Lenders, cause the performance of, and allow Agent and its Related Persons access to such Real Estate for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as Agent, at the direction of the Required Lenders, may from time to time reasonably request. Such audits, assessments and reports, to the extent not conducted by Agent or any of its Related Persons, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to Agent and the Required Lenders and shall be in form and substance reasonably acceptable to Agent and the Required Lenders.

4.15 Reserved.

4.16 Appraisals. Borrower acknowledges that it has, within ninety (90) days after the SCP Closing Date, the Borrower delivered to the Agent (1) real estate appraisals prepared by an appraiser retained by the SCP Agent in conformance with FIRREA appraisal requirements for Real Estate owned in fee by a Credit Party or Subsidiary thereof (other than the unimproved land located in Stockton, California), (2) machinery and equipment appraisals prepared by an appraiser retained by the SCP Agent and (3) intellectual property appraisals prepared by an appraiser retained by the SCP Agent, in each case in form and substance acceptable to, and conducted by appraisers satisfactory to, SCP Agent.

4.17 Reserved.

4.18 Reserved.

4.19 Reserved.

4.20 Reserved.

4.21 Other Bankruptcy Documents. The Borrower shall deliver to Agent and Lenders (a) as soon as practicable in advance of filing with the Bankruptcy Court the proposed Interim Order, the proposed Final Order and pleadings proposed to be filed seeking approval of the Loans (which, in each case, must be in form and substance reasonably satisfactory to the Agent and the Lenders prior to being filed), any plan of reorganization or liquidation, and any disclosure statement related to such plan; (b) contemporaneously with delivery thereof to the Creditors’ Committee or any other official or unofficial creditors’ committee in the Case, copies of all material written reports and all term sheets for a Reorganization Plan or any sale under Section 363 of the Bankruptcy Code given by the Credit Parties to the Creditors’ Committee or any other official or unofficial creditors’ committee in the Case, with copies of such reports and term sheets also provided to or served on Agent’s counsel; and (d) access to information (including historical information) and personnel, including, without limitation, regularly scheduled meetings as mutually agreed with senior management and the Chief Financial Officer, or such other officer of the Borrower with similar responsibility, and other company advisors, which meetings shall include reports with respect to asset sales, cost savings, store closures and other matters reasonably requested by the Lenders.

4.22 Bankruptcy Matters.

(a) The Credit Parties shall comply with each of the Milestones.

(b) The Borrower shall file with the Bankruptcy Court and deliver to Agent, within thirty (30) days after the Closing Date, all Schedules of the Credit Parties.

(c) In addition to publication notice approved by the Bankruptcy Court, the Borrower shall serve all secured creditors, all judgment creditors (if any), the twenty (20) largest unsecured creditors, the federal and state taxing authorities, the PBGC, the union, Environmental Protection Agency and any other party the Borrower is reasonably aware is claiming an interest in the Collateral in accordance with the Federal Rules of Bankruptcy Procedure a copy of the Motion and Interim Order as approved by the Bankruptcy Court in accordance with the Federal Rules of Bankruptcy Procedure.

(d) The Credit Parties are authorized and directed to make payment of reasonable and documented fees and disbursements to the legal, financial and other professionals retained by the Agent, the Pre-Petition Agent and Lenders in cash within ten (10) Business Days of receipt of an invoice therefore (or all portions of such invoice to which the Credit Parties do not have a good faith objection, with the reasonableness of any disputed amounts to be determined forthwith by the Bankruptcy Court). No recipient of any such payment shall be required to file any interim or final fee application with the Bankruptcy Court or otherwise seek bankruptcy court approval of any such payments.

(e) The Borrower shall maintain at all times the Carve-Out Reserve Account and deposit $6,000,000 of the proceeds of the Loans made on the date of the Final Order to be held in escrow for the Professionals (as defined in the Interim Order or Final Order, as applicable) and, if funds are not otherwise available, paid as contemplated in accordance with the Budget, the Carve-Out and the Loan Documents.

(f) Upon the entry of the Interim Order and within ten Business Days of receipt of an invoice, payment of all accrued and unpaid fees and disbursements owed to the Agent and Lenders, including all reasonable and documented out-of-pocket fees and expenses of counsel and other professionals of the Agent and Lenders arising under the applicable existing loan agreement and, in each case, incurred prior to the Petition Date.

4.23 Leases. No Credit Party may assume or reject any real property lease (or sublease or other occupancy contract) with respect to any Store without the prior written consent of the Agent at the direction of the Required Lenders (such consent not to be unreasonably withheld, conditioned or delayed).

4.24 Financing Orders. The Credit Parties shall comply with the Interim Order and the Final Order, as then in effect, in all respects.

ARTICLE V.

NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid, unsatisfied or outstanding:

5.1 Limitation on Liens. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following:

(a) any Lien existing on the Property of a Credit Party or a Subsidiary of a Credit Party on the Closing Date and permitted by subsection 5.5(c), including replacement or substitute Liens on the Property currently subject to such Liens securing Indebtedness permitted by subsection 5.5(c);

(b) any Lien created under any Loan Document;

(c) Liens for Taxes, fees, assessments or other governmental charges (i) which are not past due or remain payable without penalty, or (ii) the non-payment of which is permitted by Section 4.7(a);

(d) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the Ordinary Course of Business which are not past due for a period of more than 30 days or remain payable without penalty or which are being contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto and for which adequate reserves in accordance with GAAP are being maintained;

(e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeals bonds, bids, leases, governmental contract, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or to secure liability to insurance carriers;

(f) Liens consisting of judgment or judicial attachment liens (other than for payment of taxes, assessments or other governmental charges), provided that the enforcement of such Liens is effectively stayed and all such Liens secure claims in the aggregate at any time outstanding for the Credit Parties and their Subsidiaries not exceeding $10,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage);

(g) easements, rights-of-way, zoning and other restrictions, minor defects or other irregularities in title, and other similar encumbrances which do not in any case materially detract from the value of the Property subject thereto or interfere in any material respect with the ordinary conduct of the businesses of any Credit Party or any Subsidiary of any Credit Party;

(h) Liens on any Property acquired or held by any Credit Party or any Subsidiary of any Credit Party securing Indebtedness incurred or assumed for the purpose of financing (or refinancing) all or any part of the cost of acquiring, constructing, repairing, replacing or improving such Property and permitted under subsection 5.5(d); provided that (i) any such Lien attaches to such Property concurrently with or within one hundred eighty (180) days after the acquisition, construction, repair, replacement or improvement thereof, (ii) such Lien attaches solely to the Property so acquired, constructed, repaired, replaced or improved in such transaction and the proceeds thereof, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such Property;

(i) Liens securing Capital Lease Obligations permitted under subsection 5.5(d);

(j) any interest or title of a lessor or sublessor under any lease not prohibited by this Agreement;

(k) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Subsidiaries in the Ordinary Course of Business not prohibited by this Agreement;

(l) Liens arising from the filing of precautionary uniform commercial code financing statements with respect to any lease not prohibited by this Agreement;

(m) non-exclusive licenses and sublicenses granted by a Credit Party and leases or subleases (by a Credit Party as lessor or sublessor) to third parties in the Ordinary Course of Business not interfering in any material respect with the business of the Credit Parties or any of their Subsidiaries;

(n) Liens in favor of collecting banks arising by operation of law under Article 4 of the Uniform Commercial Code;

(o) Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits;

(p) Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business, which payments are not overdue for a period of more than thirty (30) days and no other action has been taken to enforce such Lien or which are being contested in good faith;

(q) Liens securing the SCP Obligations;

(r) Liens solely on assets of Foreign Subsidiaries securing Indebtedness incurred pursuant to Section 5.5(i); and

(s) Liens existing on the Property (other than ABL Priority Collateral) of any Person at the time such Person becomes a Subsidiary after the Closing Date in connection with a Permitted Acquisition; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or Property (other than the proceeds or products thereof and accessions or additions thereto) and (iii) such Liens do not secure Indebtedness in excess of $10,000,000.

5.2 Disposition of Assets. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose (collectively, “dispositions”) of (whether in one or a series of transactions) any Property (including the Stock of any Subsidiary of any Credit Party, whether in a public or a private offering or otherwise, and accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

(a) dispositions of Inventory to retail, wholesale and commercial customers, or worn-out or surplus Property, all in the Ordinary Course of Business, excluding, in each case, dispositions in connection with Store closures;

(b) (i) dispositions of Cash Equivalents in the Ordinary Course of Business made to a Person that is not an Affiliate of any Credit Party and (ii) conversions of Cash Equivalents into cash or other Cash Equivalents;

(c) transactions permitted under Section 5.1(m);

(d) as long as (i) no Event of Default hereof then exists or would arise therefrom, (ii) [reserved], (iii) not less than eighty-five percent (85%) of the aggregate sales price from such disposition shall be paid in cash, and (iv) the assets subject to any such sale are sold at arm’s length for an amount not less than the fair market value thereof, bulk sales or other dispositions of the Credit Parties’ Inventory and other assets not in the Ordinary Course of Business in connection with Store closings; provided that (i) such Store closures and related Inventory and other asset dispositions shall not exceed, in any Fiscal Year of the Borrower and its Subsidiaries after the SCP Closing Date, the lesser of (x) two hundred (200) stores or (y) five percent (5%) of the number of the Credit Parties’ Stores as of the beginning of such Fiscal Year (in each case, net of (1) Store openings during such Fiscal Year and (2) Store relocations (A) occurring substantially contemporaneously, but in no event later than sixty (60) Business Days after the related Store closure date, or (B) wherein a binding lease has been entered into prior to the related Store closure date), and (ii) as of any date after the SCP Closing Date, the aggregate number of such Store closures since the SCP Closing Date shall not exceed six hundred (600) Stores (net of (1) Store openings from and after the SCP Closing Date) and (2) Store relocations (A) occurring substantially contemporaneously, but in no event later than sixty (60) Business Days after the related Store closure date or (B) wherein a binding lease has been entered into prior to the related Store closure date); provided further, that (I) all sales of Inventory and other assets in connection with Store closings in a transaction or series of related transactions shall be in accordance with liquidation agreements and with professional liquidators reasonably acceptable to the Agent, (II) the net cash proceeds received in connection with such asset sales shall be applied to prepay the Obligations in accordance with Section 1.8 and (III) to the extent at least fifteen (15) Stores are closed in any Fiscal Month (net of any Store openings for such Fiscal Month), the Agent shall have received a Borrowing Base Certificate giving effect to such disposition on a Pro Forma Basis, which shall include any SCP Inventory Sale Reserve with respect thereto;

(e) dispositions of property (other than Inventory, Accounts, Real Estate and Intellectual Property) not otherwise permitted under this Section 5.2; provided that (i) at the time of such Disposition, no Default or Event of Default shall exist or would arise from such Disposition, (ii) not less than eighty-five percent (85%) of the aggregate sales price from such disposition shall be paid in cash, (iii) the assets subject to any such sale are sold at arm’s length for an amount not less than the fair market value thereof and (iv) the aggregate book value of all property disposed of pursuant to this clause (e) shall not exceed $20,000,000 in any Fiscal Year or $50,000,000 in the aggregate after the Closing Date;

(f) as long as no Event of Default hereof then exists or would arise therefrom, disposition of the Real Estate located at 401/501 NE 38th Street, Fort Worth, Texas 76106 and all fixtures and related assets so long as not less than 85% of the aggregate sale price from such disposition shall be paid in cash;

(g) as long as no Event of Default hereof then exists or would arise therefrom, dispositions of the unimproved land located in Stockton, California;

(h) dispositions of Property by any Credit Party or any of its Subsidiaries to any other Credit Party or Subsidiary of a Credit Party; provided that if the transferor of such Property is a Credit Party, the transferee thereof must be a Credit Party;

(i) dispositions of Property expressly permitted by Section 5.4, Section 5.11, the Interim Order or the Final Order;

(j) Approved Sales or any liquidation of property of any Credit Party or its Subsidiaries in connection with store closings on terms and conditions approved by the Bankruptcy Court; and

(k) dispositions contemplated in the Milestones.

5.3 Consolidations and Mergers. Except as provided in Section 5.2, no Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except upon not less than five (5) Business Days prior written notice to Agent and compliance with the terms of Section 4.13, (a) any Subsidiary of the Borrower may merge with or dissolve or liquidate into or transfer or dispose of all or substantially all of its assets to the Borrower or another Credit Party, provided that the Borrower or other Credit Party shall be the continuing or surviving entity and all actions required to maintain perfected Liens on the Stock of the surviving entity and other Collateral in favor of Agent shall have been completed and (b) any Subsidiary that is not a Credit Party may merge with or dissolve or liquidate into or transfer or dispose of its assets to another Subsidiary that is not a Credit Party.

5.4 Acquisitions; Loans and Investments. No Credit Party shall and no Credit Party shall suffer or permit any of its Subsidiaries to (i) purchase or acquire, or make any commitment to purchase or acquire any Stock or Stock Equivalents, or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, or (ii) make or commit to make any Acquisitions, including without limitation, by way of merger, consolidation or other combination or (iii) make or purchase, or commit to make or purchase, any advance, loan, extension of credit or capital contribution to or any other investment in, any Person, including the Borrower, any Affiliate of the Borrower or any Subsidiary of the Borrower (the items described in clauses (i), (ii) and (iii) are referred to as “Investments”), except for the following (“Permitted Investments”):

(a) Investments in cash and Cash Equivalents;

(b) Investments consisting of (i) advances, loans, extensions of credit or capital contributions by any Credit Party to or in any other then existing Credit Party; provided, that (A) if any Credit Party executes and delivers to the Borrower a note (collectively, the “Intercompany Notes”) to evidence any such Investments described in the foregoing clause (i), that Intercompany Note shall be pledged and delivered to Agent as additional collateral security for the Obligations; (B) the Borrower shall accurately record all intercompany transactions on its books and records; and (C) at the time any such intercompany loan or advance is made by the Borrower to any other Credit Party and after giving effect thereto, the Borrower shall be Solvent; and (ii) advances, loans, extensions of credit or capital contributions by an Excluded Subsidiary to or in the Borrower or any Subsidiary; provided that to the extent any Indebtedness is owed by a Credit Party to an Excluded Subsidiary, it is subordinated to the Obligations on terms reasonably acceptable to the Agent;

(c) Investments consisting of the non-cash portion of consideration received in connection with transactions permitted pursuant to Section 5.2;

(d) Investments acquired in connection with the settlement of delinquent Accounts in the Ordinary Course of Business or in connection with the bankruptcy or reorganization of suppliers or customers;

(e) Investments existing on the Closing Date and set forth in Schedule 5.4;

(f) loans or advances to employees permitted under subsections 5.6(f) and (g);

(g) [Reserved];

(h) [Reserved];

(i) [Reserved];

(j) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the Ordinary Course of Business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other creditors to suppliers in the Ordinary Course of Business;

(k) Investments consisting of Contingent Obligations permitted by Section 5.9; and

(l) Restricted Payments permitted by Section 5.11.

Notwithstanding the foregoing terms of this Section 5.4 or any other Section of this Agreement, no Foreign Subsidiary of the Borrower shall own a Domestic Subsidiary.

5.5 Limitation on Indebtedness. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, create, incur, assume, permit to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except for the following (“Permitted Indebtedness”):

(a) the Obligations;

(b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 5.9;

(c) Indebtedness existing on the Closing Date (including outstanding letters of credit, so long as such letters of credit are terminated or backstopped on or prior to the expiration date of such letters credit as in effect on the Closing Date, without giving effect to any auto-renewal feature thereof) and set forth in Schedule 5.5, including Permitted Refinancings of such Indebtedness other than letters of credit;

(d) Indebtedness consisting of Capital Lease Obligations or secured by Liens permitted by subsection 5.1(h) in existence on the Closing Date;

(e) unsecured intercompany Indebtedness permitted pursuant to subsection 5.4(b);

(f) the SCP Obligations; provided that the principal amount of the SCP Obligations shall in no event exceed the Maximum SCP Facility Amount (as defined in the Intercreditor Agreement);

(g) Indebtedness incurred in the ordinary course of business in connection with the financing of insurance premiums; and

(h) Indebtedness under the 6.75% Notes and Permitted Refinancings thereof.

5.6 Employee Loans and Transactions with Affiliates. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Borrower or of any such Subsidiary, except:

(a) as expressly permitted by this Agreement;

(b) in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of such Credit Party or such Subsidiary upon fair and reasonable terms no less favorable to such Credit Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Borrower or such Subsidiary and which are disclosed in writing to Agent;

(c) (i) transactions among the Credit Parties or a Person that becomes a Credit Party as a result of such transaction and (ii) transactions among Subsidiaries that are not Credit Parties;

(d) employment and severance arrangements between the Borrower and its Subsidiaries and their respective officers and employees in the Ordinary Course of Business;

(e) the payment of customary fees, compensation and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers and employees of the Borrower and its Subsidiaries in the Ordinary Course of Business;

(f) loans or advances to employees of Credit Parties for travel, entertainment and relocation expenses and other ordinary business purposes in the Ordinary Course of Business not to exceed $5,000,000 in the aggregate outstanding at any time;

(g) non-cash loans or advances made by Borrower to employees of Credit Parties that are simultaneously used by such Persons to purchase Stock or Stock Equivalents of Borrower; and

(h) such other transactions existing as of the Closing Date which are described in Schedule 5.6.

5.7 Cash Collateral Order. No Credit Party shall propose an order permitting the use of Cash Collateral, the terms of which, and no Credit Party shall use the Cash Collateral in a manner that, would allow the aggregate principal amount of the pre-petition or pre-filing loans and letters of credit included in the ABL Claims to exceed the Maximum ABL Facility Amount (each as defined in the Intercreditor Agreement), after giving effect to the provisions of Section 9.1(a)(ii) of the Intercreditor Agreement.

5.8 Margin Stock; Use of Proceeds. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, use any portion of the Loan proceeds, directly or indirectly, to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness of any Credit Party or others incurred to purchase or carry Margin Stock, or otherwise in any manner which is in contravention of any Requirement of Law or in violation of this Agreement.

5.9 Contingent Obligations. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except in respect of the Obligations and except:

(a) endorsements for collection or deposit in the Ordinary Course of Business;

(b) Rate Contracts entered into in the Ordinary Course of Business for bona fide hedging purposes and not for speculation;

(c) Contingent Obligations of the Credit Parties and their Subsidiaries existing as of the Closing Date and listed in Schedule 5.9, including extension, renewals and replacements thereof which do not increase the amount of such Contingent Obligations or impose materially more restrictive or adverse terms on the Credit Parties or their Subsidiaries, taken as a whole, as compared to the terms of the Contingent Obligation being renewed or extended;

(d) Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent title insurance policies;

(e) Contingent Obligations arising with respect to customary indemnification obligations in favor of (i) sellers in connection with Acquisitions not prohibited hereunder and (ii) purchasers (other than a Credit Party or any Subsidiary thereof) in connection with dispositions permitted under Section 5.2;

(f) Contingent Obligations arising under Letters of Credit;

(g) Contingent Obligations arising under guaranties made in the Ordinary Course of Business of obligations of any Credit Party, which obligations, if Indebtedness, are otherwise permitted by Section 5.5 (other than subsection 5.5(b)); provided that if such obligation is subordinated to the Obligations, such guaranty shall be subordinated to the same extent; and

(h) Contingent Obligations relating to surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the Ordinary Course of Business (including in connection with the construction or improvement of retail stores), including guarantees or obligations with respect to letters of credit supporting such surety, appeal or performance bond.

5.10 Compliance with ERISA. No ERISA Affiliate shall cause or suffer to exist (a) any event that could reasonably be expected to result in the imposition of a Lien on any asset of a Credit Party or a Subsidiary of a Credit Party with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event, that would, in the aggregate, have a Material Adverse Effect or result in unsecured Liabilities in excess of $10,000,000. No Credit Party shall cause or suffer to exist any event that could reasonably be expected to result in the imposition of a Lien with respect to any Benefit Plan.

5.11 Restricted Payments. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, except for the L/C Reimbursement Obligations, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any Stock or Stock Equivalent or (ii) purchase, redeem or otherwise acquire for value any Stock or Stock Equivalent now or hereafter outstanding (the items described in clauses (i) and (ii) above are referred to as “Restricted Payments”); except that any Wholly-Owned Subsidiary of the Borrower may declare and pay dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower, and except that:

(a) Borrower may declare and make dividend payments or other distributions payable solely in its Stock or Stock Equivalents;

(b) the Borrower may issue and sell its common capital Stock;

(c) [reserved];

(d) [reserved];

(e) the Borrower may make cash payments in lieu of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Stock and Stock Equivalents; provided that any such cash payment shall not be for the purpose of evading the limitations of this Agreement;

(f) the Borrower may repurchase its Stock upon exercise of stock options or warrants if such Stock represents a portion of the exercise price for applicable withholding taxes; and

(g) the Borrower may make all payments required, ordered or otherwise authorized by the Bankruptcy Court in the Interim Order or Final Order, including without limitation adequate protection payments in connection with the liens granted therein.

5.12 Change in Business. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, engage in any line of business substantially different from those lines of business carried on by it on the Closing Date and other activities reasonably related or incidental thereto or reasonably related or incidental to liquidating the Debtors’ business.

5.13 Change in Structure. Except as expressly permitted under Sections 5.2, 5.3 and 5.4, no Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, make any material changes in its equity capital structure or amend any of its Organization Documents in any material respect and, in each case, in any respect adverse to Agent or Lenders.

5.14 Changes in Accounting, Name or Jurisdiction of Organization. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (i) make any significant change in accounting treatment or reporting practices, except as required by GAAP, (ii) change the Fiscal Year or method for determining Fiscal Quarters of any Credit Party or of any Consolidated Subsidiary of any Credit Party unless such change shall be reasonably acceptable to the Required Lenders (it being understood and agreed that a change of the Borrower’s Fiscal Year to a period ending on the Saturday closest to the last day of January, and corresponding changes to the Borrower’s Fiscal Quarters and Fiscal Months are reasonably acceptable to the Required Lenders), (iii) change its name as it appears in official filings in its jurisdiction of organization or (iv) change its jurisdiction of organization, in the case of clauses (iii) and (iv), without at least ten (10) days’ prior written notice to Agent and the acknowledgement of Agent that all actions required by Agent or the Required Lenders, including those to continue the perfection of its Liens, have been completed.

5.15 Amendments to Other Agreements. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, (i) amend, supplement, waive or otherwise modify any provision of (A) any SCP Loan Document in a manner prohibited by the Intercreditor Agreement or (B) any lease for any of the Credit Parties’ distribution centers or warehouses or any Material Contract (excluding Wireless Carrier Contracts) which would reasonably be expected to have a Material Adverse Effect or (C) any Wireless Carrier Contract in any manner without the consent of the Required Lenders, or (ii) take or fail to take any action under any SCP Loan Document, any Wireless Carrier Contract, any lease for any of the Credit Parties’ distribution centers or warehouses or any other Material Contract that would reasonably be expected to have a Material Adverse Effect. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, terminate or commit any material default under any Wireless Carrier Contract without the consent of the Required Lenders.

5.16 No Negative Pledges. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance of any kind on the ability of any Subsidiary of a Credit Party to pay dividends or make any other distribution on any of such Subsidiary’s Stock or Stock Equivalents or to pay fees, including management fees, or make other payments and distributions to the Borrower or any other Credit Party, except for (a) any restriction in the Loan Documents or other orders in the Case reasonably satisfactory to the Agent, the SCP Loan Documents and the 6.75% Notes Indenture, (b) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures and applicable solely to such joint venture entered into in the Ordinary Course of Business, (c) restrictions existing pursuant to applicable law, (d) restrictions binding upon a Subsidiary at the time the Subsidiary becomes a Subsidiary so long as such obligation was not entered into in contemplation of such Person becoming a Subsidiary, and (e) restrictions binding upon any Foreign Subsidiary in connection with the incurrence of any Indebtedness permitted hereunder. No Credit Party shall directly or indirectly, enter into, assume or become subject to any Contractual Obligation prohibiting or otherwise restricting the existence of any Lien upon any of its assets in favor of Agent, whether now owned or hereafter acquired except (a) in connection with any document or instrument governing Liens permitted pursuant to subsections 5.1(h), 5.1(i) and 5.1(r) provided that any such restriction contained therein relates only to the asset or assets subject to such permitted Liens, (b) customary restrictions in leases, subleases, licenses or asset sale agreements otherwise not prohibited hereby so long as such restrictions relate to the assets subject thereto, (c) prohibitions existing pursuant to applicable law, (d) restrictions binding upon a Subsidiary at the time the Subsidiary becomes a Subsidiary so long as such obligation was not entered into in contemplation of such Person becoming a Subsidiary, and (v) restrictions binding upon any Foreign Subsidiary in connection with the incurrence of any Indebtedness permitted hereunder.

5.17 OFAC; Patriot Act. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to fail to comply with the laws, regulations and executive orders referred to in Sections 3.28 and 3.29.

5.18 Sale-Leasebacks. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, engage in a sale leaseback, synthetic lease or similar transaction involving any of its assets.

5.19 Hazardous Materials. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, cause or suffer to exist any Release of any Hazardous Material at, to or from any Real Estate that would violate any Environmental Law, form the basis for any Environmental Liabilities or otherwise adversely affect the value or marketability of any Real Estate (whether or not owned by any Credit Party or any Subsidiary of any Credit Party).

5.20 Prepayments of Other Indebtedness. Except as permitted or required in the Interim Order or Final Order, as applicable, or as otherwise agreed by Agent, no Credit Party shall and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any pre-petition Indebtedness other than the Obligations.

5.21 Reserved.

5.22 Bankruptcy Matters.

(a) No Credit Party shall directly or indirectly, seek, consent to, incur, assume, create, permit or suffer to exist: (i) any material modification or amendment or stay or vacation to the Interim Order or Final Order, unless the Agent and the Lenders have consented to such modification, stay, vacation or amendment in writing; (ii) entry of any material order impacting this financing or the Collateral in the Case that is not, in form and substance, reasonably satisfactory to Agent and the Lenders; (iii) a claim for any administrative expense or unsecured claim which is pari passu with or senior to the Superpriority Claim of the Agent and the Lenders in respect of the Obligations, except for the Carve-Out; or (iv) any Lien on any Collateral having a priority equal or senior to the Liens in favor of the Secured Parties in respect of the Obligations (subject to the Permitted Liens and the Carve-Out).

(b) Prior to the date on which the Obligations have been indefeasibly paid in full in cash and Agent and Lenders’ commitment to make advances or incur Letter of Credit Obligations has been terminated, the Credit Parties shall not pay any administrative expense claims not provided for in the Budget, without the consent of the Agent, the Required Revolving Lenders and the Required LC Facility Lenders; provided however that the Credit Parties may pay administrative expense claims with respect to (i) the Carve-Out, (ii) Obligations due and payable hereunder and (iii) Allowed Professional Fees and Statutory Fees as set forth in the Budget allocated to the Credit Parties during the Case.

(c) No Credit Party shall make any expenditure except of the type and for the purposes provided for in the Budget and subject to the variances provided herein.

(d) No Credit Party shall materially amend, modify or supplement the Bidding Procedures or any agreement providing for an Approved Sale without the prior consent of Agent, the Required Revolving Lenders and the Required LC Facility Lenders.

(e) No Credit Party shall seek, consent to or permit to exist, without the prior consent of the Agent (at the direction of the Required Lenders), any order granting authority to take any action that is prohibited by the terms of this Agreement or the other Loan Documents or refrain from taking any action that is required to be taken by the terms of this Agreement or any of the other Loan Documents.

ARTICLE VI.

SUPERPRIORITY CLAIMS, COLLATERAL SECURITY, ETC.

6.1 Superpriority Claims and Collateral Security. Each Credit Party hereby represents, warrants and covenants that:

(a) The Case was commenced on the Petition Date in accordance with applicable law and proper notice has been or will be given of (i) the motion seeking approval of the Loan Documents, the Interim Order and Final Order, (ii) the hearing for the entry of the Interim Order, and (iii) the hearing for the entry of the Final Order, as applicable, all notices required to be given to all parties specified in the Interim Order or the Final Order, as applicable.

(b) Neither the incurrence of the Obligations, the granting of Liens on the Collateral under this Agreement or the transfer of any interest in property was incurred, granted or transferred, as applicable, with any intent to hinder, delay or defraud any of its respective creditors;

(c) The Interim Order or the Final Order, as applicable, has been entered by the Bankruptcy Court and is in full force and effect, and has not been materially amended or modified except to the extent consented to by the Agent, the Required Revolving Lenders and the Required LC Facility Lenders, or stayed or reversed.

6.2 Grant of Security. To secure the prompt payment and performance of any and all Post-Petition Obligations (and upon entry of the Final Order, any and all Obligations, including without limitation, all Pre-Petition Obligations and Post-Petition Obligations) each Credit Party hereby pledges, assigns and grants to the Agent, for the benefit of the Secured Parties, pursuant to Section 364(c)(2), that, on or as of the Petition Date is not subject to valid, perfected and non-avoidable liens (collectively, the “Unencumbered Property”), (ii) pursuant to Section 364(c) and (d) of the Bankruptcy Code, a security interest in, and Lien on, all pre- and post- petition property of the Debtors, whether existing on the Petition Date or thereafter acquired (collectively, the “DIP Collateral”). The security interest and Lien granted pursuant to this Section 6.2 (collectively, the “DIP Liens”) comprise, subject to the Carve-Out:

(a) pursuant to Section 364(c)(2) of the Bankruptcy Code, a continuing valid, enforceable, fully perfected first priority security interest in, and Lien on, all of the Debtors’ right, title and interest in and to and under all DIP Collateral that is not otherwise encumbered by a validly perfected security interest or lien on the Petition Date;

(b) subject to ABL Permitted Third Party Liens (as defined in the Interim Order), pursuant to Section 364(d) of the Bankruptcy Code, a continuing valid, enforceable, fully perfected first priority senior priming security interest in, to and under all ABL Priority Collateral, which priming security interest and priming Lien is senior to (i) the security interests and Liens held by the Pre-Petition Agent, on behalf of the Pre-Petition

Secured Parties; (ii) the security interests and Liens held by the SCP Agent, on behalf of the SCP Lenders and (iii) the Adequate Protection Liens (as defined in the Interim Order);

(c) pursuant to Section 364(c)(3) of the Bankruptcy Code, a continuing, valid, enforceable, fully perfected security interest in, and Lien on, all of the Debtors’ right, title and interest, in and to and under all SCP Priority Collateral, which security interest and Lien is junior to, but only to, (i) the Permitted SCP Priority Liens (as defined in the Interim Order), (ii) the SCP Adequate Protection Liens (as defined in the Interim Order) and (iii) ABL Permitted Third Party Liens; provided that such security interest and Lien shall be senior to (x) the security interests and liens held by the Pre-Petition Agent, on behalf of the Pre-Petition Secured Parties, and (v) the ABL Adequate Protection Liens (as defined in the Interim Order).

The DIP Liens shall not be subject to Section 551 of the Bankruptcy Code.

6.3 Administrative Priority. Each Credit Party agrees that all Post-Petition Obligations (and upon the entry of the Final Order, all Obligations, including without limitation, all Pre-Petition Obligations and Post-Petition Obligations) shall constitute allowed Superpriority Claims, subject only to the Carve-Out, provided that, the Pre-Petition L/C Reimbursement Obligations with respect to any Letter of Credit renewed, replaced or extended after the Petition Date and prior to the entry of the Final Order shall, upon such renewal, replacement or extension, constitute allowed Superpriority Claims, subject only to the Carve-Out.

6.4 No Filings Required. The Liens securing the Obligations shall be deemed valid and perfected and duly recorded by entry of the Interim Order. Agent shall not be required to file any financing statements, mortgages, notices of Lien or similar instruments in any jurisdiction or filing office or to take any other action in order to validate or perfect the Lien granted by or pursuant to the Interim Order, the Final Order, this Agreement or any Other Document.

6.5 Grants, Rights and Remedies.

(a) The Lien and administrative priority granted by or pursuant to the Interim Order, the Final Order, this Agreement or any Other Document are independently granted. The Interim Order, the Final Order, this Agreement and the Other Documents supplement each other, and the grants, priorities, rights and remedies of Agent and Lenders hereunder and thereunder are cumulative. Notwithstanding the provisions of Section 362 of the Bankruptcy Code, and subject to Section 7.2 and the Interim Order or Final Order, as the case may be, upon the maturity (whether by acceleration or otherwise) of any of the Obligations, the Lenders (or the Agent on behalf of the Lenders) shall be entitled to immediate payment of such Obligations and to enforce the remedies provided for hereunder or under applicable law, without further application to or order by the Bankruptcy Court.

(b) The agreement of the Agent and the Lenders to provide post-petition financing to the Credit Parties will not prohibit Agent or Lenders from moving the Bankruptcy Court for any other further relief which Agent or Lenders believe in good faith to be reasonably and immediately necessary to protect their rights with respect to the Collateral (including a request for Credit Parties to abandon any part of the Collateral) or otherwise.

6.6 No Discharge; Survival of Claims. Each Credit Party agrees that (a) the Obligations shall not be discharged by the entry of an order confirming a Reorganization Plan and hereby waives any such discharge, unless all commitments of the Lenders to make Loans or issue (or cause to be issued) Letters of Credit hereunder have been terminated, the Obligations have been indefeasibly paid in full, in cash, and all Letters of Credit have been cancelled (or cash collateralized or otherwise back-stopped, in each case, to the satisfaction of each L/C Facility Lender), and (b) it shall not propose or support any Reorganization Plan that is not conditioned upon termination of all commitments of the Lenders to make Loans or issue (or cause to be issued) Letters of Credit hereunder, the indefeasible payment in full, in cash, of all Obligations, the cancellation of all Letters of Credit (or the cash collateralization or other back-stopping, in each case, to the satisfaction of each L/C Facility Lender) and the release of the Agent and the Lenders in full from all claims of the Credit Parties and their estates, in each case, on or before the effective date of such Reorganization Plan.

6.7 [Reserved].

6.8 Exclusive Remedy For Any Alleged Post-Petition Claim. If any Credit Party asserts that it has any adverse claims against Agent or Lenders, with respect to this Agreement and the transactions contemplated hereby, each Credit Party agrees that its sole and exclusive remedy for any and all such adverse claims will be an action for monetary damages (the “Damage Lawsuit”). Any such Damage Lawsuit, regardless of the procedural form in which it is alleged (e.g., by complaint, counterclaim, cross-claim, third-party claim, or otherwise) will be severed from any enforcement by Agent and Lenders of their legal, equitable, and contractual rights (including collection of the Obligations and foreclosure or other enforcement against the Collateral) pursuant to the Other Documents, and the Damage Lawsuit (including any and all adverse claims alleged against Agent or Lenders) cannot be asserted by any Credit Party as a defense, setoff, recoupment, or grounds for delay, stay, or injunction against any enforcement by Agent or Lenders of their legal, equitable, and contractual rights under the Final Order, the Other Documents, and otherwise.

6.9 Prohibition on Surcharge; Etc. No Person will be permitted to surcharge the Collateral under Section 506(c) of the Bankruptcy Code, nor shall any costs or expenses whatsoever be imposed against the Collateral, except for the Carve-Out. The prohibition on surcharging or priming of the Liens of Agent on the Collateral will survive the termination of this Agreement and the dismissal of the Case, such that no Person will be permitted to obtain a Lien or rights (through any means, at law or in equity) which in any case is equal or senior to the Liens of Agent on the Collateral. Upon the termination of this Agreement and the dismissal of the Case, the Bankruptcy Court will retain jurisdiction over the Collateral for the limited purpose of enforcing this Article 5.

6.10 Marshalling Obligations. The Agent shall not be subject to any equitable remedy of marshalling.

ARTICLE VII.

EVENTS OF DEFAULT

7.1 Events of Default. Any of the following shall constitute an “Event of Default”:

(a) Non-Payment. Any Credit Party fails (i) to pay when and as required to be paid herein, any amount of principal of any Loan, including after maturity of the Loans, or to pay any L/C Reimbursement Obligation or (ii) to pay within three (3) Business Days after the same shall become due, any fee, interest or any other amount payable hereunder or pursuant to any other Loan Document;

(b) Representation or Warranty. (i) Any representation, warranty or certification by or on behalf of any Credit Party or any of its Subsidiaries made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by any such Person, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any other Loan Document, shall prove to have been incorrect in any material respect (without duplication of other materiality qualifiers contained therein) on or as of the date made or deemed made or (ii) any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect (other than (A) inadvertent, immaterial errors not exceeding $750,000 in the aggregate in any Borrowing Base Certificate and (B) errors understating the Revolving Borrowing Base);

(c) Reserved;

(d) Specific Defaults. Any Credit Party or Subsidiary of any Credit Party fails to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document (other than Section 7.1(f)), and such default shall continue unremedied for a period of fifteen (15) days after the earlier to occur of (i) the date upon which a Responsible Officer of any Credit Party becomes aware of such default and (ii) the date upon which written notice thereof is given to the Credit Parties by Agent, at the direction of the Required Lenders, or Required Lenders;

(e) Reserved;

(f) Bankruptcy Defaults and Events of Default. The occurrence of any of the following in the Case:

(i) failure to meet any of the Milestones, to the extent not cured or waived within two (2) Business Days;

(ii) the Interim Order is not entered within three (3) Business Days of the Petition Date;

(iii) the Final Order is not entered (A) prior to the expiration, termination or vacation of the Interim Order and (B) in any case, twenty-five (25) days after the Petition Date;

(iv) without the consent of the Agent and the Lenders, the filing of any motion by the Credit Parties seeking approval of (or the entry of an order by the Bankruptcy Court approving) adequate protection to the Pre-Petition Agent or any Pre-Petition Lender that is inconsistent in any material respect with the Interim Order and/or the Final Order;

(v) other than in connection with the payment in full or refinancing of the Obligations, the filing of any motion, taking of any action or the filing of any Reorganization Plan or disclosure statement in the Case by any Credit Party (A) to obtain additional financing under Section 364(c) or (d) of the Bankruptcy Code not otherwise permitted pursuant to the Loan Documents, (B) to grant any Lien other than Permitted Liens upon or affecting any Collateral, (C) except as provided in the Interim Order or the Final Order, as the case may be, to use cash collateral under Section 363(c) of the Bankruptcy Code without prior written consent of the Agent and the Lenders, (D) that seeks to prohibit the Agent or the Lenders from credit bidding on any or all of the Credit Parties’ assets during the pendency of the Case or (E) that is otherwise materially adverse to the Agent or its rights and remedies hereunder or its interest in the Collateral;

(vi) this Agreement, any of the other Loan Documents, the Interim Order or the Final Order for any reason ceases to be in full force and effect or is declared to be null and void by a court of competent jurisdiction, or any of the Credit Parties or any of their Subsidiaries shall seek to, or shall support (in any such case by way of any motion or other pleading filed with the Bankruptcy Court or any other writing to another party-in-interest executed by or on behalf of such Credit Party or such Person) any other Person’s motion to, disallow in whole or in part the Secured Parties’ claim in respect of the Obligations or to challenge the validity of any portion of the Loan Documents, the Loans, the Pre-Petition Credit Agreement and the related Obligations or the applicability or enforceability of same or which seeks to void, limit, subordinate or otherwise adversely affect any Liens in favor of any Secured Party or any payment pursuant to the Loan Documents or the Pre-Petition Credit Agreement;

(vii) any Lien or security interest purported to be created under the Loan Documents shall cease to be, or shall be asserted by any Credit Party not to be, a valid and perfected lien on or security interest in any of the Collateral, with the priority set forth herein and in the related Loan Documents;

(viii) the Bankruptcy Court shall enter one or more orders granting relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code to allow any one or more creditors to execute upon or enforce liens on or security interests in any Collateral that individually or cumulatively has an aggregate fair market value in excess of $2,000,000 (subject to customary exceptions and other exceptions to be agreed upon, including, without limitation, exceptions for enforcement of rights with respect to Pre-Petition cash collateral supporting letters of credit and insurance programs);

(ix) the Bankruptcy Court shall enter any order revoking, reversing, staying, vacating, rescinding, or materially modifying, supplementing or amending (in each case, without the consent of the Agent, the Required Revolving Lenders and the Required LC Facility Lenders) the Interim Order (for a period in excess of five (5) days), the Final Order (for a period in excess of five (5) days), the Cash Management Order, the Bidding Procedures Order, the Sale Order, this Agreement, the Pre-Petition Loan Documents;

(x) the Bankruptcy Court shall enter any order (which has not been reversed or vacated within twenty (20) calendar days) : (a) appointing a Chapter 11 trustee under Section 1104 of the Bankruptcy Code in the Case, (b) appointing an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code in the Case or (c) dismissing the Case or converting the Case to a Chapter 7 case;

(xi) unless otherwise approved by the Agent, the entry of an order providing for a change of venue with respect to the Case and such order shall not be reversed or vacated within twenty (20) calendar days;

(xii) reserved;

(xiii) any Credit Party files a motion with the Bankruptcy Court or supports a motion filed with the Bankruptcy Court which indicates that the Secured Parties do not the right to credit bid for any assets of the Credit Parties in connection with any sale pursuant to Section 363(k) of the Bankruptcy Code;

(xiv) any application for any of the orders described in clauses (iv), (v), (vi), (ix) or (xiii) above shall be made and, if made by a Person other than a Credit Party, such application is not being diligently contested by such Credit Party in good faith;

(xv) except as permitted by the Interim Order or Final Order and set forth in the Budget in form and substance reasonably satisfactory to the Lenders, the Required Revolving Lenders and the Required LC Facility Lenders, any Credit Party shall make any Pre-Petition Payment (including, without limitation, related to any reclamation claims) following the Closing Date;

(xvi) reserved;

(xvii) any Credit Party shall file a motion in the Case to sell a material portion of the assets of any Credit Party, or any Acquired Assets without prior written consent of the Agent, the Required Revolving Lenders and the Required LC Facility Lenders;

(xviii) the allowance of any claim or claims under Section 506(c) of the Bankruptcy Code or otherwise against the Agent, any Lender or any of the Collateral;

(xix) a Reorganization Plan is filed in the Case, or an order shall be entered by the Bankruptcy Court confirming a Reorganization Plan in the Case, that does not provide for (I)(A) termination of Agent’s and Lenders’ commitment to make advances or incur Letter of Credit Obligations hereunder, (B) the indefeasible payment in full in cash of all Obligations and (C) the release of the Secured Parties in full from all claims of the Credit Parties and their estates, in each case on or before the effective date of such Reorganization Plan, and (II) the continuation of the Liens and security interests granted to the Agent until the effective date of such Reorganization Plan;

(xx) the expiration or termination of the “exclusive period” of the Credit Parties under Section 1121 of the Bankruptcy Code for the filing of a plan of reorganization;

(xxi) the termination or rejection of any contract of any Credit Party which could reasonably be expected to result in a Material Adverse Effect;

(xxii) a breach or default occurs under any agreement providing for an Approved Sale or such agreement is terminated for any reason, in each case, except as consented to by the Agent and the Lenders; or

(xxiii) a breach of the terms or provisions of the Interim Order or Final Order.

(g) Reserved;

(h) Monetary Judgments. One or more judgments, non-interlocutory orders, decrees or arbitration awards shall be entered against any one or more of the Credit Parties or any of their respective Subsidiaries involving in the aggregate a liability of $10,000,000 or more (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of twenty (20) days after the entry thereof;

(i) Non-Monetary Judgments. One or more non-monetary judgments, orders or decrees shall be rendered against any one or more of the Credit Parties or any of their respective Subsidiaries which has or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and there shall be any period of ten (10) calendar days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(j) Collateral. Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Credit Party or any Subsidiary of any Credit Party party thereto or any Credit Party or any Subsidiary of any Credit Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document (together with the Interim Order or Final Order, as applicable) shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens and the Carve-Out; or

(k) Damage; Casualty. Any casualty or damage occurs to any portion of the Collateral in excess of $5,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage).

7.2 Remedies. On not less than five (5) Business Days’ prior written notice by the Agent to counsel for the Credit Parties, the Office of the United States Trustee (provided that such notice shall not relieve any Credit Party of any obligation hereunder) (and counsel to the Creditors’ Committee (if appointed)) of the occurrence and continuance of an Event of Default and without any further order of the Bankruptcy Court, Agent at the request of Required Lenders:

(a) declare all or any portion of the Commitment of each Lender to make Loans or to Issue Letters of Credit to be suspended or terminated, whereupon such Commitments shall forthwith be suspended or terminated;

(b) declare all or any portion of the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; without presentment, demand, protest or (except as provided above) other notice of any kind, all of which are hereby expressly waived by each Credit Party;

(c) terminate any Credit Party’s ability (i) to access the DIP Account and the Loans and (ii) to use the cash collateral provided for by the Interim Order or the Final Order (provided that the Credit Parties will, so long as no funds are otherwise available, at all times be permitted to pay Professional Fees out of amounts on deposit in the Carve-Out Reserve Account in accordance with the Carve-Out approved in the Interim Order and the Final Order, as applicable); and/or

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents, the Interim Order, and upon entry of the Final Order, the Final Order, or applicable law, in each case, without further order of or application or motion to the Bankruptcy Court, and without restriction or restraint by any stay under Sections 362 or 105 of the Bankruptcy Code;

The Credit Parties shall not seek to enjoin, hinder, delay or object to the Agent’s exercise of rights and remedies in accordance with this Agreement, and at any proceeding with respect to the Agent’s exercise of rights and remedies, the Credit Parties cannot raise any substantive objections, other than to challenge the occurrence of the relevant Event of Default. On the Revolving Termination Date, any Lender may terminate its and its Affiliates’ Bank Products in accordance with the document governing such Bank Products.

7.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

7.4 Cash Collateral for Letters of Credit. If an Event of Default has occurred and is continuing, this Agreement (or the LC Facility Commitment) shall be terminated for any reason or if otherwise required by the terms hereof, Agent, upon request of Required LC Facility Lenders, shall demand (which demand shall be deemed to have been delivered automatically upon any acceleration of the Loans and other obligations hereunder pursuant to Section 7.2), and the Borrower shall thereupon deliver to Agent, to be held for the benefit of the LC Facility Lenders entitled thereto, an amount of cash equal to 105% of the amount of L/C Reimbursement Obligations as additional collateral security for Obligations. Agent may at any time apply any or all of such cash and cash collateral to the payment of any or all of the Credit Parties’ Obligations. The remaining balance of the cash collateral will be returned to the Borrower when all Letters of Credit have been terminated or discharged, all Commitments have been terminated and all Obligations have been paid in full in cash (other than obligations in respect of Bank Products and Secured Rate Contracts and contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted).

ARTICLE VIII.

THE AGENT

8.1 Appointment and Duties.

(a) Appointment of Agent. Each Lender hereby appoints Cantor as Agent hereunder and authorizes Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Credit Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Agent under such Loan Documents and (iii) exercise such powers as are incidental thereto.

(b) Duties as Collateral and Disbursing Agent. Without limiting the generality of clause (a) above, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents, and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, at the direction of the Required Lenders, exercise all remedies given to Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for the Secured Parties for purposes of the perfection of Liens with respect to any deposit account maintained by a Credit Party with, and cash and Cash Equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed. Agent shall not be responsible to any of the Secured Parties for any recitals, statements, representations or warranties contained herein, or in any document referred to or provided for herein, or received by any of them hereunder, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Collateral or any document referred to or provided for herein or for any failure by the Borrower, any other Credit Party or any other Person to perform any of its obligations hereunder or thereunder. In no event shall Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, future changes in applicable law or regulation, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(c) Limited Duties. Under the Loan Documents, Agent (i) is acting solely on behalf of the Secured Parties (except to the limited extent provided in subsection 1.4(b) with respect to the Register), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Agent”, the terms “agent”, “Agent” and “collateral agent” and similar terms in any Loan Document to refer to Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Person, regardless of whether a Default or Event of Default shall have occurred and is continuing, and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document and shall not be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether Agent has been advised of the likelihood of such loss or damage and regardless of the form of action, and each Secured Party, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

8.2 Binding Effect. Each Secured Party, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are incidental thereto, shall be authorized and binding upon all of the Secured Parties.

8.3 Use of Discretion.

(a) Notwithstanding anything to the contrary contained in this Agreement, Agent shall not have any duty to take, or omit to take, any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that Agent shall not be required to take, or omit to take, any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable Requirement of Law.

(b) Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or its Affiliates that is communicated to or obtained by Agent or any of its Affiliates in any capacity.

(c) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Agent in accordance with the Loan Documents for the benefit of all the Lenders; provided that the foregoing shall not prohibit (i) Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (ii) each LC Facility Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as LC Facility Lender) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 9.11 or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any bankruptcy or other debtor relief law; and provided further that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (A) the Required Lenders shall have the rights otherwise ascribed to Agent pursuant to Section 7.2 and (B) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 9.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

(d) Notwithstanding clause (a) above, Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to Agent, any other Person) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against Agent or any Related Person thereof or (ii) that is, in the reasonable opinion of Agent or its counsel, contrary to any Loan Document or applicable Requirement of Law.

8.4 Delegation of Rights and Duties. Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). Any such Person shall benefit from this Article VIII to the extent provided by Agent.

8.5 Reliance and Liability.

(a) Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 9.9, (ii) rely on the Register to the extent set forth in Section 1.4, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Credit Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(b) None of Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Secured Party, the Borrower and each other Credit Party hereby waive and shall not assert (and the Borrower shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, Agent:

(i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of Agent, when acting on behalf of Agent);

(ii) shall not be responsible to any Lender or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii) makes no warranty or representation, and shall not be responsible, to any Lender or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of any Credit Party or any Related Person of any Credit Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Credit Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Agent in connection with the Loan Documents;

(iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Credit Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower or any Lender describing such Default or Event of Default clearly labeled “notice of default” (in which case Agent shall promptly give notice of such receipt to all Lenders);

(v) shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers;

(vi) shall not be required to inspect the Collateral or books of the Borrower or the Credit Parties;

and, for each of the items set forth in clauses (i) through (vi) above, each Lender and the Borrower hereby waives and agrees not to assert (and the Borrower shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action it might have against Agent based thereon.

(c) Each Lender (i) acknowledges that it has performed and will continue to perform its own diligence and has made and will continue to make its own independent investigation of the operations, financial conditions and affairs of the Credit Parties and (ii) agrees that is shall not rely on any audit or other report provided by Agent or its Related Persons (an “Agent Report”). Each Lender further acknowledges that any Agent Report (i) is provided to the Lenders solely as a courtesy, without consideration, and based upon the understanding that such Lender will not rely on such Agent Report, (ii) was prepared by Agent or its Related Persons based upon information provided by the Credit Parties solely for Agent’s own internal use, (iii) may not be complete and may not reflect all information and findings obtained by Agent or its Related Persons regarding the operations and condition of the Credit Parties. Neither Agent nor any of its Related Persons makes any representations or warranties of any kind with respect to (i) any existing or proposed financing, (ii) the accuracy or completeness of the information contained in any Agent Report or in any related documentation, (iii) the scope or adequacy of Agent’s and its Related Persons’ due diligence, or the presence or absence of any errors or omissions contained in any Agent Report or in any related documentation, and (iv) any work performed by Agent or Agent’s Related Persons in connection with or using any Agent Report or any related documentation.

(d) Neither Agent nor any of its Related Persons shall have any duties or obligations in connection with or as a result of any Lender receiving a copy of any Agent Report. Without limiting the generality of the forgoing, neither Agent nor any of its Related Persons shall have any responsibility for the accuracy or completeness of any Agent Report, or the appropriateness of any Agent Report for any Lender’s purposes, and shall have no duty or responsibility to correct or update any Agent Report or disclose to any Lender any other information not embodied in any Agent Report, including any supplemental information obtained after the date of any Agent Report. Each Lender releases, and agrees that it will not assert, any claim against Agent or its Related Persons that in any way relates to any Agent Report or arises out of any Lender having access to any Agent Report or any discussion of its contents, and agrees to indemnify and hold harmless Agent and its Related Persons from all claims, liabilities and expenses relating to a breach by any Lender arising out of such Lender’s access to any Agent Report or any discussion of its contents, but excluding any claim, liability or expense that resulted primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

8.6 Agent Individually. Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Credit Party or Affiliate thereof as though it were not acting as Agent and may receive separate fees and other payments therefor. To the extent Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Revolving Lender”, “Required Lender”, “Required Revolving Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, Agent or such Affiliate, as the case may be, in its individual capacity as Lender, Revolving Lender or as one of the Required Lenders or Required Revolving Lenders, respectively.

8.7 Lender Credit Decision.

(a) Each Lender acknowledges that it shall, independently and without reliance upon Agent, any Lender or any of their Related Persons or upon any document (including any offering and disclosure materials in connection with the syndication of the Loans) solely or in part because such document was transmitted by Agent or any of its

Related Persons, conduct its own independent investigation of the financial condition and affairs of each Credit Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by Agent to the Lenders, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of any Credit Party or any Affiliate of any Credit Party that may come in to the possession of Agent or any of its Related Persons.

(b) If any Lender has elected to abstain from receiving MNPI concerning the Credit Parties or their Affiliates, such Lender acknowledges that, notwithstanding such election, Agent and/or the Credit Parties will, from time to time, make available syndicate-information (which may contain MNPI) as required by the terms of, or in the course of administering the Loans to the credit contact(s) identified for receipt of such information on the Lender’s administrative questionnaire who are able to receive and use all syndicate-level information (which may contain MNPI) in accordance with such Lender’s compliance policies and contractual obligations and any Requirement of Law, including federal and state securities laws; provided, that if such contact is not so identified in such questionnaire, the relevant Lender hereby agrees to promptly (and in any event within one (1) Business Day) provide such a contact to Agent and the Credit Parties upon request therefor by Agent or the Credit Parties. At any time that no such contact in respect to a Lender has been provided to Agent and the Credit Parties, Agent may make available the above described information (which may contain MNPI) to any credit contact(s) on such Lender’s administrative questionnaire. Notwithstanding such Lender’s election to abstain from receiving MNPI, such Lender acknowledges that if such Lender chooses to communicate with Agent, it assumes the risk of receiving MNPI concerning the Credit Parties or their Affiliates.

8.8 Expenses; Indemnities; Withholding.

(a) Each Lender agrees to reimburse Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party) promptly upon demand, severally and ratably, for any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Credit Party) that may be incurred by Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy (including the Case), restructuring or other legal or other proceeding (including, without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to its rights or responsibilities under, any Loan Document.

(b) Each Lender further agrees to indemnify Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party), severally and ratably, from and against Liabilities (including, to the extent not indemnified pursuant to Section 8.8(c), taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by or asserted against Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any Related Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(c) To the extent required by any applicable law, Agent may, in its sole discretion, withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding tax. If the IRS or any other Governmental Authority asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate certification form was not delivered, was not properly executed, or fails to establish an exemption from, or reduction of, withholding tax with respect to a particular type of payment, or because such Lender failed to notify Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), or Agent reasonably determines that it was required to withhold taxes from a prior payment but failed to do so, such Lender shall promptly indemnify Agent fully for all amounts paid, directly or indirectly, by such Agent as tax or otherwise, including penalties and interest, and together with all expenses incurred by Agent, including legal expenses, allocated internal costs and out-of-pocket expenses. Agent may offset against any payment to any Lender under a Loan Document, any applicable withholding tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which Agent is entitled to indemnification from such Lender under this Section 8.8(c).

(d) The obligations set forth in this Section 8.8 shall survive the termination of this Agreement, the discharge of the Loans and Notes and any resignation or removal of Agent hereunder.

8.9 Resignation of Agent.

(a) Agent may resign at any time by delivering notice of such resignation to the Lenders and the Borrower, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective in accordance with the terms of this Section 8.9. If Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Agent. If, within 30 days after the date of retiring Agent’s notice of resignation, no successor Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent from among the Lenders. Each appointment under this clause (a) shall be subject to the prior consent of the Borrower, which may not be unreasonably withheld but shall not be required during the continuance of an Event of Default.

(b) Effective immediately upon its resignation, (i) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of Agent until a successor Agent shall have accepted a valid appointment hereunder, (iii) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such Agent had been, validly acting as Agent under the Loan Documents and (iv) subject to its rights under Section 8.3, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Agent, a successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent under the Loan Documents.

(c) Any Person: (i) into which any Agent may be merged or consolidated or to which Agent transfers all or substantially all of its administrative agency business or (ii) that may result from any merger, conversion, transfer or consolidation to which Agent shall be a party, shall (if such Agent is not the surviving entity) be the successor of such Agent without the execution or filing of any instrument or any further act on the part of any of the parties hereto.

8.10 Release of Collateral or Guarantors. Each Lender hereby consents to the release and hereby directs Agent to release (or, in the case of clause (b)(ii) below, release or subordinate) the following:

(a) any Subsidiary of the Borrower from its guaranty of any Obligation if all of the Stock and Stock Equivalents of such Subsidiary owned by any Credit Party are sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a waiver or consent); and

(b) subject to the terms of the Intercreditor Agreement, any Lien held by Agent for the benefit of the Secured Parties against (i) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Credit Party in a transaction permitted by the Loan Documents (including pursuant to a waiver or consent), (ii) any Property subject to a Lien permitted hereunder in reliance upon subsection 5.1(h) or 5.1(i) and (iii) all of the Collateral and all Credit Parties, upon (A) termination of the Commitments, (B) payment and satisfaction in full of all Loans, all L/C Reimbursement Obligations, all other Obligations under the Loan Documents and all Obligations arising under Secured Rate Contracts, that Agent has theretofore been notified in writing by the holder of such Obligation are then due and payable, (C) deposit of cash collateral with respect to all contingent Obligations (or, as an alternative to cash collateral in the case of any Letter of Credit Obligation, receipt by Agent of a back-up letter of credit), in amounts and on terms and conditions and with parties satisfactory to Agent and each Indemnitee that is, or may be, owed such Obligations (excluding contingent Obligations (other than L/C Reimbursement Obligations) as to which no claim has been asserted) and (D) to the extent requested by Agent, receipt by Agent and the Secured Parties of liability releases from the Credit Parties each in form and substance acceptable to Agent.

Each Lender hereby directs Agent, and Agent hereby agrees, upon receipt of at least three (3) Business Days’ advance notice from the Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 8.10.

Except as provided in Section 9.1(g), nothing contained herein shall be construed to require the consent of any Bank Product Provider to any release of Collateral or termination of security interests in any Collateral.

8.11 Additional Secured Parties. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender party hereto as long as, by accepting such benefits, such Secured Party agrees, as among Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by Agent, shall confirm such agreement in a writing in form and substance acceptable to Agent) this Article VIII and Sections 9.3, 9.9, 9.10, 9.11, 9.17, 9.24 and 10.1 and the decisions and actions of Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders or other parties hereto as required herein) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 8.8 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of pro rata share or similar concept, (b) each of Agent, the Lenders party hereto shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as otherwise set forth herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

8.12 [Reserved].

8.13 Information Regarding Bank Products. Each Lender agrees that upon the reasonable request of Agent, it shall from time to time provide Agent with updated information regarding the Bank Product Obligations owing to it or its Affiliates in order to facilitate Agent’s administration of the credit facilities hereunder (it being understood that upon the failure of any Lender or any Affiliate of a Lender to provide such information, Agent may, in its discretion, exclude the Bank Product Obligations of such Lender or such Affiliate from the “Obligations” and from distribution under subsection 1.10(c)(ii)).

8.14 Intercreditor Agreement. Each Lender hereby (a) agrees that this Agreement and the other Loan Documents, and the rights and remedies of the Agent and the Lenders hereunder and thereunder, are subject to the terms of the Intercreditor Agreement (and to the extent any terms of this Agreement or any other Loan Document conflicts or is inconsistent with the terms thereof, the terms of the Intercreditor Agreement shall control), (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement, and (c) hereby authorizes and instructs the Agent to enter into the Intercreditor Agreement.

ARTICLE IX.

MISCELLANEOUS

9.1 Amendments and Waivers.

(a) No amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Agent Fee Letter, which may be amended in writing and signed by the Borrower and the Agent), and no consent with respect to any departure by any Credit Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent with the consent of the Required Lenders), and the Borrower, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders directly affected thereby (or by Agent with the consent of all the Lenders directly affected thereby), in addition to the Required Lenders (or by Agent with the consent of the Required Lenders) and the Borrower, do any of the following:

(i) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to subsection 7.2(a));

(ii) postpone or delay any date fixed for, or reduce or waive, any scheduled installment of principal or any payment of interest (other than default interest pursuant to subsection 1.3(c), which may be reduced or waived with the consent of the Required Lenders), fees or other amounts (other than principal) due to the Lenders (or any of them) hereunder or under any other Loan Document (for the avoidance of doubt, mandatory prepayments pursuant to Section 1.8 (other than payment at maturity under subsection 1.8(a) or (b)) may be postponed, delayed, reduced, waived or modified with the consent of Required Lenders);

(iii) reduce the principal of, or the rate of interest specified herein or the amount of interest payable in cash specified herein on any Loan, or of any fees or other amounts payable hereunder or under any other Loan Document, including L/C Reimbursement Obligations;

(iv) amend or modify subsection 1.10(c)(i) or (ii) or any provision of this Agreement or any other Loan Document requiring payment to be made in accordance with subsection 1.10(c)(i) or (ii);

(v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder;

(vi) amend this Section 9.1 or, subject to subsection 9.1(f) below, the definition of Required Lenders or any provision providing for consent or other action by all Lenders; or

(vii) discharge any Credit Party from its respective payment Obligations under the Loan Documents, release all or substantially all of the Collateral, subordinate the Obligations or the Liens securing the Obligations, except as otherwise may be provided in this Agreement or the other Loan Documents;

it being agreed that all Lenders shall be deemed to be directly affected by an amendment or waiver of the type described in the preceding clauses (v), (vi) and (vii).

(b) No amendment, waiver or consent shall, unless in writing and signed by Agent or each LC Facility Lender, as the case may be, in addition to the Required Lenders or all Lenders directly affected thereby, as the case may be (or by Agent with the consent of the Required Lenders or all the Lenders directly affected thereby, as the case may be), affect the rights or duties of Agent or such LC Facility Lender, as applicable, under this Agreement or any other Loan Document. No amendment, modification or waiver of this Agreement or any Loan Document that (i) excludes Obligations arising under Secured Rate Contracts from the definition of “Obligations” or results in Obligations owing to any Secured Swap Provider becoming unsecured (other than releases of Liens permitted in accordance with the terms hereof) or (ii) amends the priority of payment of Obligations arising under Secured Rate Contracts under Section 1.10(c)(ii) in a manner adverse to the Secured Swap Provider party to such Secured Rate Contract, shall be effective without the written consent of such Secured Swap Provider.

(c) Required Revolving Lenders and Required LC Facility Lenders.

(i) No amendment or waiver shall, unless signed by the Required Revolving Lenders (or by Agent with the consent of Required Revolving Lenders) in addition to the Required Lenders (or by Agent with the consent of the Required Lenders): (A) amend or waive compliance with the conditions precedent to the obligations of Lenders to make any Revolving Loan in Sections 2.1 or 2.2; (B) [reserved]; (C) waive any Default or Event of Default for the purpose of satisfying the conditions precedent to the obligations of Lenders to make any Revolving Loan in Section 2.2; (D) amend or waive this subsection 9.1(c)(i) or the definitions of the terms used in this subsection 9.1(c)(i) insofar as the definitions affect the substance of this subsection 9.1(c)(i); or (E) amend or modify the definitions of Eligible Credit/Debit Card

Receivables, Eligible Trade Receivables, Eligible Wireless Receivables, Eligible Inventory, Eligible In-Transit Inventory, Revolving Borrowing Base or Term Loan Borrowing Base, including any increase in the percentage advance rates in the definitions of Revolving Borrowing Base or Term Loan Borrowing Base, in a manner which would increase the Availability under the Revolving Borrowing Base. No amendment or waiver shall, unless signed by all Revolving Lenders (or by Agent with the consent of all Revolving Lenders) in addition to the Required Lenders (or by Agent with the consent of the Required Lenders), change the definition of (x) the term Required Revolving Lenders, (y) the percentage of Lenders which shall be required for Revolving Lenders to take any action hereunder or (z) any specific right of Required Revolving Lenders to grant or withhold consent or take or omit to take any action hereunder.

(ii) No amendment or waiver shall, unless signed by the Required LC Facility Lenders (or by Agent with the consent of Required LC Facility Lenders) in addition to the Required Lenders (or by Agent with the consent of the Required Lenders): (A) amend or waive compliance with the conditions precedent to the obligations of any LC Facility Lender to Issue any Letter of Credit in Sections 2.1 or 2.2; (B) waive any Default or Event of Default for the purpose of satisfying the conditions precedent to the obligations of any LC Facility Lender to Issue any Letter of Credit in Section 2.2; (C) amend or waive this subsection 9.1(c)(ii) or the definitions of the terms used in this subsection 9.1(c)(ii) insofar as the definitions affect the substance of this subsection 9.1(c)(ii); or (D) amend or modify the definitions of Eligible Credit/Debit Card Receivables, Eligible Trade Receivables, Eligible Wireless Receivables, Eligible Inventory, Eligible In-Transit Inventory, Revolving Borrowing Base or Term Loan Borrowing Base, including any increase in the percentage advance rates in the definitions of Revolving Borrowing Base or Term Loan Borrowing Base, in a manner which would increase the Availability under the Revolving Borrowing Base. No amendment or waiver shall, unless signed by all LC Facility Lenders (or by Agent with the consent of all LC Facility Lenders) in addition to the Required Lenders (or by Agent with the consent of the Required Lenders), change the definition of (x) the term Required LC Facility Lenders, (y) the percentage of Lenders which shall be required for LC Facility Lenders to take any action hereunder or (z) any specific right of Required LC Facility Lenders to grant or withhold consent or take or omit to take any action hereunder.

(d) If any amendment or modification to the SCP Loan Documents amends or modifies any covenant (including any financial covenant) or event of default contained in the SCP Loan Documents (or any related definitions), in each case, in a manner that is more restrictive than the applicable provisions of the Loan Document permit as of the date thereof, or if any amendment or modification to the SCP Credit Agreement or other SCP Loan Document adds an additional covenant or event of default therein, the Credit Parties acknowledge and agree that this Agreement or the other Loan Documents, as the case may be, subject to the approval of the Required Lenders (and each Lender directly affected thereby to the extent subsection 9.1(a) requires the approval of such Lender to amend or modify such term), may be amended or modified to affect similar amendments or modifications with respect to this Agreement or such other Loan Documents, without the need for any further action or consent by any Credit Party or any other party. In furtherance of the foregoing, the Credit Parties shall permit the Agent and

Lenders to document each such similar amendment or modification to this Agreement or such other Loan Document or insert a corresponding new covenant or event of default in this Agreement or such other Loan Document without any need for any further action or consent by the Credit Parties.

(e) Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” or a “Revolving Lender” (or be, or have its Loans and Commitments, included in the determination of “Required Lenders”, “Required Revolving Lenders” or “Lenders directly affected” pursuant to this Section 9.1) for any voting or consent rights under or with respect to any Loan Document, except that a Non-Funding Lender shall be treated as an “Affected Lender” for purposes of Section 9.1(a)(i) and 9.1(a)(iii) solely with respect to an increase in such Non-Funding Lender’s Commitments, a reduction of the principal amount owed to such Non-Funding Lender or, unless such Non-Funding Lender is treated the same as the other Lenders holding Loans of the same type, a reduction in the interest rates applicable to the Loans held by such Non-Funding Lender. Moreover, for the purposes of determining Required Lenders and Required Revolving Lenders, the Loans and Commitments held by Non-Funding Lenders shall be excluded from the total Loans and Commitments outstanding.

(f) No amendment, waiver or consent to this Agreement or any other Loan Document shall become effective prior to delivery of a copy of such amendment, waiver or consent to Agent.

(g) Notwithstanding anything to the contrary contained in this Section 9.1, (i) the Borrower may amend Schedule 3.21 upon written notice to Agent, (ii) Agent may amend Schedule 1.1(b) to reflect Sales entered into pursuant to Section 9.9, and (iii) Agent and the Borrower may amend or modify this Agreement and any other Loan Document to (1) upon not less than five (5) Business Days’ notice to each Lender and so long as no Lender has objected thereto prior to the consummation of such amendment or modification, cure any ambiguity, omission, defect or inconsistency therein, or (2) grant a new Lien for the benefit of the Secured Parties, extend an existing Lien over additional Property for the benefit of the Secured Parties or join additional Persons as Credit Parties; provided that no Accounts or Inventory of such Person shall be included as Eligible Credit/Debit Card Receivables, Eligible Trade Receivables, Eligible Wireless Receivables, Eligible In-Transit Inventory or Eligible Inventory until, if required by Agent, at the direction of the Required Lenders, a field examination and/or Inventory appraisal with respect thereto has been completed to the satisfaction of the Required Lenders, including the establishment of Reserves required in Required Lenders’ Permitted Discretion.

(h) The consent of the Agent and any Bank Product Provider that is providing Bank Products and has outstanding any such Bank Products at such time that are secured hereunder shall be required for any amendment to the priority of payment of Obligations arising under or pursuant to any Rate Contracts of a Credit Party or other Bank Products as set forth in Section 1.10(c)(ii) hereof that is adverse to such Bank Product Provider.

(i) Notwithstanding anything in this Section 9.1 to the contrary and to the extent permitted by applicable law, for purposes of determining whether at least fifty percent (50%) of the number of Lenders have approved a plan of reorganization of any Credit Party in an Insolvency Proceeding, each Lender and its Affiliates and Approved Funds will be deemed one Lender.

(j) [Reserved].

(k) Notwithstanding anything in this Section 9.1 to the contrary, the parties hereto shall be permitted to amend this Agreement and the other Loan Documents without further approval or order of the Court so long as such amendment is not material (for purposes hereof, a “material” amendment shall mean, any amendment that operates to increase the interest rate other than as currently provided in this Agreement, increase the Aggregate Revolving Loan Commitment, add specific new Events of Default or enlarge the nature and extent of default remedies available to the Agent following an Event of Default) and is undertaken in good faith by the parties hereto.

9.2 Notices.

(a) Addresses. All notices and other communications required or expressly authorized to be made by this Agreement shall be given in writing, unless otherwise expressly specified herein, and (i) addressed to the address set forth on the applicable signature page hereto, (ii) posted to Intralinks® (to the extent such system is available and set up by or at the direction of Agent prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.intralinks.com or using such other means of posting to Intralinks® as may be available and reasonably acceptable to Agent prior to such posting, (iii) posted to any other E-System approved by or set up by or at the direction of Agent, acting at the direction of the Required Lenders, or (iv) addressed to such other address as shall be notified in writing (A) in the case of the Borrower and Agent, to the other parties hereto and (B) in the case of all other parties, to the Borrower and Agent. Transmissions made by electronic mail or E-Fax to Agent shall be effective only (x) for notices where such transmission is specifically authorized by this Agreement, (y) if such transmission is delivered in compliance with procedures of Agent applicable at the time and previously communicated to Borrower, and (z) if receipt of such transmission is acknowledged by Agent.

(b) Effectiveness. (i) All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, (iii) if delivered by mail, three (3) Business Days after deposit in the mail, (iv) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System, on the later of the Business Day of such posting and the Business Day access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to Agent pursuant to Article I shall be effective until received by Agent.

(ii) The posting, completion and/or submission by any Credit Party of any communication pursuant to an E-System shall constitute a representation and warranty by the Credit Parties that any representation, warranty, certification or other similar statement required by the Loan Documents to be provided, given or made by a Credit Party in connection with any such communication is true, correct and complete except as expressly noted in such communication or E-System.

(c) Each Lender shall notify Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as Agent shall reasonably request.

9.3 Electronic Transmissions.

(a) Authorization. Subject to the provisions of subsection 9.2(a), each of Agent, Lenders, each Credit Party and each of their Related Persons, is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. Each Credit Party and each Secured Party hereto acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(b) Signatures. Subject to the provisions of subsection 9.2(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which Agent, each Secured Party and each Credit Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.

(c) Separate Agreements. All uses of an E-System shall be governed by and subject to, in addition to Section 9.2 and this Section 9.3, the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E-System) and related Contractual Obligations executed by Agent and Credit Parties in connection with the use of such E-System.

(d) LIMITATION OF LIABILITY. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY E-SYSTEMS OR ELECTRONIC TRANSMISSION AND DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN. NO WARRANTY OF ANY KIND IS MADE BY AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E-SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS. Each of the Borrower, each other Credit Party executing this Agreement and each Secured Party agrees that Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

9.4 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No course of dealing between any Credit Party, any Affiliate of any Credit Party, Agent or any Lender shall be effective to amend, modify or discharge any provision of this Agreement or any of the other Loan Documents.

9.5 Costs and Expenses. Any action taken by any Credit Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of Agent or Required Lenders, shall be at the expense of such Credit Party, and neither Agent nor any other Secured Party shall be required under any Loan Document to reimburse any Credit Party or any Subsidiary of any Credit Party therefor except as expressly provided therein. In addition, the Borrower agrees to pay or reimburse upon demand (a) the Agent for all reasonable out-of-pocket costs and expenses incurred by it or any of its Related Persons, in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein, including, without limitation, all customary fees and charges (as adjusted from time to time) of the Agent with respect to access to online Loan information, the disbursement of funds (or the receipt of funds) to or for the account of Credit Parties (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, in each case including Attorney Costs of one legal counsel for the Agent and, to the extent necessary, one local counsel in each relevant jurisdiction and regulatory counsel for the Agent, the cost of environmental audits, Collateral audits and appraisals, background checks, out-of-pocket costs and expenses in connection with the engagement or retention of any consultants or advisors and any other out-of-pocket costs and expenses similar to any of the foregoing, in each case subject to any cap on such costs and expenses agreed to by the Borrower and such Person, (b) Agent for all reasonable costs and expenses incurred by it or any of its Related Persons in connection with internal audit reviews, field examinations and Collateral examinations (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners, at the per diem rate per individual charged by Agent for its examiners), (c) each of Agent and its Related Persons for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (ii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action (including, without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Credit Party, any Subsidiary of any Credit Party, Loan Document or Obligation, including Attorney Costs, (d) Agent and its Related Persons, in connection with the Case, including without limitation for, reasonable costs and expenses incurred in connection with (i) the review of pleadings and other filings made with the Bankruptcy Court, (ii) attendance at all hearings in respect of the Case, and (iii) defending and prosecuting any actions or proceedings arising out of or relating to the Pre-Petition Obligations, the Obligations, the Liens securing the Pre-Petition Obligations and the Obligations or any transactions related to arising in connection with the Pre-Petition Loan Documents or the other Loan Documents, and (e) fees and disbursements of Attorney Costs of one law firm on behalf of the LC Facility Lenders, one law firm on behalf of the Term Lenders, and one law firm on behalf of the Revolving Lenders (in each case other than Agent) and, in each case, to the extent necessary, one local counsel in each relevant jurisdiction (and in the case of an actual or perceived conflict of interest, one additional law firm on behalf of the affected Lender(s)) incurred in connection with any of the matters referred to in clauses (c) and (d) above. Such expenses may, in the case of each of clauses (a) – (e), be charged to the DIP Account and shall be part of the Obligations. Borrower agrees that in the event that any actions or proceedings are in effect or are threatened by or Agent reasonably believes any actions or proceedings may be brought by the Creditors’ Committee appointed pursuant to Section 1102 of the Bankruptcy Code or any other party in interest attacking the legality, validity, enforceability of the Pre-Petition Obligations, the Liens arising under the Pre-Petition Credit Agreement or any other matters relating to the Pre-Petition Loan Documents at the time of the consummation of any sale of the assets of the Credit Parties or at the time that Credit Parties propose to pay and satisfy the Obligations in full, Agent may hold a reserve following the date of payment in full of the Obligations as cash collateral for the expenses expected to be incurred in connection with such actions or proceedings until the earlier of (x) Agent’s receipt of a general release satisfactory in form and substance to Agent, and (y) the entry of a final non-appealable order determining the outcome of such litigation.

9.6 Indemnity.

(a) Each Credit Party agrees to indemnify, hold harmless and defend Agent, each Lender and each of their respective Related Persons (each such Person being an “Indemnitee”) from and against all Liabilities (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, any Obligation (or the repayment thereof), any Letter of Credit, the use or intended use of the proceeds of any Loan or the use of any Letter of Credit or any securities filing of, or with respect to, any Credit Party, (ii) any commitment letter, proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of any Credit Party or any Affiliate of any of them in connection with any of the foregoing and any Contractual Obligation entered into in connection with any E-Systems or other Electronic Transmissions, (iii) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of securities or creditors (and including attorneys’ fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that no Credit Party shall have any liability under this Section 9.6 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted primarily from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Furthermore, each of the Borrower and each other Credit Party executing this Agreement waives and agrees not to assert against any Indemnitee, and shall cause each other Credit Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person.

(b) Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities, including those arising from, or otherwise involving, any Property of any Credit Party or any Related Person of any Credit Party or any actual, alleged or prospective damage to Property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such Property or natural resource or any Property on or contiguous to any Real Estate of any Credit Party or any Related Person of any Credit Party, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Credit Party or any Related Person of any Credit Party or the owner, lessee or operator of any Property of any Related Person through any foreclosure action, in each case except to the extent such

Environmental Liabilities (i) are incurred solely following foreclosure by Agent or following Agent or any Lender having become the successor-in-interest to any Credit Party or any Related Person of any Credit Party and (ii) are attributable solely to acts of such Indemnitee.

(c) This Section 9.6 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

9.7 Marshaling; Payments Set Aside. No Secured Party shall be under any obligation to marshal any Property in favor of any Credit Party or any other Person or against or in payment of any Obligation. To the extent that any Secured Party receives a payment from the Borrower, from any other Credit Party, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

9.8 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that any assignment by any Lender shall be subject to the provisions of Section 9.9, and provided further that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

9.9 Assignments and Participations; Binding Effect.

(a) Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the other Credit Parties signatory hereto and Agent and when Agent shall have been notified by each Lender that such Lender has executed it. Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, the Borrower, the other Credit Parties hereto (in each case except for Article VIII), Agent and each Lender receiving the benefits of the Loan Documents and, to the extent provided in Section 8.11, each other Secured Party and, in each case, their respective successors and permitted assigns. Except as expressly provided in any Loan Document (including in Section 8.9), none of the Borrower, any other Credit Party or Agent shall have the right to assign any rights or obligations hereunder or any interest herein.

(b) Right to Assign. Each Lender may sell, transfer, negotiate or assign (a “Sale”) all or a portion of its rights and obligations hereunder (including all or a portion of its Commitments and its rights and obligations with respect to Loans and Letters of Credit) to (i) any existing Lender (other than a Non-Funding Lender or Impacted Lender), (ii) any Affiliate or Approved Fund of any existing Lender (other than a Non-Funding Lender or Impacted Lender), (iii) to the purchaser in connection with any credit bid pursuant to the Asset Purchase Agreement or (iv) any other Person acceptable

(which acceptance shall not be unreasonably withheld or delayed) to (A) the Agent, (B) with respect to Sales of LC Facility Commitments, each LC Facility Lender and (C) as long as no Default or Event of Default is continuing, after the completion of the primary syndication of the Loans and Commitments, the Borrower (which acceptances shall be deemed to have been given unless an objection is delivered to Agent within five (5) Business Days after notice of a proposed sale is delivered to the Borrower); provided, however, that (u) in no event shall any Sale be made to (1) a Credit Party or any Subsidiary, (2) competitors of the Borrower identified in writing to the Agent prior to the date hereof or (3) any Person identified to the Lenders, and approved by, the Required Lenders, prior to the Closing Date, (v) such Sales do not have to be ratable between the Revolving Loans, Letter of Credit Obligations and Term Loan but must be ratable among the obligations owing to and owed by such Lender with respect to the Revolving Loans, Letter of Credit Obligations or the Term Loan, (w) for each Loan, the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment) of the Loans, Commitments and Letter of Credit Obligations subject to any such Sale shall be in a minimum amount of $5,000,000, unless such Sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in such facility or is made with the prior consent of the Borrower (to the extent required) and Agent, (x) such Sales shall be effective only upon the acknowledgement of such Sale by Agent by Agent’s execution and delivery of the relevant Assignment, (y) interest accrued prior to and through the date of any such Sale may not be assigned, and (z) such Sales by Lenders who are Non-Funding Lenders due to clause (a) of the definition of Non-Funding Lender shall be subject to Agent’s prior written consent in all instances, unless in connection with such Sale, such Non-Funding Lender cures, or causes the cure of, its Non-Funding Lender status as contemplated in subsection 1.11(e)(v). Agent’s refusal to accept a Sale to a holder of Subordinated Debt or an Affiliate of such a holder, or to any Person that would be a Non-Funding Lender or an Impacted Lender, or the imposition of conditions or limitations (including limitations on voting) upon Sales to such Persons, shall not be deemed to be unreasonable.

(c) Procedure. The parties to each Sale made in reliance on subsection (b) above (other than those described in subsection (e) or (f) below) shall execute and deliver to Agent an Assignment via an electronic settlement system designated by Agent (or, if previously agreed with Agent, via a manual execution and delivery of the Assignment) evidencing such Sale, together with any existing Note subject to such Sale (or any affidavit of loss therefor acceptable to Agent), any tax forms required to be delivered pursuant to Section 10.1 and payment of an assignment fee in the amount of $3,500 to Agent, unless waived or reduced by Agent; provided, that (i) if a Sale by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such Sale, and (ii) if a Sale by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such Assignee, then only one assignment fee of $3,500 shall be due in connection with such Sale (unless waived or reduced by Agent). Upon receipt of all the foregoing, and conditioned upon such receipt and, if such Assignment is made in accordance with clause (iii) of subsection 9.9(b), upon Agent (and the Borrower, if applicable) consenting to such Assignment, from and after the effective date specified in such Assignment, Agent shall record or cause to be recorded in the Register the information contained in such Assignment.

(d) Effectiveness. Subject to the recording of an Assignment by Agent in the Register pursuant to subsection 1.4(b), (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Lender, (ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the termination of the Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

(e) Grant of Security Interests. In addition to the other rights provided in this Section 9.9, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to Agent or (B) any holder of, or trustee for the benefit of the holders of, such Lender’s Indebtedness or equity securities, by notice to Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

(f) Participants and SPVs. In addition to the other rights provided in this Section 9.9, each Lender may, (x) with notice to Agent, grant to an SPV the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation, (y) with notice to Agent, assign to an SPV all or any portion of its funded Loans (without assigning the corresponding Commitment) without the consent of any Person or the payment of a fee, by execution of a written assignment agreement in form agreed to by such Lender and such SPV and (z) without notice to or consent from Agent or the Borrower, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Term Loan, Revolving Loans and Letters of Credit); provided, however, that, whether as a result of any term of any Loan Document or of such grant, assignment or participation, (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and, except as provided in the applicable option or assignment agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender’s rights and obligations, and the rights and obligations of the Credit Parties and the Secured Parties towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in the Register, except that (A) each such participant and SPV shall be entitled to the benefit of Article X, but, with respect to Section 10.1, only to the extent such participant or SPV delivers the tax forms such Lender is required to collect pursuant to subsection 10.1(f) and then only to the extent of any amount to which such Lender would be entitled in the absence of any such grant, assignment or participation and (B) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Loans funded by such SPV to the extent provided in the applicable option or assignment agreement and set forth in a notice provided to Agent by such SPV and such Lender, provided, however, that in no case (including pursuant to clause (A) or (B) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document, and (iii) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (ii) and (iii) of subsection 9.1(a) with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in clause (vi) of subsection 9.1(a). No party hereto shall institute (and the Borrower shall cause each other Credit Party not to institute) against any SPV grantee of an option or assignee pursuant to this clause (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnitee against any Liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to be reimbursed by such SPV for any such Liability). The agreement in the preceding sentence shall survive the termination of the Commitments and the payment in full of the Obligations. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts of and stated interest on each participant’s interest in the Loans or other Obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans, Letters of Credit or its other Obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

9.10 Non-Public Information; Confidentiality.

(a) Non-Public Information. Each of Agent and each Lender acknowledges and agrees that it may receive material non-public information (“MNPI”) hereunder concerning the Credit Parties and their Affiliates and agrees to use such information in compliance with all relevant policies, procedures and applicable Requirements of Laws (including United States federal and state security laws and regulations).

(b) Confidential Information. Each of Agent and each Lender agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document and designated in writing by any Credit Party as confidential, except that such information may be disclosed (i) with the Borrower’s consent, (ii) to Related Persons of such Lender or Agent, as the case may be, or to any Person that any LC Facility Lender causes to Issue Letters of Credit hereunder, that are advised of the confidential nature of such information and are instructed to keep such information confidential in accordance with the terms hereof, (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 9.10 or (B) available to such Lender or Agent or any of their Related Persons, as the case may be, from a source (other than any Credit Party) not known by them to be subject to disclosure restrictions, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, (v) to the extent necessary or customary for inclusion in league table measurements, (vi) (A) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (B) otherwise to the extent consisting of general portfolio information that does not identify Credit Parties, (vii) to current or prospective assignees, SPVs (including the investors or prospective investors therein), lenders or servicers under a securitization, participants, direct or contractual counterparties to any Secured Rate Contracts or Bank Product and to their respective Related Persons, in each case to the extent such assignees, SPVs, investors, lenders, servicers, participants, counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 9.10 (and such Person may disclose information to their respective Related Persons in accordance with clause (ii) above), (viii) to any other party hereto, and (ix) in connection with the exercise or enforcement of any right or remedy under any Loan Document, in connection with any litigation or other proceeding to which such Lender or Agent or any of their Related Persons is a party or bound, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Related Persons referring to a Lender or Agent or any of their Related Persons. In the event of any conflict between the terms of this Section 9.10 and those of any other Contractual Obligation entered into with any Credit Party (whether or not a Loan Document), the terms of this Section 9.10 shall govern.

(c) Tombstones. Each Credit Party consents to the publication by Agent or any Lender of any press releases, tombstones, advertising or other promotional materials (including, without limitation, via any Electronic Transmission) relating to the financing transactions contemplated by this Agreement using such Credit Party’s name, product photographs, logo or trademark.

(d) [Reserved].

(e) Distribution of Materials to Lenders. The Credit Parties acknowledge and agree that the Loan Documents and all reports, notices, communications and other information or materials provided or delivered by, or on behalf of, the Credit Parties hereunder (collectively, the “Borrower Materials”) may be disseminated by, or on behalf of, Agent, and made available, to the Lenders by posting such Borrower Materials on an E-System. The Credit Parties authorize Agent to download copies of their logos from its website and post copies thereof on an E-System.

(f) Material Non-Public Information. The Credit Parties hereby agree that if either they, any parent company or any Subsidiary of the Credit Parties has publicly traded equity or debt securities in the U.S., they shall (and shall cause such parent company or Subsidiary, as the case may be, to) (i) identify in writing, and (ii) to the extent reasonably practicable, clearly and conspicuously mark such Borrower Materials that contain only information that is publicly available or that is not material for purposes of U.S. federal and state securities laws as “PUBLIC”. The Credit Parties agree that by identifying such Borrower Materials as “PUBLIC” or publicly filing such Borrower Materials with the Securities and Exchange Commission, then Agent and the Lenders shall be entitled to treat such Borrower Materials as not containing any MNPI for purposes of U.S. federal and state securities laws. The Credit Parties further represent, warrant, acknowledge and agree that the following documents and materials shall be deemed to be PUBLIC, whether or not so marked, and do not contain any MNPI: (A) the Loan Documents, including the schedules and exhibits attached thereto, and (B) administrative materials of a customary nature prepared by the Credit Parties or Agent (including, Notices of Borrowing, Notices of Conversion/Continuation, L/C Requests and any similar requests or notices posted on or through an E-System). Before distribution of any Borrower Materials, the Credit Parties agree to execute and deliver to Agent a letter authorizing distribution of the evaluation materials to prospective Lenders and their employees willing to receive MNPI, and a separate letter authorizing distribution of evaluation materials that do not contain MNPI and represent that no MNPI is contained therein.

9.11 Set-off; Sharing of Payments.

(a) Right of Setoff. Each of Agent, each Lender and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by each Credit Party), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by Agent, such Lender or any of their respective Affiliates to or for the credit or the account of the Borrower or any other Credit Party against any Obligation of any Credit Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured. No Lender shall exercise any such right of setoff without the prior consent of Agent or Required Lenders. Each of Agent and each Lender agrees promptly to notify the Borrower and Agent after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 9.11 are in addition to any other rights and remedies (including other rights of setoff) that Agent, the Lenders, their Affiliates and the other Secured Parties, may have.

(b) Sharing of Payments, Etc. If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Credit Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC) of Collateral) other than pursuant to Section 9.9 or Article X and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such Lenders to ensure such payment is applied as though it had been received by Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Borrower, applied to repay the Obligations in accordance herewith); provided, however, that (i) if such payment is rescinded or otherwise recovered from such Lender in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender without interest and (ii) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Credit Party in the amount of such participation. If a Non-Funding Lender receives any such payment as described in the previous sentence, such Lender shall turn over such payments to Agent in an amount that would satisfy the cash collateral requirements set forth in subsection 1.11(e).

9.12 Counterparts; Facsimile Signature. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

9.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

9.14 Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

9.15 Independence of Provisions. The parties hereto acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

9.16 Interpretation. This Agreement is the result of negotiations among and has been reviewed by counsel to Credit Parties, Agent, each Lender and other parties hereto, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Lenders or Agent merely because of Agent’s or Lenders’ involvement in the preparation of such documents and agreements. Without limiting the generality of the foregoing, each of the parties hereto has had the advice of counsel with respect to Sections 9.18 and 9.19.

9.17 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Lenders, Agent and, subject to the provisions of Section 8.11, each other Secured Party, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither Agent nor any Lender shall have any obligation to any Person not a party to this Agreement or the other Loan Documents.

9.18 Governing Law and Jurisdiction.

(a) Governing Law.

(i) The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement (including, without limitation, any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest), except to the extent that the application of the Bankruptcy Code is mandatory.

(ii) IF (I) THE CASE IS DISMISSED, (II) THE BANKRUPTCY COURT ABSTAINS FROM HEARING ANY ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO) OR (III) THE BANKRUPTCY COURT REFUSES TO EXERCISE JURISDICTION OVER ANY ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF

THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO), THEN ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM, RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE BOROUGH OF MANHATTAN, COUNTY OF NEW YORK, STATE OF NEW YORK. EACH OF THE CREDIT PARTIES HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. EACH OF THE CREDIT PARTIES HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST ANY CREDIT PARTY BY ANY SECURED PARTY IN ACCORDANCE WITH THIS SECTION.

(iii) Each Credit Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrower at its address set forth on its signature page and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mail of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Credit Party in the courts of any other jurisdiction. Each Credit Party waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by any Credit Party against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the Borough of Manhattan, County of New York, State of New York.

(b) Submission to Jurisdiction. Any legal action or proceeding with respect to any Loan Document shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the Borrower and each other Credit Party executing this Agreement hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Agreement shall limit the right of Agent to commence any proceeding in the federal or state courts of any other jurisdiction to the extent Agent determines that such action is necessary or appropriate to exercise its rights or remedies under the Loan Documents. The parties hereto (and, to the extent set forth in any other Loan Document, each other Credit Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(c) Service of Process. Each Credit Party hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of the Borrower specified herein (and shall be effective when such mailing shall be effective, as provided therein). Each Credit Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(d) Non-Exclusive Jurisdiction. Nothing contained in this Section 9.18 shall affect the right of Agent or any Lender to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

9.19 Waiver of Jury Trial. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

9.20 Entire Agreement; Release; Survival.

(a) THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER THEREOF AND ANY PRIOR LETTER OF INTEREST, COMMITMENT LETTER, CONFIDENTIALITY AND SIMILAR AGREEMENTS INVOLVING ANY CREDIT PARTY AND ANY LENDER OR ANY OF SUCH LENDER’S AFFILIATES RELATING TO A FINANCING OF SUBSTANTIALLY SIMILAR FORM, PURPOSE OR EFFECT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT, THE TERMS OF THIS AGREEMENT SHALL GOVERN (UNLESS OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENT OR SUCH TERMS OF SUCH OTHER LOAN DOCUMENTS ARE NECESSARY TO COMPLY WITH APPLICABLE REQUIREMENTS OF LAW, IN WHICH CASE SUCH TERMS SHALL GOVERN TO THE EXTENT NECESSARY TO COMPLY THEREWITH).

(b) Execution of this Agreement by the Credit Parties constitutes a full, complete and irrevocable release of any and all claims which each Credit Party may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents. In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). Each of the Borrower and each other Credit Party signatory hereto hereby waives, releases and agrees (and shall cause each other Credit Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c) Any indemnification or other protection provided to any Indemnitee pursuant to this Section 9.20, Sections 9.5 (Costs and Expenses) and 9.6 (Indemnity) and Article VIII (Agent) and Article X (Taxes, Yield Protection and Illegality), shall (x) survive the termination of the Commitments and the payment in full of all other Obligations and (y) inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

9.21 Patriot Act. Each Lender that is subject to the Patriot Act hereby notifies the Credit Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act.

9.22 Replacement of Lender. Within forty-five days after: (i) receipt by the Borrower of written notice and demand from any Lender that is not Agent or an Affiliate of Agent (an “Affected Lender”) for payment of additional costs as provided in Sections 10.1, 10.3 and/or 10.6; or (ii) any failure by any Lender (other than Agent or an Affiliate of Agent) to consent to a requested amendment, waiver or modification to any Loan Document in which Required Lenders have already consented to such amendment, waiver or modification but the consent of each Lender (or each Lender directly affected thereby, as applicable) is required with respect thereto, the Borrower may, at its option, notify Agent and such Affected Lender (or such non-consenting Lender) of the Borrower’s intention to obtain, at the Borrower’s expense, a replacement Lender (“Replacement Lender”) for such Affected Lender (or such non-consenting Lender), which Replacement Lender shall be reasonably satisfactory to Agent. In the event the Borrower obtains a Replacement Lender within forty-five (45) days following notice of its intention to do so, the Affected Lender (or such non-consenting Lender) shall sell and assign its Loans and Commitments to such Replacement Lender, at par, provided that the Borrower has reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment. In the event that a replaced Lender does not execute an Assignment pursuant to Section 9.9 within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 9.22 and presentation to such replaced Lender of an Assignment evidencing an assignment pursuant to this Section 9.22, the Borrower shall be entitled (but not obligated) to execute such an Assignment on behalf of such replaced Lender, and any such Assignment so executed by the Borrower, the Replacement Lender and Agent, shall be effective for purposes of this Section 9.22 and Section 9.9. Notwithstanding the foregoing, with respect to a Lender that is a Non-Funding Lender or an Impacted Lender, Agent may, but shall not be obligated to, obtain a Replacement Lender and execute an Assignment on behalf of such Non-Funding Lender or Impacted Lender at any time with three (3) Business Days’ prior notice to such Lender (unless notice is not practicable under the circumstances) and cause such Lender’s Loans and Commitments to be sold and assigned, in whole or in part, at par. Upon any such assignment and payment and compliance with the other provisions of Section 9.9, such replaced Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such replaced Lender to indemnification hereunder shall survive.

9.23 Joint and Several. The obligations of the Credit Parties hereunder and under the other Loan Documents are joint and several.

9.24 Creditor-Debtor Relationship. The relationship between Agent and each Lender, on the one hand, and the Credit Parties, on the other hand, is solely that of creditor and debtor. No Secured Party has any fiduciary relationship or duty to any Credit Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Credit Parties by virtue of, any Loan Document or any transaction contemplated therein.

9.25 Actions in Concert. Notwithstanding anything contained herein to the contrary, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights against any Credit Party arising out of this Agreement or any other Loan Document (including exercising any rights of setoff) without first obtaining the prior written consent of Agent or Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

9.26 Credit Parties’ Acknowledgement of Matters Regarding the Revolving Borrowing Base and the SCP Inventory Sale Reserve. Each of the Credit Parties acknowledges and agrees that, for purposes of determining the SCP Inventory Sale Reserve, the Agent shall be entitled to rely solely on the calculation thereof made by the Borrower as reflected in the most recent Borrowing Base Certificate delivered by the Borrower to Agent, unless Agent is notified in writing by SCP Agent that such calculation is inaccurate, which notice shall provide Agent with the correct calculation of the SCP Inventory Sale Reserve (the “SCP Inventory Sale Reserve Correction Notice”), and, in such event, the Agent shall be entitled to rely solely on the calculation of the SCP Inventory Sale Reserve made by SCP Agent as reflected in the SCP Inventory Sale Reserve Correction Notice. In addition, each of the Credit Parties acknowledges SCP Agent’s rights under the Intercreditor Agreement to (a) engage (or cause the Agent to engage) an appraiser to conduct an Inventory appraisal (such appraisal, an “SCP Appraisal”) and (b) cause the Agent to utilize the results of such SCP Appraisal to determine the NOLV Factor under the Revolving Borrowing Base to the extent it will result in a lower NOLV Factor and to otherwise utilize such results in connection with the Revolving Borrowing Base, which may result in a different calculation of the Revolving Borrowing Base than the Revolving Borrowing Base reflected in the most recent Borrowing Base Certificate delivered by the Borrower to Agent. Upon receipt by Agent of a SCP Inventory Sale Reserve Correction Notice or a SCP Appraisal, the Credit Parties agree and acknowledge that Agent shall implement any adjustments to the SCP Inventory Sale Reserve as set forth in such SCP Inventory Sale Reserve Correction Notice or any reductions to the Revolving Borrowing Base (or NOLV Factor thereunder)

as a result of the SCP Appraisal, as applicable, and the Credit Parties shall deliver an updated Borrowing Base Certificate to Agent reflecting such change to the Revolving Borrowing Base. Each of the Credit Parties agrees that neither Agent nor any Secured Party shall have any liability for relying on the calculation of the SCP Inventory Sale Reserve, as set forth in a SCP Inventory Sale Reserve Correction Notice, or on the NOLV Factor under the Revolving Borrowing Base, as set forth in or a SCP Appraisal, in each case as delivered by SCP Agent to Agent. Each of the Credit Parties agrees that in the event of any discrepancy or dispute between the SCP Agent (or any SCP Lender) and the Credit Parties as to the amount of the SCP Inventory Sale Reserve, Agent and the other Secured Parties shall be entitled to rely solely on the calculation of SCP Inventory Sale Reserve, as determined by the SCP Agent and shall have no liability to any Credit Party or any other Person for doing so.

ARTICLE X.

TAXES, YIELD PROTECTION AND ILLEGALITY

10.1 Taxes.

(a) Except as otherwise provided in this Section 10.1, each payment by any Credit Party under any Loan Document shall be made without deduction or withholding for all Taxes imposed by any Governmental Authority, except as required by any Requirement of Law.

(b) If any Taxes shall be required by any Requirement of Law (as determined in the good faith discretion of any Credit Party or Agent) to be deducted or withheld from any amount payable under any Loan Document to any Recipient (i) if such Tax is an Indemnified Tax, such amount shall be increased as necessary to ensure that, after all required deductions for Taxes are made (including deductions applicable to any increases to any amount under this Section 10.1), such Recipient receives the amount it would have received had no such deductions been made, (ii) the relevant Credit Party shall make such deductions, (iii) the relevant Credit Party shall timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (iv) as soon as practicable after such payment is made, the relevant Credit Party shall deliver to Agent an original or certified copy of a receipt evidencing such payment or other evidence of payment reasonably satisfactory to Agent.

(c) In addition, the Borrower agrees to pay, and authorizes Agent, at the direction of the Required Lenders, to pay any Other Taxes. As soon as practicable after the date of any payment of Other Taxes by any Credit Party, the Borrower shall furnish to Agent, at its address referred to in Section 9.2, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to Agent.

(d) The Borrower shall reimburse and indemnify, within 30 days after receipt of demand therefor (with copy to Agent), each Recipient for all Indemnified Taxes (including any Indemnified Taxes imposed by any jurisdiction on amounts payable under this Section 10.1) paid by such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted. A certificate of the Recipient (or of Agent on behalf of such Recipient) claiming any compensation under this clause (d), setting forth the amounts to be paid thereunder and delivered to the Borrower with copy to Agent, shall be conclusive, binding and final for all purposes, absent manifest error.

(e) Any Lender claiming any additional amounts payable pursuant to this Section 10.1 shall use its commercially reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its Lending Office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

(f) Any Lender that is entitled to an exemption from withholding Tax or is subject to such withholding Tax at a reduced rate under an applicable tax treaty, shall deliver to the Borrower and the Agent, at the time or times requested by the Borrower or the Agent, such properly completed and executed documentation requested by the Borrower or the Agent as will permit payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Requirements of Law or requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing,

(i) Each Non-U.S. Lender Party that, at any of the following times, is entitled to an exemption from United States withholding Tax or is subject to such withholding Tax at a reduced rate under an applicable tax treaty, shall (w) on or prior to the date such Non-U.S. Lender Party becomes a “Non-U.S. Lender Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (z) from time to time if requested by the Borrower or Agent (or, in the case of a participant or SPV, the relevant Lender), provide Agent and the Borrower (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of each of the following, as applicable: (A) (i) Forms W-8ECI (claiming exemption from U.S. withholding Tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming exemption from, or a reduction of, U.S. withholding Tax under an income tax treaty) and/or W-8IMY (together with appropriate forms, certifications and supporting statements) or any successor forms, or (ii) in the case of a Non-U.S. Lender Party claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN (claiming exemption from U.S. withholding Tax under the portfolio interest exemption) or any successor form and a certificate in form and substance acceptable to Agent and Borrower that such Non-U.S. Lender Party is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (3) a

“controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (B) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents. Unless the Borrower and Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Lender are not subject to withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Credit Parties and Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

(ii) Each U.S. Lender Party shall (A) on or prior to the date such U.S. Lender Party becomes a “U.S. Lender Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (f) and (D) from time to time if requested by the Borrower or Agent (or, in the case of a participant or SPV, the relevant Lender), provide Agent and the Borrower (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding tax) or any successor form.

(iii) Each Lender having sold a participation in any of its Obligations or identified an SPV as such to Agent shall collect from such participant or SPV the documents described in this clause (f) and provide them to Agent.

(iv) If a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender Party fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Agent and Borrower any documentation under any Requirement of Law or reasonably requested by Agent or Borrower sufficient for Agent or Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such applicable reporting requirements or to determine the amount to deduct or withhold from such payment. Solely for purposes of this paragraph (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(v) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 10.1 (including by the payment of additional amounts pursuant to this Section 10.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (v) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (v), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (v) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) Each party’s obligations under this Section 10.1 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations under any Loan Document.

10.2 Illegality. If after the date hereof any Lender shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make LIBOR Rate Loans, then, on notice thereof by such Lender to the Borrower through Agent, the obligation of that Lender to make LIBOR Rate Loans shall be suspended until such Lender shall have notified Agent and the Borrower that the circumstances giving rise to such determination no longer exists.

(a) Subject to clause (c) below, if any Lender shall determine that it is unlawful to maintain any LIBOR Rate Loan, the Borrower shall prepay in full all LIBOR Rate Loans of such Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if such Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 10.4.

(b) If the obligation of any Lender to make or maintain LIBOR Rate Loans has been terminated, the Borrower may elect, by giving notice to such Lender through Agent that all Loans which would otherwise be made by any such Lender as LIBOR Rate Loans shall be instead Base Rate Loans.

(c) Before giving any notice to Agent pursuant to this Section 10.2, the affected Lender shall designate a different Lending Office with respect to its LIBOR Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

10.3 Increased Costs and Reduction of Return.

(a) If any Lender shall determine that, due to either (i) the introduction of, or any change in, or in the interpretation of, any Requirement of Law or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in the case of either clause (i) or (ii) subsequent to the date hereof, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans or of Issuing or maintaining any Letter of Credit, other than as a result of Taxes (other than Indemnified Taxes) then the Borrower shall be liable for, and shall from time to time, within thirty (30) days of demand therefor by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs; provided, that the Borrower shall not be required to compensate any Lender pursuant to this subsection 10.3(a) for any increased costs incurred more than 180 days prior to the date that such Lender notifies the Borrower, in writing of the increased costs and of such Lender’s intention to claim compensation thereof; provided, further, that if the circumstance giving rise to such increased costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b) If any Lender shall have determined that:

(i) the introduction of any Capital Adequacy Regulation;

(ii) any change in any Capital Adequacy Regulation;

(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof; or

(iv) compliance by such Lender (or its Lending Office) or any entity controlling the Lender, with any Capital Adequacy Regulation;

affects the amount of capital required or expected to be maintained by such Lender or any entity controlling such Lender and (taking into consideration such Lender’s or such entities’ policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment(s), loans, credits or obligations under this Agreement, then, within thirty (30) days of demand of such Lender (with a copy to Agent), the Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender (or the entity controlling the Lender) for such increase; provided, that the Borrower shall not be required to compensate any Lender pursuant to this subsection 10.3(b) for any amounts incurred more than 180 days prior to the date that such Lender notifies the Borrower, in writing of the amounts and of such Lender’s intention to claim compensation thereof; provided, further, that if the event giving rise to such increase is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(c) Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a change in a Requirement of Law under subsection 10.3(a) above and/or a change in a Capital Adequacy Regulation under subsection 10.3(b) above, as applicable, regardless of the date enacted, adopted or issued.

10.4 Funding Losses. The Borrower agrees to reimburse each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

(a) the failure of the Borrower to make any payment or mandatory prepayment of principal of any LIBOR Rate Loan (including payments made after any acceleration thereof);

(b) the failure of the Borrower to borrow, continue or convert a Loan after it has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

(c) the failure of the Borrower to make any prepayment after it has given a notice in accordance with Section 1.7;

(d) the prepayment (including pursuant to Section 1.8) of a LIBOR Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or

(e) the conversion pursuant to Section 1.6 of any LIBOR Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained; provided that, with respect to the expenses described in clauses (d) and (e) above, such Lender shall have notified Agent of any such expense within two (2) Business Days of the date on which such expense was incurred. Solely for purposes of calculating amounts payable by the Borrower to the Lenders under this Section 10.4 and under subsection 10.3(a): each LIBOR Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the interest rate for such LIBOR Rate Loan by a matching deposit or other borrowing in the interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan is in fact so funded.

10.5 Inability to Determine Rates. If Agent shall have determined in good faith that for any reason adequate and reasonable means do not exist for ascertaining the LIBOR for any requested Interest Period with respect to a proposed LIBOR Rate Loan or that the LIBOR applicable pursuant to subsection 1.3(a) for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding or maintaining such Loan, Agent will forthwith give notice of such determination to the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans.

10.6 Reserves on LIBOR Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional costs on the unpaid principal amount of each LIBOR Rate Loan equal to actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), payable on each date on which interest is payable on such Loan provided the Borrower shall have received at least fifteen (15) days’ prior written notice (with a copy to Agent) of such additional interest from the Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest shall be payable fifteen (15) days from receipt of such notice.

10.7 Certificates of Lenders. Any Lender claiming reimbursement or compensation pursuant to this Article X shall deliver to the Borrower (with a copy to Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

ARTICLE XI.

DEFINITIONS

11.1 Defined Terms. The following terms are defined in the Sections or subsections referenced opposite such terms:

“Affected Lender”	9.22
“Agent Fee”	1.9(d)
“Agent Fee Letter”	1.9(d)
“Agent Report”	8.5(c)
“Aggregate Excess Funding Amount”	1.11(e)
“Agreement”	Preamble
“Bankruptcy Court”	Recitals
“Borrower”	Preamble
“Borrower Materials”	9.10(e)
“Blocked Account”	4.11(b)
“Blocked Account Agreement”	4.11(b)

“Case”	Recitals
“Changed Circumstances”	6.8
“Credit Card Notification”	4.11(a)
“Damaged Lawsuit”	6.9
“Debtors”	Recitals
“DIP Account”	1.11
“DIP Collateral”	6.2
“DIP Liens”	6.2
“Eligible Credit/Debit Card Receivables”	1.12
“Eligible In-Transit Inventory”	1.16
“Eligible Inventory”	1.15
“Eligible Trade Receivables”	1.13
“Eligible Wireless Receivables”	1.14
“Event of Default”	7.1
“Excluded DDAs”	4.11(d)
“First Borrowing”	1.1(b)(i)
“Immaterial Subsidiary”	4.13(b)
“Indemnified Matters”	9.6
“Indemnitees”	9.6
“Intercompany Note”	5.4(b)
“Investments”	5.4
“L/C Reimbursement Agreement”	1.1(c)
“L/C Reimbursement Date”	1.1(c)(v)
“L/C Request”	1.1(c)
“Lender”	Preamble
“Letter of Credit Fee”	1.9(c)
“Liquidation Budget”	4.1(e)
“Maximum Lawful Rate”	1.3(d)
“MNPI”	9.10(a)
“New Money Revolving Loans”	1.1(b)(i)
“Notice of Conversion/Continuation”	1.6(a)
“OFAC”	3.28
“Other Lender”	1.11(e)
“Participant Register”	9.9(f)
“Permitted Indebtedness”	5.5
“Permitted Investments”	5.4
“Petition Date”	Recitals
“Pre-Petition Agent”	Recitals
“Pre-Petition Credit Agreement”	Recitals
“Pre-Petition Lender”	Recitals
“Pre-Petition Released Claim”	11.6(a)
“Preliminary Borrowing Base Report”	4.2(d)
“Register”	1.4(b)
“Releasee”	11.6(a)
“Releasor”	11.6(a)
“Replacement Lender”	9.22

“Residual Account Blocked Account Agreement”	4.11(i)
“Residual Account Deposit Account”	4.11(i)
“Restricted Payments”	5.11
“Revolving Commitments”	1.1(b)
“Revolving Loan”	1.1(b)
“Roll-Up Revolving Loans”	1.1(b)(ii)
“Sale”	9.9(b)
“SCP Appraisal”	9.26
“SCP Inventory Sale Reserve Correction Notice”	9.26
“SDN List”	3.28
“Second Borrowing”	1.1(b)(i)
“Settlement Date”	1.11(b)
“Tax Returns” “Term Loan” “Term Loan Commitment”	3.10 1.1(a) 1.1(a)
“Unencumbered Property”	6.1(b)
“Unused LC Commitment Fee” “Unused Revolving Commitment Fee”	1.9(b)(ii) 1.9(b)(i)

In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

“6.75% Notes” means the Borrower’s 6.75% Senior Unsecured Notes due 2019 issued pursuant to the 6.75% Notes Indenture.

“6.75% Notes Indenture” means that certain Indenture, dated as of May 3, 2011, among the Borrower, the guarantors named therein and Wells Fargo Bank, N.A., as trustee, as amended or supplemented from time to time.

“ABL Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“ABL Revolving Credit Exposure” means (A) following the entry of the Interim Order, but prior to the entry of the Final Order, the sum of (i) the Pre-Petition Revolving Obligations, (ii) the principal amount of outstanding New Money Revolving Loans, and (iii) all L/C Reimbursement Obligations and (B) following the entry of the Final Order, the sum of (i) the principal amount of outstanding Roll-Up Revolving Loans, (ii) the principal amount of outstanding New Money Loans and (iii) all L/C Reimbursement Obligations.

“Account” means, as at any date of determination, all “accounts” (as such term is defined in the UCC) of the Credit Parties, including, without limitation, the unpaid portion of the obligation of a customer of a Credit Party in respect of Inventory purchased by and shipped to such customer and/or the rendition of services by a Credit Party, as stated on the respective invoice of a Credit Party.

“Account Debtor” means the customer of a Credit Party who is obligated on or under an Account.

“Acquired Assets” has the meaning ascribed to such term in the Asset Purchase Agreement.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the Stock and Stock Equivalents of any Person or otherwise causing any Person to become a Subsidiary of the Borrower, or (c) a merger or consolidation or any other combination with another Person that results in a transaction described in clauses (a) or (b) above.

“Ad Valorem Reserve” means, as of any date of determination, a reserve in respect of ad valorem taxes payable by any Credit Party to any Governmental Authority that are subject to or may result in a Lien on any asset of a Credit Party that is prior to any Lien of the Agent.

“Affiliate” means, with respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly controls, controlled by, or is under common control with, such Person; provided, however, that no Secured Party shall be an Affiliate of any Credit Party or of any Subsidiary of any Credit Party solely by reason of the provisions of the Loan Documents. For purposes of this definition, “control” means the possession of (a) solely for purposes of Section 5.6, the power to vote, or the beneficial ownership of, ten percent (10%) or more of the voting Stock of such Person (either directly or through the ownership of Stock Equivalents) or (b) the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means Cantor in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent.

“Agent’s Account” the account of Agent, as set forth on Agent’s signature page hereto or as otherwise notified in writing to the Borrower by Agent.

“Aggregate Revolving Commitment” means the combined Revolving Commitments of the Lenders, which shall as of the Closing Date be in the amount of $158,639,607, as such amount may be reduced from time to time pursuant to this Agreement.

“Aggregate LC Facility Commitment” means the combined LC Facility Commitments of the Lenders, which shall as of the Closing Date be in the amount of $15,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

“Aggregate Revolving Loan Commitment” means the combined Revolving Loan Commitments of the Lenders, which shall initially be in the amount of $235,334,031, as such amount may be reduced from time to time pursuant to this Agreement.

“Aggregate Term Loan Commitment” means the combined Term Loan Commitments of the Lenders, which shall initially be in the amount of $50,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

“Allowed Professional Fees” shall have the meaning given to the term “Allowed Professional Fees” in the Final Order, or prior to the entry of the Final Order, the Interim Order.

“Applicable Margin” means, with respect to the Loans: (a) if a Base Rate Loan, five and a half percent (5.50%) per annum; and (b) if a LIBOR Rate Loan, six and a half percent (6.50%) per annum.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) (i) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business or (ii) temporarily warehouses loans for any Lender or any Person described in clause (i) above and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

“Approved Sale” shall mean a sale of all or a substantial portion of all of the Credit Parties’ or Borrower’s assets or business or pursuant to Section 363 of the Bankruptcy Code which is approved by Agent, the Required Revolving Lenders and the Required LC Facility Lenders or the sale contemplated by the Asset Purchase Agreement.

“Asset Purchase Agreement” shall mean the Asset Purchase Agreement, dated on or about February 5, 2015, by and between General Wireless, Inc., the Borrower and the other signatories party thereto.

“Assignment” means an assignment agreement entered into by a Lender, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 9.9 (with the consent of any party whose consent is required by Section 9.9), accepted by Agent, substantially in the form of Exhibit 11.1(a) or any other form approved by Agent.

“Attorney Costs” means and includes all reasonable and documented (in summary form) fees and disbursements of any law firm or other external counsel.

“Availability” means, as of any date of determination, the amount by which (a) the Revolving Borrowing Base (as calculated pursuant to the Borrowing Base Certificate) in effect on such date of determination exceeds (b) the sum of (x) the aggregate outstanding principal balance of Revolving Loans plus (y) 100% of the aggregate outstanding face amount of Letters of Credit, in each case as of such date of determination.

“Availability Reserves” means, with respect to the Revolving Borrowing Base, (a) the SCP Inventory Sale Reserve, (b) the Term Loan Reserve and (c) without duplication of any Reserves or items that are otherwise addressed or excluded through eligibility criteria, such other reserves, as the Agent, at the direction of the Required Lenders, from time to time establish or modify in the Required Lenders’ Permitted Discretion, to reflect the following (in each case, whether or not the following shall constitute a Default or Event of Default): (i) any impediments to the realization upon the Collateral (including, without limitation, claims and liabilities that the Agent, at the direction of the Required Lenders, determines will need to be satisfied in connection with the realization upon such Collateral) and any out-of-pocket costs necessary to gain access to, preserve, sell or otherwise dispose of the Collateral or collect the Obligations, (ii) events, conditions, contingencies or risks which adversely affect (A) any component of the Revolving Borrowing Base or the Collateral (or its value) included in the Revolving Borrowing Base, including, without limitation, (1) reductions in Eligible Credit/Debit Card Receivables, Eligible Trade Receivables, Eligible Wireless Receivables, Eligible Inventory and Eligible In-Transit Inventory since the delivery of the most recently delivered Borrowing Base Certificate and (2) any change in any Credit Party’s method of accounting, or (B) the validity or enforceability of this Agreement or the other Loan Documents, the Liens and other rights of the Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof) or any of the material rights or remedies of the Secured Parties hereunder or thereunder, (iii) the Agent’s or any Lender’s belief that any Borrowing Base Certificate or other collateral report or financial information furnished by or on behalf of any Credit Party to the Agent is or may have been incomplete, inaccurate or misleading in any material respect, (iv) Obligations (including anticipated termination amounts) under any Secured Rate Contracts and any Bank Products (other than Cash Management Services), (v) outstanding Indebtedness of the Credit Parties (including accrued and unpaid interest, fees and expenses with respect thereto) and (vi) sales taxes and other tax liabilities (including prospective or potential tax liabilities).

“Average Daily Availability” has the meaning specified in the definition of “Applicable Margin”.

“Average Daily Availability Percentage” means, for any period, the percentage derived by dividing (a) the Average Daily Availability during such period by (b) the average daily Maximum Revolving Loan Balance. For purposes of this definition, “Maximum Revolving Loan Balance” means the Revolving Borrowing Base (as calculated pursuant to the Borrowing Base Certificate in effect from time to time) less the aggregate amount of Letter of Credit Obligations.

“Avoidance Actions” means all of the Debtors or their estates under Chapter 5 or Section 724(a) of the Bankruptcy Code and all proceeds thereof.

“Bank Product” means any of the following products, services or facilities extended to any Credit Party or any of its Subsidiaries by any Lender or of its Affiliates, in each case, so long as such Person remains a Lender or, with respect to any Affiliate, so long as such Lender remains a Lender (each a “Bank Product Provider”): (a) Cash

Management Services; (b) leasing transactions; (c) letters of credit and bankers’ acceptances (not otherwise constituting Letters of Credit hereunder); and (d) other banking products or services approved by Agent (not to be unreasonably withheld); provided, however, that, (i) any Bank Product for the benefit of any Foreign Subsidiary shall name the Borrower as a party thereto and (ii) for any of the foregoing to be included for purposes of a distribution under Section 1.10(c)(ii) Sixth, the applicable Bank Product Provider must have provided written notice to Agent (and acknowledged by Agent (which acknowledgment shall not be unreasonably withheld or delayed)) of (A) the existence of such Bank Product, (B) the maximum dollar amount of obligations arising thereunder (“Bank Product Amount”), and (C) the methodology to be used by such parties in determining the Bank Product Amount owing from time to time. Agent shall rely solely on the Bank Product notice provided to it by the provider of such Bank Product (notwithstanding any dispute as among the provider of such Bank Product and the relevant Credit Party or Subsidiary). The provider of such Bank Product may (and upon the request of the Borrower shall) provide to the Borrower a copy of any such Bank Product notice provided by it to Agent; provided that the provider of such Bank Product shall not have any liability for the failure to do so nor shall any such failure affect the validity of such Bank Product notice.

“Bank Product Amount” has the meaning specified in the definition of Bank Product.

“Bank Product Obligations” means all Obligations covered by clause (b) of the definition of such term in this Agreement.

“Bank Product Provider” has the meaning specified in the definition of Bank Product.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy” (11 U.S.C. § 101, et seq.).

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Agent) or any similar release by the Federal Reserve Board (as determined by Agent), (b) the sum of 0.50% per annum and the Federal Funds Rate, and (c) the sum of (x) LIBOR calculated for each such day based on an Interest Period of one month determined two (2) Business Days prior to such day, plus (y) the excess of the Applicable Margin for LIBOR Rate Loans over the Applicable Margin for Base Rate Loans, in each instance, as of such day. Any change in the Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the Federal Funds Rate or LIBOR for an Interest Period of three months. “Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Credit Party incurs or otherwise has any obligation or liability, contingent or otherwise.

“Bidding Procedures” means the bidding, auction and sale procedures proposed by the Debtors (i) that (a) include the right of the Agent on behalf of the Lenders to credit bid in connection with any such sale(s) and (b) require all proceeds of such sale(s) to be immediately applied directly and indefeasibly to the obligations owing to the Agent and Lenders or to cash collateralize outstanding letters of credit as appropriate, and (ii) in form and substance satisfactory to the Agent and the Required Lenders.

“Bidding Procedures Order” means an order of the Bankruptcy Court obtained by the Credit Parties approving the Bidding Procedures in form and substance satisfactory to the Agent, the Required Revolving Lenders, and the Required LC Facility Lenders and attached hereto as Exhibit 11.1(m).

“Blocked Account Banks” means the banks with whom deposit accounts are maintained in which funds of any of the Credit Parties from one or more DDAs are deposited and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.

“Borrowing” means the First Borrowing or the Second Borrowing, as applicable.

“Borrowing Base Certificate” means a certificate of the Borrower, on behalf of each Credit Party, in substantially the form of Exhibit 11.1(b) hereto, duly completed as of a date acceptable to the Required Lenders in their sole discretion.

“Budget” means a 13-week budget of Borrower’s and its Subsidiaries’ cash flow forecast, commencing with the week during which the Petition Date occurs, containing line items of sufficient detail to reflect the Borrower’s and its Subsidiaries’ consolidated projected receipts and disbursements for such 13-week period, and which budget shall be in form and substance reasonably satisfactory to the Required Lenders, prepared by Borrower and delivered to Agent on or before the Closing Date and attached hereto as Exhibit 11.1(g), and as supplemented in accordance with Section 4.1.

“Business Day” means any day that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City and, when determined in connection with notices and determinations in respect of LIBOR or any LIBOR Rate Loan or any funding, conversion, continuation, Interest Period or payment of any LIBOR Rate Loan, that is also a day on which dealings in Dollar deposits are carried on in the London interbank market.

“Cantor” means Cantor Fitzgerald Securities and any successor in interest thereto.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Lender or of any corporation controlling a Lender.

“Capital Expenditures” means, with respect to the Credit Parties and their Subsidiaries for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations); provided, that the term “Capital Expenditures” shall not include:

(a) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent of the amount financed from (i) insurance proceeds or compensation awards paid on account of any damage to, destruction of or other casualty or loss involving any property or asset or (ii) proceeds from any seizure, condemnation, confiscation or taking under the power of eminent domain of, or any requisition of title or use of or relating to, or any similar event in respect of, any property or asset;

(b) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time;

(c) expenditures that constitute any part of rental expenses of the Borrower and its Subsidiaries during such period under operating leases for real or personal property;

(d) expenditures that are accounted for as capital expenditures by the Borrower and its Subsidiaries and that actually are paid for by a Person other than the Borrower or any Subsidiary and for which neither the Borrower nor any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period, it being understood, however, that only the amount of expenditures actually provided or incurred by the Borrower or any Subsidiary in such period and not the amount required to be provided or incurred in any future period shall constitute “Capital Expenditures” in the applicable period); or

(f) any non-cash capitalized interest and non-cash internal costs reflected as additions to property, plant or equipment in the Consolidated balance sheet of the Borrower and its Subsidiaries for such period.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any Property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any sale leaseback transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Carve-Out” means the term “Carve-Out” in the Final Order, or, prior to the entry of the Final Order, the Interim Order

“Carve-Out Amount” means, at any time, the aggregate amount of the following expenses incurred in accordance with the Budget and unpaid at such time: (i) all fees required to be paid to the Clerk of the Bankruptcy Court and to the Office of the United States Trustee under 28 U.S.C. § 1930(a) plus interest pursuant to 31 U.S.C. § 3717; (ii) all reasonable fees and expenses incurred by a trustee under section 726(b) of the Bankruptcy Code in an amount not to exceed $100,000; (iii) to the extent allowed by the Bankruptcy Court at any time, but subject in all respects to Section 4.1, all unpaid fees, disbursements, costs and expenses incurred by professionals or professional firms retained by the Debtors and any official committee of creditors (the “Committee”) at any time before or on the first business day following delivery by Agent of a Carve-Out Trigger Notice (as defined below), whether allowed by the Bankruptcy Court prior to or after delivery of a Carve-Out Trigger Notice; and (iv) to the extent allowed the Bankruptcy Court at any time, all unpaid fees, disbursements, costs and expenses incurred by professionals or professional firms retained by the Debtors and the Creditors’ Committee at any time after the first business day following delivery by the Agent of the Carve-Out Trigger Notice, in an aggregate amount not to exceed $4,000,000 (the amount set forth in this clause (iv) being the “Post-Carve-Out Trigger Notice Cap”); provided, that, the foregoing expenses shall not include Ineligible Professional Expenses.

“Carve-Out Reserve Account” means a deposit account of Borrower to be established prior to the Closing Date, which shall be used solely to escrow funds for the payment of the Carve-Out Amount.

“Carve-Out Reserve Amount” means, at any time, the amount, if any, by which the Carve-Out Amount at such time exceeds the aggregate funds on deposit in the Carve-Out Reserve Account at such time.

“Carve-Out Trigger Notice” shall mean a written notice delivered by the Agent to the Borrower its counsel, the U.S. Trustee, the SCP Agent and lead counsel to any Committee, which notice may be delivered following the occurrence and continuance of an Event of Default, and stating that the Post-Carve-Out Trigger Notice Cap has been invoked.

“Cash Collateral” shall mean all “Cash Collateral” of the Agent and the Lenders with respect to the ABL Priority Collateral within the meaning of Section 363(a) of the Bankruptcy Code, including the Debtors’ cash and cash on deposit in any deposit account or securities account of the Debtors that is subject to a perfected security interest of any the foregoing secured parties (together with all other Collateral, as defined in the Intercreditor Agreement, and excluding Residual Accounts (as defined in the Intercreditor Agreement) and the proceeds thereof.

“Cash Dominion Event” means any of (a) the occurrence and continuance of any Event of Default or (b) the failure of the Borrower to maintain Availability at least equal to fifteen percent (15%) of the Revolving Borrowing Base. For purposes of this

Agreement, the occurrence of a Cash Dominion Event shall be deemed continuing (x) so long as such Event of Default is continuing or has not been waived, and/or (y) if the Cash Dominion Event arises as a result of the Borrower’s failure to achieve Availability as required under clause (b) above, until Availability has exceeded the amount required by clause (b) above for forty-five (45) consecutive days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement; provided that a Cash Dominion Event may not be so cured on more than one time in any twelve month period.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) or (d) above shall not exceed 365 days.

“Cash Management Order” shall have the meaning set forth in Section 2.1(i) hereof.

“Cash Management Services” means any one or more of the following types of services or facilities provided to any Credit Party by any Lender or any Affiliate of a Lender: (a) ACH transactions, (b) treasury and/or cash management services, including, without limitation, controlled disbursement services, depository, lockbox, stop payment, information reporting, overdraft, electronic funds transfer services and wireless transfer services, (c) operating, collections, payroll, trust or other depository or disbursement accounts and other accounts and (d) commercial credit cards, purchasing cards, stored-value cards, merchant card services and other merchant services. For the avoidance of doubt, Cash Management Services do not include Rate Contracts.

“Change in Control” means an event or series of events pursuant to any transaction or series of related transactions other than pursuant to an Approved Sale by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding (i) any employee benefit plan of such person or its subsidiaries and (ii) any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of 35% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis;

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c) a “Change in Control” occurs under and as defined in the SCP Loan Documents (but only to the extent the SCP Credit Agreement or any replacement or refinancing thereof pursuant to an Other Permitted Refinancing is then in full force and effect).

“Citi Private Label Credit Card” means a credit card subject to that certain Amended and Restated Merchant Services Agreement by and between RadioShack Corporation and Citibank (South Dakota), N.A., as successor to Citibank (USA), N.A., as successor in interest to Hurley State Bank, dated as of July 1, 2000, as amended, and any successor arrangement with a financial institution (that is not an Affiliate of the Borrower or any Subsidiary of the Borrower) reasonably acceptable to the Required Lenders.

“Closing Date” means February 5, 2015.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all Property and interests in Property and proceeds thereof now owned or hereafter acquired by any Credit Party or any other Person who has granted a Lien to Agent, in or upon which a Lien is granted or purported to be granted or now or hereafter exists in favor of any Lender or Agent for the benefit of Agent, Lenders and other Secured Parties, whether under this Agreement or under any other documents executed by any such Persons and delivered to Agent.

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Agent executed by (a) a bailee or other Person in possession of Inventory, including, without limitation, any warehouseman and (b) a landlord of Real Estate leased by any Credit Party (including, without limitation, any warehouse or distribution center), pursuant to which such Person (i) acknowledges the Agent’s Lien on the Inventory, (ii) releases or subordinates such Person’s Liens in the Inventory held by such Person or located on such Real Estate, (iii) agrees to furnish the Agent with access to the Inventory in such Person’s possession or on the Real Estate for the purposes of conducting a Liquidation, and (iv) makes such other agreements with the Agent as the Agent may reasonably require.

“Collateral Documents” means, collectively, this Agreement, the Mortgages, each Collateral Access Agreement, each Control Agreement, each Customs Broker Agreement, and all other security agreements, pledge agreements, patent and trademark security agreements, lease assignments, guaranties and other similar agreements, and all amendments, restatements, modifications or supplements thereof or thereto, by or between any one or more of any Credit Party or any other Person pledging or granting a lien on Collateral or guarantying the payment and performance of the Obligations, and any Lender or Agent for the benefit of Agent, the Lenders and other Secured Parties now or hereafter delivered to the Lenders or Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against any such Person as debtor in favor of any Lender or Agent for the benefit of Agent, the Lenders and the other Secured Parties, as secured party, as any of the foregoing may be amended, restated and/or modified from time to time.

“Committee” shall have the meaning set forth in clause (iii) of “Carve-Out Reserve Account”.

“Commitment” means, for each Lender, the sum of its Revolving Commitment, the Term Loan Commitment and LC Facility Commitment.

“Commitment Percentage” means, as to any Lender, the percentage equivalent of such Lender’s Revolving Commitment, Term Loan Commitment or LC Facility Commitment, divided by the Aggregate Revolving Commitment, Aggregate Term Loan Commitment or Aggregate LC Facility Commitment, as applicable; provided that after the Final Order has been entered, Commitment Percentages shall be determined for the Term Loan or Revolving Loans by reference to the outstanding principal balance thereof as of any date of determination rather than any Commitments therefor; provided, further, that following acceleration of the Loans, such term means, as to any Lender, the percentage equivalent of the principal amount of the Loans held by such Lender, divided by the aggregate principal amount of the Loans held by all Lenders.

“Consignment Reserves” means, as of any date of determination, reserves with respect to consignment arrangements with respect to which Agent has not received satisfactory Consignor Acknowledgements.

“Consignor Acknowledgement” means a letter agreement, as may be reasonably approved by Agent, from a consignor of Inventory to a Credit Party and addressed to Agent, (i) waiving such consignor’s interest in all assets of the Credit Parties other than Inventory held by the Credit Parties on consignment from such consignor, and (ii) acknowledging that such consignor’s interest shall not include any interest in proceeds of any such Inventory held on consignment.

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial position, cash flows, or operating results of such Person and its Subsidiaries.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (without duplication of either (x) any item described in any other clause below, or (y) any item excluded in the calculation of Consolidated Net Income) (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense, (ii) the provision for federal, state, local and foreign income Taxes, (iii) depreciation and amortization expense, (iv) (A) non-cash stock compensation expenses, (B) non-cash charges comprising losses on non-ordinary course asset sales, disposals or abandonments and losses from investments recorded using the equity method, and (C) other non-recurring expenses or losses reducing such Consolidated Net Income which do not represent a cash item in such period (provided, that if any such non-cash charges, expenses or losses referred to in subclauses (A) through (C) of this clause (iv) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent), (v) any restructuring or similar expenses or charges (including expenses or charges associated with store closures, termination of contracts and kiosk arrangements and severance) in an amount not to exceed (A) $50,000,000 during any four fiscal quarter period ending during the Borrower’s Fiscal Year ending on or closest to December 31, 2014, (B) $25,000,000 during any four fiscal quarter period ending during the Borrower’s Fiscal Year ending on or closest to December 31, 2015 and (C) $10,000,000 during any four fiscal quarter period ending thereafter, and (vi) non-recurring and customary financing fees and commissions, debt discounts, prepayment premiums, debt issuance costs and other similar fees, costs and expenses related to any incurrence or repayment of Indebtedness, minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) federal, state, local and foreign income tax credits and (ii) non-cash gains increasing Consolidated Net Income (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period), all as determined on a Consolidated basis in accordance with GAAP; provided, that:

(x) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA currency transaction gains and losses (including the net loss or gain resulting from Rate Contracts for currency exchange risk); and

(z) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred, abandoned or otherwise disposed of, closed or classified as discontinued operations by a Credit Party during such period based on the actual Disposed EBITDA of such sold entity or business for such period (including the portion thereof occurring prior to such sale, transfer or disposition or conversion).

“Consolidated Fixed Charge Coverage Ratio” means, with respect to the Borrower and its Subsidiaries for any period, the ratio of (a) (i) Consolidated EBITDA for such period minus (ii) the sum of (A) Capital Expenditures paid in cash during such period (other than any Capital Expenditures financed with the proceeds of Indebtedness) plus (B) the aggregate amount of federal, state, local and foreign income taxes paid in cash during such period to (b) Debt Service Charges paid in cash during such period.

“Consolidated Interest Expense” means, with respect to the Borrower and its Subsidiaries on a Consolidated basis for any period (calculated net of cash interest income for such period), (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations, (c) the portion of rent expense under Capital Leases that is treated as interest in accordance with GAAP, and (d) any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk; provided, that Consolidated Interest Expense shall in no event be an amount less than zero (0).

“Consolidated Net Income” means, with respect to the Borrower for any period, the aggregate of the net income (loss) of the Borrower and its Subsidiaries for such period, on a Consolidated basis, and otherwise determined in accordance with GAAP; provided, that Consolidated Net Income shall exclude (a) extraordinary gains and extraordinary losses for such period, (b) the net income of any Subsidiary that is not a Credit Party during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Requirement of Law applicable to such Subsidiary during such period, except that the Borrower’s equity in any net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income and (c) any income (or loss) for such period of any Person if such Person is not a Subsidiary, except that the Borrower’s equity in the net income of any such Person for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Borrower or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to the Borrower as described in clause (b) of this proviso).

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under any Rate Contracts; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for the obligations of another Person through any agreement to purchase, repurchase or otherwise acquire such obligation or any Property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guarantied or otherwise supported or if lower, the stated maximum amount for which such Person may be liable or, if not a fixed and determined amount, the maximum amount so guarantied or supported.

“Contractual Obligations” means, as to any Person, any provision of any security (whether in the nature of Stock, Stock Equivalents or otherwise) issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement (other than a Loan Document) to which such Person is a party or by which it or any of its Property is bound or to which any of its Property is subject.

“Control Agreement” means, with respect to any deposit account, securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to Agent, among Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Credit Party maintaining such account, effective to grant “control” (within the meaning of Articles 8 and 9 under the applicable UCC) over such account to Agent.

“Conversion Date” means any date on which the Borrower converts a Base Rate Loan to a LIBOR Rate Loan or a LIBOR Rate Loan to a Base Rate Loan.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Cost” means the cost of Credit Parties’ Inventory determined according to the accounting policies used in the preparation of Borrower’s audited financial statements;

provided that, in all events, such determination is consistent with the determination of Cost used by the appraiser in the most recent appraisal to determine Net Orderly Liquidation Value.

“Credit/Debit Card Agreements” means all agreements or notices, each in form and substance reasonably satisfactory to Agent, now or hereafter entered into by a Credit Party with any credit card or debit card issuer or any credit card or debit card processor, as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, without limitation, any agreements or notices entered into in connection with any Private Label Credit/Debit Cards; provided, that any such credit card or debit card agreement or notice shall provide, among other things, that each such credit card or debit card processor shall transfer all proceeds due with respect to credit card or debit card charges for sales (net of expenses and chargebacks of the credit card or debit card issuer or processor) by a Credit Party received by it (or other amounts payable by such credit card or debit card processor) into a Blocked Account on a daily basis, or on such other basis as the Required Lenders may agree in writing in the exercise of their Permitted Discretion.

“Credit/Debit Card Receivables” means, collectively, and without duplication of any Eligible Trade Receivables or Eligible Wireless Receivables, all present and future rights of a Credit Party to payment from (a) any major credit card or debit card issuer or major credit card or debit card processor arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card, (b) any major credit card or debit card issuer or major credit card or debit card processor in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any major credit card or debit card issuer or major credit card or debit card processor under the Credit/Debit Card Agreements or otherwise and (c) the issuers of Private Label Credit/Debit Cards.

“Credit Parties” means the Borrower and each other Person (i) which executes a guaranty of the Obligations or (ii) which grants a Lien on all or substantially all of its assets to secure payment of the Obligations.

“Creditors’ Committee” means the official unsecured creditors’ committee appointed in the Case.

“Customer Credit Liability Reserve” means, as of any date of determination, a reserve in respect of the aggregate remaining balance reflected on the books and records of the Credit Parties at such time of (a) fifty percent (50%) of outstanding gift certificates and gift cards of the Credit Parties entitling the holder thereof to use all or a portion of the gift certificate or gift card to pay all or a portion of the purchase price for any Inventory, and (b) one hundred percent (100%) of outstanding merchandise credits and customer deposits of the Credit Parties.

“Customs Broker Agreement” means an agreement in a form reasonably satisfactory to the Agent among a Credit Party, a customs broker or other carrier, and the Agent, in which the customs broker or other carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory or other property for the benefit of the Agent, and agrees, upon notice from the Agent (which notice shall be delivered only upon the occurrence and during the continuance of an Event of Default), to hold and dispose of the subject Inventory and other property solely as directed by the Agent.

“DDAs” means any checking or other demand deposit account maintained by the Credit Parties. All funds in such DDAs shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agent or the Lenders shall have no duty to inquire as to the source of the amounts on deposit in the DDAs.

“Debt Service Charges” means, for any period, the sum of (a) Consolidated Interest Expense plus (b) scheduled principal payments made or required to be made (other than any principal payments required to be made at maturity and after giving effect to optional redemptions or prepayments) on account of Indebtedness for borrowed money (including, without limitation, obligations with respect to Capital Leases) for such period, in each case determined in accordance with GAAP.

“Dealer Store” means any retail store located in the United States, Puerto Rico or the U.S. Virgin Islands (which includes any real property, Fixtures, Equipment, Inventory and other property related thereto), operated or to be operated, by any Person party to a dealer agreement with a Credit Party, along with the contact information for such Person.

“Default” means any event or circumstance that, with the passing of time or the giving of notice or both, would (if not cured or otherwise remedied during such time) become an Event of Default.

“Dilution” means, as of any date of determination, a percentage, based upon the experience of the immediately prior twelve month period, that is the result of dividing the Dollar amount of (a) bad debt write downs, discounts, advertising allowances, credits, other non-cash credits, which are recorded to reduce the dilutive items with respect to the Borrower’s Accounts during such period in a manner consistent with current and historical accounting practices, by (b) the Borrower’s gross billings for Accounts during such period.

“Dilution Reserve” means, as of any date of determination, a reserve established by Agent, at the direction of the Required Lenders, in an amount equal to the result of (a) amount by which the Dilution percentage is greater than 5%, times (b) the amount of Eligible Trade Receivables as set forth on the most recent Borrowing Base Certificate received by Agent.

“Dilution Wireless Reserve” means, for any six-month period of determination, a reserve established by Agent, at the direction of the Required Lenders, in an amount equal to the amount by which the Dilution percentage with respect to Eligible Wireless Receivables for such period exceeds the Reserve for chargebacks as a percentage with respect to Eligible Wireless Receivables for such period.

“Disposed EBITDA” means, with respect to any sold entity or business for any period, the amount for such period of Consolidated EBITDA of such sold entity or business (determined as if references to the Borrower and its Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such sold entity or business), all as determined on a Consolidated basis for such sold entity or business in a manner consistent with GAAP.

“Disposition” means (a) the sale, lease, conveyance or other disposition of Property, other than sales or other dispositions expressly permitted under subsections 5.2(a), (b), (c), (h) and (i) and (b) the sale or transfer by the Borrower or any Subsidiary of the Borrower of any Stock or Stock Equivalent issued by any Subsidiary of the Borrower and held by such transferor Person.

“Dollars”, “dollars” and “$” each mean lawful money of the United States of America.

“Domestic Subsidiary” means each Subsidiary that is organized under the laws of the United States, any state, territory or district thereof or any other jurisdiction within the United States.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System.

“Environmental Laws” means all Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.

“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies, including the cost of environmental consultants and the cost of attorney’s fees) that may be imposed on, incurred by or asserted against any Credit Party or any Subsidiary of any Credit Party as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Credit Party or any Subsidiary of any Credit Party, whether on, prior or after the date hereof.

“Equipment” means all “equipment,” as such term is defined in the UCC, now owned or hereafter acquired by any Credit Party, wherever located.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, collectively, any Credit Party and any Person under common control or treated as a single employer with, any Credit Party, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means any of the following: (a) a reportable event described in Section 4043(b) of ERISA (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Title IV Plan; (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan; (d) with respect to any Multiemployer Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA; (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due; (h) the imposition of a lien under Section 412 or 430(k) of the Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate; (i) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law to qualify thereunder; (j) a Title IV plan is in “at risk” status within the meaning of Code Section 430(i); (k) a Multiemployer Plan is in “endangered status” or “critical status” within the meaning of Section 432(b) of the Code; and (l) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any material liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.

“Event of Loss” means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property; (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such Property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

“Excluded Subsidiary” means (a) any Immaterial Subsidiary, (b) such Domestic Subsidiaries owned indirectly through a Foreign Subsidiary and (c) any Foreign Subsidiary.

“Excluded Tax” means with respect to any Recipient (a) Taxes imposed on or measured by net income (however denominated), branch profits Taxes, and franchise Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii)

that are Other Connection Taxes; (b) withholding Taxes to the extent that the obligation to withhold amounts existed on the date that such Person became a “Recipient” under this Agreement or designates a new Lending Office, except in each case to the extent such Person is a direct or indirect assignee (other than pursuant to Section 9.22) of any other Recipient that was entitled, at the time the assignment to such Person became effective, to receive additional amounts under Section 10.1(b); (c) Taxes attributable to the failure by such Recipient to comply with Section 10.1(f), and (d) any United States federal withholding Taxes imposed under FATCA. “E-Fax” means any system used to receive or transmit faxes electronically.

“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

“E-System” means any electronic system approved by Agent, including Intralinks® and ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“Fair Market Value” means, with respect to any real property, as of the date of determination, the fee simple “go-dark” value or equivalent value for vacant premises, which shall be based upon an appraisal conducted in accordance with Section 4.2.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Flood Insurance” means federally backed Flood Insurance available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as determined by Agent in a commercially reasonable manner.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.

“Final Determination” means, with respect to any Tax Proceeding, (a) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final and not subject to further appeal, (b) a closing agreement (whether or not entered into under Section 7121 of the Code) or any other binding settlement agreement (whether or not with the IRS) entered into in connection with such Tax Proceeding, (c) the completion of the highest level of administrative proceedings if a judicial contest is not or is no longer available, or (d) any other final disposition, including by reason of the expiration of the applicable statute of limitations or any other event that the relevant parties to such Tax Proceeding agree in writing is a final and irrevocable determination of the liability at issue.

“Final Order” means a final order of the Bankruptcy Court in the Case authorizing and approving this Agreement and the other Loan Documents under Sections 364(c) and (d) of the Bankruptcy Code in form and substance satisfactory to Required Lenders.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

“First Tier Foreign Subsidiary” means a Foreign Subsidiary held directly by a Credit Party or indirectly by a Credit Party through one or more Domestic Subsidiaries.

“Fiscal Month” means any of the monthly accounting periods of the Credit Parties, ending on the last day of such monthly account period for such month, of each year.

“Fiscal Quarter” means any of the quarterly accounting periods of the Credit Parties, ending on March 31, June 30, September 30 and December 31 of each year (or such other dates as provided by the Borrower to the Agent in accordance with subsection 4.3(q)) (it being understood that the Credit Parties may change their quarterly accounting periods so that each Fiscal Year ends on the Saturday closest to the last day of January and so that there are corresponding changes to their Fiscal Quarters upon notice to the Agent pursuant to subsection 4.3(q) without additional consent of the Lenders or the Agent).

“Fiscal Year” means any of the annual accounting period of the Credit Parties ending on December 31 of each year or such other dates as provided by the Borrower to the Agent in accordance with subsection 4.3(q) (it being understood that the Credit Parties may change their annual accounting period so that it ends on the Saturday closest to the last day of January upon notice to the Agent pursuant to subsection 4.3(q) without additional consent of the Lenders or the Agent).

“Flood Insurance” means, for any Real Estate located in a Special Flood Hazard Area, Federal Flood Insurance or private insurance that (a) meets the requirements set forth by FEMA in its Mandatory Purchase of Flood Insurance Guidelines and (b) shall be in an amount equal to the full, unpaid balance of the Loans and any prior liens on the Real Estate up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Agent, with deductibles not to exceed $50,000.

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is a “controlled foreign corporation” under Section 957 of the Code or any other Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Holding Company” means any Subsidiary all or substantially all of the assets of which consist of equity interests in one or more Foreign Subsidiaries.

“Franchise Store” means any retail store located in the United States, Puerto Rico or the U.S. Virgin Islands (which includes any real property, Fixtures, Equipment, Inventory and other property related thereto), operated, or to be operated, by a Person party to a franchise agreement with a Credit Party.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions and comparable stature and authority within the accounting profession) that are applicable to the circumstances as of the date of determination. Subject to Section 11.3, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the financial statements described in subsection 3.11(a).

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Hazardous Material” means any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including, without limitation, petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances.

“Impacted Lender” means any Lender that fails to provide Agent, within three (3) Business Days following Agent’s or the Required Lenders’ written request, satisfactory assurance that such Lender will not become a Non-Funding Lender.

“Indebtedness” of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than trade payables entered into in the Ordinary Course of Business); (c) the face amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product; (h) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Stock or Stock Equivalents (or any Stock or Stock Equivalent of a direct or indirect parent entity thereof) prior to the date that is 180 days after the earlier of the Revolving Termination Date and the Maturity Date, valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends; (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, but limited to the fair market value of Property secured and the amount of indebtedness secured; and (j) all Contingent Obligations described in clause (a) of the definition thereof in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Ineligible Professional Expenses” means fees or expenses incurred by any Person, including the Creditors’ Committee, in connection with any of the following: (a) an assertion or joinder in any claim, counter-claim, action, proceeding, application, motion, objection, defense or other contested matter seeking any order, judgment, determination or similar relief: (i) challenging the legality, validity, priority, perfection, or enforceability of the Interim Order or Final Order or the Obligations or the Agent’s and the Lenders’ liens on and security interests in the Collateral; provided, that the Creditors’ Committee may expend up to $50,000 for the fees and expenses incurred in connection with the investigation of, but not litigation, objection or any challenge to, any prepetition secured claims and liens under the Pre-Petition Credit Agreement, (ii) invalidating, setting aside, avoiding or subordinating, in whole or in part, the Obligations or the Agent’s and the Lenders’ liens on and security interests in the Collateral, or (iii) preventing, hindering or delaying the Agent’s or the Lenders’ assertion or enforcement of any lien, claim, right or security interest or realization upon any in accordance with the terms and conditions of the Interim Order or Final Order (other than disputing the existence of an Event of Default), (b) a request to use the cash collateral (as such term is defined in Section 363 of the Bankruptcy Code) without the prior written consent of the Required Lenders, (c) a request for authorization to obtain debtor-in-possession financing or other financial accommodations pursuant to Section 364(c) or (d) of the Bankruptcy Code, other than from the Agent or the Lenders without the prior written consent of the Required Lenders, (d) the commencement or prosecution of any action or proceeding of any claims, causes of action or defenses against the Agent, any Lender or any of their respective officers, directors, employees, agents, attorneys, affiliates, successors or assigns, including, without limitation, any attempt to recover or avoid any claim or interest from the Agent or any Lender under Chapter 5 of the Bankruptcy Code, other than to enforce the terms of the credit facility hereunder or the Interim or Final Order; (e) make any payment in settlement or satisfaction of any prepetition or administrative claim, unless in compliance with Section 4.1 and, with respect to the payment of any prepetition claim or non-ordinary course administrative claim, separately approved by the Bankruptcy Court upon notice to the Agent on behalf of the Lenders or (f) except as expressly provided or permitted hereunder or in the Budget, make any payment or distribution to any non-Debtor affiliate, equity holder, or insider of any Debtor outside of the ordinary course of business; provided that in no event shall any management, advisory, consulting or similar fees be paid to or for the benefit of any Debtor affiliate, equity holder or insider.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in (a) and (b) above, undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets, IP Licenses and all intellectual property rights in computer software and computer software products (including source codes, object codes, data and related documentation).

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the SCP Closing Date, between the Pre-Petition Agent and the SCP Agent and acknowledged by the Credit Parties, as amended, modified, supplemented or restated from time to time in accordance with the terms thereof.

“Interest Payment Date” means, (a) with respect to any LIBOR Rate Loan (other than a LIBOR Rate Loan having an Interest Period of six (6) months) the last day of each Interest Period applicable to such Loan, (b) with respect to any LIBOR Rate Loan having an Interest Period of six (6) months, the last day of each three (3) month interval and, without duplication, the last day of such Interest Period, and (c) with respect to Base Rate Loans the last day of each Fiscal Quarter.

“Interest Period” means, with respect to any LIBOR Rate Loan, the period commencing on the Business Day such Loan is disbursed or continued or on the Conversion Date on which a Base Rate Loan is converted to the LIBOR Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

(a) if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(b) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) no Interest Period for the Term Loan shall extend beyond the Maturity Date and no Interest Period for any Revolving Loan shall extend beyond the Revolving Termination Date; and

(d) if following the Closing Date, any Interest Period shall be longer than three months, such Interest Period shall be consented to in writing by the affected Lender.

“Interim Order” means an interim order of the Bankruptcy Court in the Case authorizing and approving this Agreement and the other Loan Documents, for an interim period, under Sections 364(c) and (d) of the Bankruptcy Code substantially in the form of Exhibit 11.1(l) attached hereto.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to internet domain names and associated URL addresses.

“Inventory” means all of the “inventory” (as such term is defined in the UCC) of the Credit Parties, including, but not limited to, all merchandise, raw materials, parts, supplies, work-in-process and finished goods intended for sale, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of a Credit Party’s custody or possession, including inventory on the premises of others and items in transit.

“Inventory Reserves” means such reserves as may be established from time to time by the Agent, at the direction of the Required Lenders in their Permitted Discretion, with respect to the saleability of the Eligible Inventory or Eligible In-Transit Inventory or which reflect such other factors as negatively affect the value of the Eligible Inventory or Eligible In-Transit Inventory.

“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.

“IRS” means the Internal Revenue Service of the United States and any successor thereto.

“Issue” means, with respect to any Letter of Credit, to issue, extend the expiration date of, renew (including by failure to object to any automatic renewal on the last day such objection is permitted), increase the face amount of, or reduce or eliminate any scheduled decrease in the face amount of, such Letter of Credit, or to cause any Person to do any of the foregoing. The terms “Issued” and “Issuance” have correlative meanings.

“LC Facility Commitment” means, with respect to any LC Facility Lender, the amount set forth opposite such LC Facility Lender’s name under the heading “LC Facility Commitments” in Schedule 1.1(b).

“LC Facility Lender” means each Lender with a LC Facility Commitment (or if the LC Facility Commitments have terminated, who holds Letter of Credit Obligations).

“L/C Reimbursement Obligation” means, for any Letter of Credit, the obligation of the Borrower to the LC Facility Lender(s) that Issued (or caused the Issuance) of such Letter of Credit or to Agent, as and when matured, to pay all amounts drawn under such Letter of Credit, together with any taxes, fees, charges or other costs or expenses incurred by such LC Facility Lender including, for the avoidance of doubt, any such amounts paid or payable by such LC Facility Lender pursuant to the L/C Side Letter to the extent not otherwise paid directly by the Borrower thereunder or for which such LC Facility Lender previously received reimbursement from the Borrower.

“L/C Side Letter” means the Letter of Credit Reimbursement Agreement, dated as of October 3, 2014, between General Retail Holdings L.P. and the Borrower, as amended, modified, supplemented or restated from time to time. For the avoidance of doubt, the L/C Side Letter shall constitute an L/C Reimbursement Agreement for all purposes of the Credit Agreement.

“Landlord Lien State” means any state in which a landlord’s claim for rent has priority by operation of any Requirement of Law over the Lien of the Agent in any of the Collateral, including, without limitation, the states of Pennsylvania, Virginia and Washington.

“Lending Office” means, with respect to any Lender, the office or offices of such Lender specified as its “Lending Office” beneath its name on the applicable signature page hereto, or such other office or offices of such Lender as it may from time to time notify the Borrower and Agent.

“Letter of Credit” means documentary or standby letters of credit Issued for the account of the Borrower (i) after entry of the Final Order, pursuant to the Pre-Petition Credit Agreement and (ii) on or after the Closing Date by LC Facility Lenders hereunder.

“Letter of Credit Obligations” means all outstanding obligations incurred by Agent and LC Facility Lenders at the request of the Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the Issuance of Letters of Credit by LC Facility Lenders. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by the LC Facility Lenders thereupon or pursuant thereto.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses (including, without limitation, those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“LIBOR” means, for each Interest Period, the offered rate per annum for deposits of Dollars for the applicable Interest Period that appears on Bloomberg Page BBAM1 as of 11:00 A.M. (New York time) two (2) Business Days prior to the first day in such Interest Period. If no such offered rate exists, such rate will be the rate of interest per annum, as determined by Agent at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period by major financial institutions reasonably satisfactory to Agent in the London interbank market for such Interest Period for the applicable principal amount on such date of determination; provided, however, that if LIBOR determined as provided above would be less than one percent (1.00%), such rate shall be deemed to be one percent (1.00%) for purposes of this Agreement.

“LIBOR Rate Loan” means a Loan that bears interest based on LIBOR.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or otherwise), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Liquidation” means the exercise by the Agent, at the direction of the Required Lenders, of those rights and remedies accorded to the Agent under the Loan Documents and any Requirement of Law as a creditor of the Credit Parties, including (after the occurrence and during the continuance of an Event of Default) the conduct by any or all of the Credit Parties, acting with the consent of the Required Lenders, of any public, private or “Going-Out-Of-Business Sale” or other disposition of Collateral for the purpose of liquidating the Collateral. Derivatives of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Loan” means any loan made or deemed made by any Lender hereunder.

“Loan Documents” means this Agreement, the Interim Order, the Agent Fee Letter, the Final Order, the Notes, the Collateral Documents, the Intercreditor Agreement, the Residual Account Side Letter, L/C Side Letter and all documents delivered to Agent and/or any Lender in connection with any of the foregoing (but excluding agreements entered into in connection with any transaction arising out of any Bank Products or Rate Contract).

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means, other than as arising from the filing of the Case and/or the consummation of the transactions contemplated in the Debtors’ “first day” pleadings reviewed by the Agent, the Required Revolving Lenders and the Required LC Facility Lenders, a material adverse change in any of (a) the condition (financial or otherwise) or business, performance, operations or Property of the Credit Parties and their Subsidiaries taken as a whole; (b) the ability of any Credit Party, any Subsidiary of any Credit Party or any other Person (other than Agent or Lenders) to perform its obligations under any Loan Document; or (c) the validity or enforceability of any Loan Document or the rights and remedies of Agent, the Lenders and the other Secured Parties under any Loan Document.

“Material Contract” means any contract or agreement, the loss of the benefits under which could reasonably be expected to result in a Material Adverse Effect.

“Maturity Date” means the earlier of (x) the date that is one year after the entry of the Final Order by the Bankruptcy Court or (y) the effective date of a Chapter 11 plan in the Case.

“Maximum ABL Revolving Credit Exposure Amount” means, at any time, an amount equal to 110% of the amount determined pursuant to clause (y) of the definition of “Revolving Borrowing Base.”

“Milestones” means the milestones set forth on Schedule 1.1(a).

“Minimum Availability Block” means an amount equal to 10% of the sum of (a) 90% of the net amount of Eligible Credit/Debit Card Receivables at such time, plus (b) 85% of the net amount of Eligible Trade Receivables at such time, plus (c) 85% of the net amount of Eligible Wireless Receivables at such time, plus (d) 87.5% of the Cost of Eligible Inventory (net of Inventory Reserves), multiplied by the NOLV Factor, plus (e) 87.5% of the Cost of Eligible In-Transit Inventory (net of Inventory Reserves), multiplied by the NOLV Factor, less (f) other Reserves.

“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on Real Estate or any interest in Real Estate.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, as to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“National Flood Insurance Program” means the program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2012, that mandates the purchase of flood insurance to cover real property improvements located in Special Flood Hazard Areas in participating communities and provides protection to property owners through a federal insurance program.

“Net Orderly Liquidation Value” means the cash proceeds of Inventory, which could be obtained in an orderly liquidation (net of all liquidation expenses, costs of sale, operating expenses and retrieval and related costs), as determined pursuant to the most recent third-party appraisal of such Inventory delivered to Agent by an appraiser reasonably acceptable to the Required Lenders; provided that the Agent shall use commercially reasonable efforts to cause any such independent appraiser to include wireless commissions associated with the sale of cell phones in its determination of such net orderly liquidation value.

“Net Proceeds” means proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making a Disposition, as well as insurance proceeds and condemnation and similar awards received on account of an Event of Loss, net of: (a) in the event of a Disposition (i) the direct costs and expenses relating to such Disposition excluding amounts payable to the Borrower or any Affiliate of the Borrower, (ii) sale, use or other taxes paid or payable as a result thereof, and (iii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition and (b) in the event of an Event of Loss, (i) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments and (ii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

“NOLV Factor” means, as of the date of the appraisal of Inventory most recently received by Agent, the quotient of the Net Orderly Liquidation Value of Inventory divided by the Cost of Inventory, expressed as a percentage. The NOLV Factor will be increased or reduced promptly upon receipt by Agent of each updated appraisal.

“Non-Funding Lender” means any Lender that has (a) failed to fund any payments required to be made by it under the Loan Documents within two (2) Business Days after any such payment is due (excluding expense and similar reimbursements that are subject to good faith disputes), (b) given written notice (and Agent has not received a revocation in writing), to a Borrower, Agent or any Lender, or has otherwise publicly announced (and Agent has not received notice of a public retraction) that such Lender believes it will fail to fund payments or purchases of participations required to be funded by it under the Loan Documents or one or more other syndicated credit facilities, (c) failed to fund, and not cured, loans, participations, advances, or reimbursement obligations under one or more other syndicated credit facilities, unless subject to a good faith dispute, or (d) any Person that directly or indirectly controls such Lender has (i) become subject to a voluntary or involuntary case under the Bankruptcy Code or any similar bankruptcy laws, (ii) a custodian, conservator, receiver or similar official appointed for it or any substantial part of such Person’s assets, or (iii) made a general assignment for the benefit of creditors, been liquidated, or otherwise been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or bankrupt, and for this clause (d), Agent or the Required Lenders have reasonably determined that such Lender is reasonably likely to fail to fund any payments required to be made by it under the Loan Documents.

“Non-U.S. Lender Party” means each of Agent, each Lender, each SPV and each participant, in each case that is not a United States person as defined in Section 7701(a)(30) of the Code.

“Note” means any Revolving Note or Term Note and “Notes” means all such Notes.

“Notice of Borrowing” means a notice given by the Borrower to Agent pursuant to Section 1.5, in substantially the form of Exhibit 11.1(c) hereto.

“Obligations” means (a) from and after the Final Order date, all Pre-Petition Obligations, including, without limitation, all “Pre-Petition Obligations” as described in the Interim Order and all indemnification obligations under the Pre-Petition Credit Agreement, (b) all Loans, L/C Reimbursement Obligations, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by any Credit Party to any Lender, Agent, any Secured Swap Provider or any other Person required to be indemnified, that arises under any Loan Document or any Secured Rate Contract, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner (including, without limitation, under the Interim Order or the Final Order), whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and (c) all obligations and liabilities in respect of Bank Products owing by any Credit Party or any of its Subsidiaries to any Bank Product Provider, now existing or hereafter arising and however acquired, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner (including, without limitation, under the Interim Order or the Final Order), whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due.

“Open Domestic Stores” means the open Stores of the Credit Parties that are located in the United States (excluding Puerto Rico, the U.S. Virgin Islands and any other territory or possession thereof).

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice or normal retail business practices and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Stock of a Person.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 9.22).

“Other Permitted Refinancings” means any refinancing (including by amendment or modification) of the SCP Credit Agreement or the 6.75% Notes; provided (a) no portion of the refinancing (other than market premiums, premiums payable pursuant to the express terms of the SCP Credit Agreement or the 6.75% Notes as in effect on the Petition Date, fees and expenses in connection therewith) shall be funded by the Borrower’s internally generated cash flow or proceeds of any Borrowing or any other assets of the Borrower and (b) that no Indebtedness constituting such a refinancing shall (i) have an aggregate principal amount (or accreted value, if applicable) greater than the principal amount of the Indebtedness being refinanced, except for an increase thereof by an amount equal to (x) unpaid accrued interest and premium on the Indebtedness being refinanced and fees and expenses incurred in connection with the Indebtedness being refinanced (but excluding any additional interest, premiums, or fees not provided for in the SCP Credit Agreement or 6.75% Notes as of the date hereof) and (y) market fees payable to the lenders and other parties providing such new refinancing Indebtedness and costs and expenses incurred in connection with such new refinancing Indebtedness, (ii) have a weighted average maturity (measured as of the date of such refinancing) and maturity shorter than that of the Indebtedness being refinanced, (iii) include guarantors that do not also guarantee the Credit Agreement or the Indebtedness being refinanced, (iv) be secured by Liens on Collateral that does not secure the Credit Agreement on a basis consistent with the Intercreditor Agreement (i.e., a senior lien on collateral constituting ABL Priority Collateral and a junior lien on collateral constituting SCP Priority Collateral), or (v) contain covenants or defaults that, taken as a whole, are more restrictive in any material respect than those of the SCP Credit Agreement (in the case of this clause (v), as determined by an officer’s certificate of the Borrower in form and substance reasonably satisfactory to Agent); provided, further, that (1) immediately after giving effect to such refinancing the sum of (x) the Revolving Borrowing Base plus (y) cash and Cash Equivalents of the Borrower (but only to the extent such cash and Cash Equivalents are maintained and held in a deposit account or securities account that is subject to a Control Agreement) shall not be less than 125% of the principal amount of outstanding Revolving Loans at such time and the Borrower shall deliver to Agent, prior to the consummation of any such refinancing, a certificate of a Responsible Officer of Borrower demonstrating in reasonable detail compliance on a pro forma basis with the requirements of this clause (1) and (2) any such refinancing may include guarantors, Liens or covenants or defaults otherwise prohibited under clauses (iii) through (v) above as long as the Credit Parties offer the Lenders the right to amend the Credit Agreement to include such guarantors, Liens or covenants or defaults, as applicable, as contemplated in connection with such refinancing (but only so long as, in any such case under this clause (2) involving any such covenants or defaults, any such amendment to the Credit Agreement with respect to such covenants or defaults shall preserve any “cushions” with respect to financial covenants, baskets for permitted actions, carve-outs to prohibited actions or similar provisions as may exist at the time of such refinancing as between such covenants or defaults in the Credit Agreement and the corresponding covenants in the SCP Credit Agreement and/or 6.75% Notes, as applicable) (it being understood that the officer’s certificate to be delivered pursuant to clause (v) above may provide that the refinancing complies with such clause as a result of an offer by the Credit Parties to the Lenders to amend the Credit Agreement to include such guarantors, Liens or covenants or defaults, as applicable, whether or not such Lenders elect to amend the Credit Agreement).

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56.

“Payment Conditions” means, at the time of determination with respect to a Specified Payment, that (a) no Default or Event of Default then exists or would arise as a result of the entering into such transaction or the making of such payment (other than, for purposes solely of Section 5.20(e), any Default or Event of Default under Section 7.1(c)(iii) or, in the event of any Permitted Refinancing or Other Permitted Refinancing hereunder, Section 7.1(e)(i)), (b) the Pro Forma Availability Condition shall have been satisfied after giving effect to such Specified Payment, and (c) after giving effect to such Specified Payment, the Consolidated Fixed Charge Coverage Ratio, on a Pro Forma Basis for the four Fiscal Quarters most recently preceding such transaction or payment (provided that, if any such transaction or payment is to be consummated within thirty (30) days after the end of any Fiscal Quarter, such calculation shall be made with respect to the four Fiscal Quarters most recently preceding such transaction or payment for which financial statements have been required to be delivered pursuant to subsections 4.1(a) and (b)), is equal to or greater than 1.00:1.00. In accordance with subsection 4.2(k), at least five (5) Business Days prior to the making of any Specified Payment, the Credit Parties shall deliver to the Agent evidence reasonably satisfactory to the Agent and the Required Lenders that the conditions contained in clauses (b) and (c) have been satisfied; provided, however that the Credit Parties shall not be required to comply with the conditions set forth in clauses (b) and (c) to the extent (i) such Specified Payment is made with cash on hand of the Credit Parties and not from any proceeds of any Borrowing and (ii) the Borrower shall demonstrate, in a manner reasonably acceptable to the Agent and the Required Lenders, that Availability as of the date of such Specified Payment and the projected Average Daily Availability Percentage at the end of each Fiscal Month during the immediately succeeding six (6) Fiscal Month period (calculated on a Pro Forma Basis), shall not be less than seventy-five percent (75%) of the Revolving Borrowing Base.

“PBGC” means the United States Pension Benefit Guaranty Corporation and any successor thereto.

“Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable judgment.

“Permitted Liens” has the meaning ascribed to such term in the Interim Order.

“Permitted Refinancing” means Indebtedness constituting a refinancing or extension of Indebtedness that (a) has an aggregate outstanding principal amount (or accreted value, if applicable) not greater than the aggregate principal amount of the Indebtedness being refinanced or extended, except by an amount equal to unpaid accrued interest and premium thereon and fees and expenses reasonably incurred in connection therewith and by an amount equal to any existing commitments unutilized thereunder, (b) has a weighted average maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced or extended, (c) is not entered into as part of a sale leaseback transaction, (d) is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced or extended, (e) the obligors of which are the same as the obligors of the Indebtedness being refinanced or extended and (f) is otherwise on terms no less favorable to the Credit Parties and their Subsidiaries, taken as a whole, than those of the Indebtedness being refinanced or extended.

“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

“Post-Carve Out Trigger Notice Cap” shall have the meaning set forth in clause (iv) of “Carve-Out Reserve Account”.

“Post-Petition Obligations” means all Obligations other than Pre-Petition Obligations.

“Post-Petition Secured Parties” means, collectively, the Agent and the Lenders.

“Pre-Petition Collateral” means all “Collateral” as defined in the Pre-Petition Credit Agreement in existence as of the Petition Date.

“Pre-Petition L/C Reimbursement Obligations” means all L/C Reimbursement Obligations arising under the Pre-Petition Credit Agreement.

“Pre-Petition Loan Documents” means the Pre-Petition Credit Agreement and the other “Loan Documents” as defined in the Pre-Petition Credit Agreement and each document, agreement and instrument (and all schedules and exhibits thereto) executed in connection therewith, in each case, as in effect immediately prior to the Petition Date.

“Pre-Petition Obligations” means the “Obligations” as defined in the Pre-Petition Credit Agreement.

“Pre-Petition Payment” means a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition Indebtedness or trade payables or other pre-petition claims against any Credit Party.

“Pre-Petition Revolving Obligations” means the “Obligations” (as defined in the Pre-Petition Credit Agreement) owing to the Pre-Petition Secured Parties under and in connection with the Pre-Petition Loan Documents consisting of Term Out Revolving Loans and L/C Reimbursement Obligations (each as defined in the Pre-Petition Credit Agreement).

“Pre-Petition Secured Parties” means, collectively, the Pre-Petition Agent and the Pre-Petition Lenders.

“Private Label Credit/Debit Card” means a credit card or debit card, other than one issued by a major credit card or debit card issuer, that bears any trademarks and/or logos of the Borrower or its Subsidiaries and is issued by a third party which takes the credit risk as to customers on a full recourse basis and makes payments to the Borrower or its Subsidiaries in a manner similar to other major credit card or debit card issuers and where any indebtedness owed by the Borrower or its Subsidiaries to such third party is on an unsecured basis.

“Pro Forma Availability” means, for any date of calculation, Availability as of the date of any Specified Payment and the projected Availability at the end of each Fiscal Month during the immediately succeeding six (6) Fiscal Month period.

“Pro Forma Availability Condition” means, for any date of calculation with respect to any Specified Payment, the Pro Forma Availability following, and after giving effect to, such Specified Payment, shall be equal to or greater than thirty percent (30%) of the Revolving Borrowing Base.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, in connection with determining compliance with any test or covenant hereunder, calculating such test or covenant as if all Specified Transactions and all of the following transactions in connection with such Specified Transaction occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction shall be excluded, in the case of a Disposition of all or substantially all common capital Stock in or assets of any Subsidiary of the Borrower or any division, business unit, line of business or facility used for operations of the Borrower or any of its Subsidiaries, (b) any retirement of Indebtedness of the Borrower or its Subsidiaries, and (c) any Indebtedness incurred or assumed by the Borrower or any of its Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“Pro Forma EBITDA” means, with respect to any Target, Consolidated EBITDA for such Target for the most recent twelve (12) Fiscal Month period for which financial statements are available at the time of determination thereof, adjusted by verifiable expense reductions, including excess owner compensation, if any, which are expected to be realized, in each case calculated by the Borrower and approved by the Required Lenders.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Rate Contracts” means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

“Real Estate” means any real estate owned, leased, subleased or otherwise operated or occupied by any Credit Party or any Subsidiary of any Credit Party.

“Recipient” means Agent or any Lender, as applicable.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article II) and other consultants and agents of or to such Person or any of its Affiliates.

“Releases” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

“Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

“Rent Reserve” means, as of any date of determination, (a) in the case of Inventory located at a leased premise in a Landlord Lien State, a reserve at least equal to two months’ rent payable with respect to such premise, unless the Agent has received an executed Collateral Access Agreement with respect thereto and (b) in the case of Inventory located at a headquarter location, distribution center or warehouse that is not located in a Landlord Lien State, a reserve at least equal to two months’ rent payable with respect to such premise, unless the Agent has received an executed Collateral Access Agreement with respect thereto.

“Reorganization Plan” means a plan or plans of reorganization in the Case.

“Required LC Facility Lenders” means at any time (a) Lenders then holding more than fifty percent (50%) of the sum of the Aggregate LC Facility Commitments then in effect; or (b) if the Aggregate LC Facility Commitments have terminated, Lenders then holding more than fifty percent (50%) of the sum of the aggregate outstanding amount of Letter of Credit Obligations and L/C Reimbursement Obligations.

“Required Lenders” means at any time (a) Lenders then holding more than fifty percent (50%) of the sum of the Aggregate Revolving Loan Commitment then in effect and Aggregate Term Commitment then in effect or (b) if any of the Aggregate Term Loan Commitment, the Aggregate Revolving Commitments and the Aggregate LC Facility Commitments have terminated, with respect to any such terminated Commitment, Lenders then holding more than fifty percent (50%) of the sum of the aggregate unpaid principal amount of Loans then outstanding and outstanding Letter of Credit Obligations.

“Required Revolving Lenders” means at any time (a) Lenders then holding at more than fifty percent (50%) of the sum of the Aggregate Revolving Commitments then in effect; or (b) if the Aggregate Revolving Commitments have terminated, Lenders then holding more than fifty percent (50%) of the sum of the aggregate outstanding amount of Revolving Loans.

“Requirement of Law” means with respect to any Person, the common law and any federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Reserves” means, with respect to the Revolving Borrowing Base, (a) reserves established or modified by Agent, at the direction of the Required Lenders, from time to time against Eligible Credit/Debit Card Receivables, Eligible Trade Receivables, Eligible Wireless Receivables, Eligible Inventory and Eligible In-Transit Inventory pursuant to the definitions of each such term, (b) Inventory Reserves, (c) Consignment Reserves, (d) Customer Credit Liability Reserves, (e) Dilution Reserves, (f) Dilution Wireless Reserves, (g) Rent Reserves, (h) Ad Valorem Reserves, (i) Shipping Reserves, (j) the Carve-Out Reserve Amount and (k) such other reserves against Eligible Credit/Debit Card Receivables, Eligible Trade Receivables, Eligible Wireless Receivables, Eligible Inventory, Eligible In-Transit Inventory or excess Availability that Agent, at the direction of the Required Lenders in their Permitted Discretion, establishes or modifies from time to time.

“Residual Account Side Letter” shall mean that certain side letter agreement, dated as of the SCP Closing Date entitled “Residual Account Side Letter” by and among the Pre-Petition Agent, the SCP Agent and the Borrower, as amended.

“Residual Accounts” has the meaning set forth in the Residual Account Side Letter.

“Responsible Officer” means the chief executive officer or the president of the Borrower or any other officer having substantially the same authority and responsibility; or, with respect to compliance with Availability covenants or delivery of financial information, the chief financial officer or the treasurer of the Borrower or any other officer having substantially the same authority and responsibility.

“Revolving Borrowing Base” means, as of any date of determination by Agent, at the direction of the Revolving Lenders, from time to time, an amount equal to the lesser of (x) the Aggregate Revolving Loan Commitment then in effect and (y) the sum at such time of:

(a) 90% of the net amount of Eligible Credit/Debit Card Receivables at such time;

(b) 85% of the net amount of Eligible Trade Receivables at such time; and

(c) 85% of the net amount of Eligible Wireless Receivables at such time;

(d) 87.5% of the Cost of Eligible Inventory (net of Inventory Reserves), multiplied by the NOLV Factor; and

(e) 87.5% of the Cost of Eligible In-Transit Inventory (net of Inventory Reserves), multiplied by the NOLV Factor;

in each case less, without duplication, (i) the Carve-Out Reserve Amount, (ii) Availability Reserves, (iii) Reserves, (iv) the Minimum Availability Block and (v) the Springing Block.

“Revolving Lender” means each Lender with a Revolving Commitment (or if the Revolving Commitments have terminated, who hold Revolving Loans.)

“Revolving Loan Commitment” means with respect to any Lender, the sum of such Lender’s Revolving Commitments then in effect and such Lender’s LC Facility Commitments then in effect.

“Revolving Note” means a promissory note of the Borrower payable to a Lender in substantially the form of Exhibit 11.1(d) hereto, evidencing Indebtedness of the Borrower under the Revolving Commitment of such Lender.

“Revolving Termination Date” means the earliest to occur of: (a) the Maturity Date; (b) the date on which the Aggregate Revolving Loan Commitment shall terminate in accordance with the provisions of this Agreement; (c) the effective date of a Reorganization Plan that has been confirmed by an order of the Bankruptcy Court; (d) the date of the conversion of the Case to a case under Chapter 7 of the Bankruptcy Code; (e) the date of the dismissal of the Case; and (f) twenty-five (25) calendar days following the Petition Date if the Final Order has not been entered as of such date.

“Schedules” means all schedules and statements of financial affairs required to be filed with the Bankruptcy Court under the Federal Rules of Bankruptcy Procedure with respect to the Borrower and the other debtors in the Case.

“SCP Agent” has the meaning set forth in the Intercreditor Agreement.

“SCP Closing Date” means December 10, 2013.

“SCP Credit Agreement” means that certain Credit Agreement, dated as of the SCP Closing Date, among the Credit Parties, the lenders from time to time party thereto and the SCP Agent, as amended, modified, supplemented or restated from time to time in accordance with the terms of the Intercreditor Agreement.

“SCP Inventory Sale Reserve” means a reserve imposed by the Agent from time to time based upon the aggregate number of Open Domestic Stores of the Credit Parties at such time. On the SCP Closing Date, the SCP Inventory Sale Reserve shall be set at $0 and be increased initially on the date that the number of Open Domestic Stores falls below the SCP Inventory Sale Reserve Baseline. Thereafter, the SCP Inventory Sale Reserve shall equal (i) at any time that the number of Open Domestic Stores is equal to or greater than the SCP Inventory Sale Reserve Baseline, $0 and (ii) at all other times, $15,000 multiplied by the difference between the SCP Inventory Sale Reserve Baseline and the number of Open Domestic Stores at such time. The “SCP Inventory Sale Reserve” shall be determined (or adjusted) by the Borrower in a Borrowing Base Certificate or by the SCP Agent pursuant to a SCP Inventory Sale Reserve Correction Notice delivered to the Agent pursuant to Section 9.26 and the Intercreditor Agreement. The SCP Inventory Sale Reserve shall never be less than $0. The SCP Inventory Sale Reserve shall be determined by the Borrower or the SCP Agent, as applicable, at the end of each Fiscal Month; provided however, that if at any time during any month the number of Open Domestic Stores shall decrease by twenty-five (25) or more since the most recent calculation of the SCP Inventory Sale Reserve, the SCP Inventory Sale Reserve shall also be determined by the Borrower or the SCP Agent, as applicable, at such time giving effect to such decrease.

“SCP Inventory Sale Reserve Baseline” means 4,278.

“SCP Lender” has the meaning set forth in the Intercreditor Agreement.

“SCP Loan Documents” has the meaning set forth in the Intercreditor Agreement.

“SCP Obligations” has the meaning set forth in the Intercreditor Agreement.

“SCP Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“SCP Term Loan” means the term loan made pursuant to the SCP Credit Agreement in a principal amount not to exceed $250,000,000, together with all overadvances made thereunder in a principal amount not to exceed $12,500,000.

“Secured Parties” means, collectively, the Pre-Petition Secured Parties after entry of the Final Order and the Post-Petition Secured Parties.

“Secured Rate Contract” means any Rate Contract between a Credit Party and the counterparty thereto, which has been provided or arranged by a Lender or an Affiliate of a Lender (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of a Rate Contract) and which Agent has acknowledged in writing constitutes a “Secured Rate Contract” hereunder.

“Secured Swap Provider” means a Lender or an Affiliate of a Lender (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of a Rate Contract) who has entered into a Secured Rate Contract with a Credit Party.

“Shipping Reserves” means, as of any date of determination, a reserve established by Agent, at the direction of the Required Lenders, with respect to Eligible In-Transit Inventory in an amount equal to 12.6% (which percentage may be adjusted based on findings in the most recent field examination obtained by Agent hereunder or at any other time in the Required Lenders’ Permitted Discretion) of the Cost of the Eligible In-Transit Inventory as of such date of determination plus the amount of any unpaid balances owed to any freight carrier, freight forwarder, customs broker, none-vessel owning common carrier, shipping company or other relevant person in possession of such Inventory, which reserve relates to the Credit Parties’ liabilities for shipping charges (including, without limitation, “freight-in” charges or other similar charges, costs and expenses) and customs duties.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Flood Hazard Area” means an area that FEMA’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.

“Specified Payment” means any Permitted Investment where such event is subject to satisfaction of the Payment Conditions or any component thereof, pursuant to the terms of this Agreement.

“Specified Transaction” means, with respect to any period, any Investment, Disposition of all or substantially all of the common capital Stock in or assets of any Subsidiary of the Borrower or any division, business unit, line of business or facility used for the operations of the Borrower or any of its Subsidiaries, incurrence or repayment of Indebtedness, the making of any Restricted Payment, or any asset classified as discontinued operations by the Borrower or any Subsidiary that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be tested on a “Pro Forma Basis.”

“Specified Wireless Provider” means each of Sprint Nextel Corporation (and/or Sprint Solutions Inc.), AT&T Inc. (and/or AT&T Mobility LLC), Cellco Partnership d/b/a Verizon Wireless and other service providers (both postpaid and no contract prepaid providers) in the wireless telephone industry reasonably approved by the Agent.

“Springing Block” means $35,000,000; provided, that such amount shall be $0 unless (a) an Event of Default has occurred and is continuing or (b) Availability is less than $150,000,000.

“SPV” means any special purpose funding vehicle identified as such in a writing by any Lender to Agent.

“Statutory Fees” has the meaning given to the term “Statutory Fees” in the Final Order, or, prior to the entry of the Final Order, the Interim Order.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Store” means any retail store (which includes any real property, fixtures, equipment, inventory and other property related thereto), operated, or to be operated, by any Credit Party.

“Subordinated Indebtedness” means Indebtedness of any Credit Party or any Subsidiary of any Credit Party which is subordinated to the Obligations as to right and time of payment and as to other rights and remedies thereunder and having such other terms as are, in each case, reasonably satisfactory to Agent.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than fifty percent (50%) of the voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more Subsidiaries of such Person.

“Superpriority Claim” means an allowed claim against any Credit Party or such Credit Party’s estate in the Case which is an administrative expense claim having priority over (a) any and all allowed administrative expenses and (b) all unsecured claims now existing or hereafter arising, including any administrative expenses of the kind specified in the Bankruptcy Code, including without limitation, Section 105, 326, 328, 330, 331, 364(c)(1), 365, 503, 506(c) (upon entry of the Final Order), 507, 546, 726, 1113 or 1114 of the Bankruptcy Code.

“Target” means any Person or business unit or asset group of any Person acquired or proposed to be acquired in an Acquisition.

“Tax Affiliate” means, (a) the Borrower and its Subsidiaries and (b) any Affiliate of the Borrower with which the Borrower files or is eligible to file Consolidated, combined or unitary tax returns.

“Tax Proceeding” means any audit, examination, investigation, action, suit, claim, assessment, appeal, or other administrative or judicial proceeding relating to Taxes of any Tax Affiliate.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Taxing Authority” means the IRS or any other Governmental Authority responsible for the imposition, administration or collection of any Taxes.

“Term Lender” means each Lender with a Term Loan Commitment (or after the Term Loan has been funded, each Lender with a portion of the outstanding Term Loan).

“Term Loan Borrowing Base” means, as of any date of determination by Agent, at the direction of the Required Lenders, from time to time, an amount equal to the lesser of (x) $50,000,000 and (y) the sum at such time of:

(a) 10% of the net amount of Eligible Credit/Debit Card Receivables at such time;

(b) 10% of the net amount of Eligible Trade Receivables at such time;

(c) 10% of the net amount of Eligible Wireless Receivables at such time;

(d) 7.5% of the Cost of Eligible Inventory, multiplied by the NOLV Factor; and

(e) 7.5% of the Cost of Eligible In-Transit Inventory, multiplied by the NOLV Factor.

“Term Loan Reserve” means, if at any time the outstanding principal amount of the Term Loan exceeds the Term Loan Borrowing Base, a reserve in an amount equal to the positive difference between such outstanding principal amount of the Term Loan and the Term Loan Borrowing Base at such time, until such shortfall is eliminated.

“Term Note” means a promissory note of the Borrower payable to a Lender in substantially the form of Exhibit 11.1(f) hereto, evidencing the Indebtedness of the Borrower to such Lender resulting from the Term Loan made to the Borrower by such Lender or its predecessor(s).

“Title IV Plan” means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Total Liquidity” means the sum of (a) Availability plus (b) cash of the Credit Parties reflected in their most recent financial statements.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.

“Trademark” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” and “U.S.” each means the United States of America.

“U.S. Lender Party” means each of Agent, each Lender, each SPV and each participant, in each case that is a United States person as defined in Section 7701(a)(30) of the Code.

“Wholly-Owned Subsidiary” of a Person means any Subsidiary of such Person, all of the Stock and Stock Equivalents of which (other than directors’ qualifying shares required by law) are owned by such Person, either directly or through one or more Wholly-Owned Subsidiaries of such Person.

“Wireless Carrier Contract” means any contract between a Credit Party and a Specified Wireless Provider.

11.2 Other Interpretive Provisions.

(a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement or in any other Loan Document shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

(b) The Agreement. The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document; and subsection, section, schedule and exhibit references are to this Agreement or such other Loan Documents unless otherwise specified.

(c) Certain Common Terms. The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term “including” is not limiting and means “including without limitation.”

(d) Performance; Time. Whenever any performance obligation hereunder or under any other Loan Document (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. For the avoidance of doubt, the initial payments of interest and fees relating to the Obligations (other than amounts due on the Closing Date) shall be due and paid on the first day of the first month or quarter, as applicable, following the entry of the Obligations onto the operations systems of Agent, but in no event later than the first day of the second month or quarter, as applicable, following the Closing Date. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement or any other Loan Document refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(e) Contracts. Unless otherwise expressly provided herein or in any other Loan Document, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(f) Laws. References to any statute or regulation may be made by using either the common or public name thereof or a specific cite reference and are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

11.3 Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. No change in the accounting principles used in the preparation of any financial statement hereafter adopted by the Borrower shall be given effect for purposes of measuring compliance with any provision of Article V unless the Borrower,

Agent and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all financial statements and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article V shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value”.

11.4 Payments. Agent may set up standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Credit Party. Any such determination or redetermination by Agent shall be conclusive and binding for all purposes, absent manifest error. No determination or redetermination by any Secured Party or any Credit Party and no other currency conversion shall change or release any obligation of any Credit Party or of any Secured Party (other than Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted. Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.

11.5 Reserved.

11.6 Reserved.

11.7 Adoption and Ratification. Each Credit party hereby agrees subject to the terms of this Agreement and the Loan Documents to pay all Pre-Petition Obligations in accordance with the terms of the Pre-Petition Loan Documents.

11.8 Waiver of Subrogation. Until all Obligations have been paid in full and the Commitments are terminated, unless otherwise consented to by the Required Lenders, each Credit Party expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Credit Parties or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Credit Parties’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement, repayment in full of the Obligations and the release of Agent and Lenders in full from all claims of Credit Parties and their estates for any matters arising out of, relating to or in connection, with this Agreement.

ARTICLE XII.

GUARANTY

12.1 Guaranty. Each Credit Party hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Credit Party when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, the due and punctual performance of all Obligations (including, without limitation, the Pre-Petition and the Post-Petition Obligations). Each payment made by any Credit Party pursuant to this Article XII shall be made in lawful money of the United States in immediately available funds.

12.2 Waivers. Each Credit Party hereby absolutely, unconditionally and irrevocably waives (i) promptness, diligence, notice of acceptance, notice of presentment of payment and any other notice hereunder, (ii) demand of payment, protest, notice of dishonor or nonpayment, notice of the present and future amount of the Obligations and any other notice with respect to the Obligations, (iii) any requirement that Agent, any Lender protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right or take any action against any other Credit Party, or any Person or any Collateral, (iv) any other action, event or precondition to the enforcement hereof or the performance by each such Credit Party of the Obligations, and (v) any defense arising by any lack of capacity or authority or any other defense of any Credit Party or any notice, demand or defense by reason of cessation from any cause of Obligations other than payment and performance in full of the Obligations by the Credit Parties and any defense that any other guarantee or security was or was to be obtained by Agent.

12.3 No Defense. No invalidity, irregularity, voidableness, voidness or unenforceability of this Agreement or any other Loan Document or any other agreement or instrument relating thereto, or of all or any part of the Obligations or of any collateral security therefor shall affect, impair or be a defense hereunder.

12.4 Guaranty of Payment. The guaranty under this Article XII is one of payment and performance, not collection, and the obligations of each Credit Party hereunder are independent of the Obligations of the other Credit Parties, and a separate action or actions may be brought and prosecuted against any Credit Party to enforce the terms and conditions of this Article XII, irrespective of whether any action is brought against any other Credit Party or other Persons or whether any other Credit Party or other Persons are joined in any such action or actions. Each Credit Party waives any right to require that any resort be had by Agent or any Lender to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of Agent or any Lender in favor of any Credit Party or any other Person. No election to proceed in one form of action or proceedings, or against any Person, or on any Obligations, shall constitute a waiver of Agent’s right to proceed in any other form of action or proceeding or against any other Person unless Agent has expressed any such right in writing. Without limiting the generality of the foregoing, no action or proceeding by Agent against any Credit Party under any document evidencing or securing indebtedness of any Credit Party to Agent shall diminish the liability of any Credit Party hereunder, except to the extent Agent receives actual payment on account of Obligations by such action or proceeding, notwithstanding the effect of any such election, action or proceeding upon the right of subrogation of any Credit Party.

12.5 Liabilities Absolute. The liability of each Credit Party hereunder shall be absolute, unlimited and unconditional and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any claim, defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any other Obligation or otherwise. Without limiting the generality of the foregoing, the obligations of each Credit Party shall not be discharged or impaired, released, limited or otherwise affected by:

(a) any change in the manner, place or terms of payment or performance, and/or any change or extension of the time of payment or performance of, release, renewal or alteration of, or any new agreements relating to any Obligation, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any rescission of, or amendment, waiver or other modification of, or any consent to departure from, this Agreement or any other Loan Document, including any increase in the Obligations resulting from the extension of additional credit to any Credit Party or otherwise;

(b) any sale, exchange, release, surrender, loss, abandonment, realization upon any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any of the Obligations, and/or any offset there against, or failure to perfect, or continue the perfection of, any Lien in any such property, or delay in the perfection of any such Lien, or any amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligations;

(c) the failure of Agent or any Lender to assert any claim or demand or to enforce any right or remedy against any Credit Party or any other Person under the provisions of this Agreement or any other Loan Document or any other document or instrument executed and delivered in connection herewith or therewith;

(d) any settlement or compromise of any Obligation, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and any subordination of the payment of all or any part thereof to the payment of any obligation (whether due or not) of any Credit Party to creditors of any Credit Party other than any other Credit Party;

(e) any manner of application of Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other assets of any Credit Party; and

(f) any other agreements or circumstance of any nature whatsoever that may or might in any manner or to any extent vary the risk of any Credit Party, or that might otherwise at law or in equity constitute a defense available to, or a discharge of, the guaranty hereunder and/or the obligations of any Credit Party, or a defense to, or discharge of, any Credit Party or any other Person or party hereto or the Obligations or otherwise with respect to the advances or other financial accommodations to Credit Parties pursuant to this Agreement and/or the other Loan Documents.

12.6 Waiver of Notice. Agent shall have the right to do any of the above without notice to or the consent of any Credit Party and each Credit Party expressly waives any right to notice of, consent to, knowledge of and participation in any agreements relating to any of the above or any other present or future event relating to Obligations whether under this Agreement or otherwise or any right to challenge or question any of the above and waives any defenses of such Credit Party which might arise as a result of such actions.

12.7 Agent’s Discretion. Agent may at any time and from time to time (whether prior to or after the revocation or termination of this Agreement) without the consent of, or notice to, any Credit Party, and without incurring responsibility to any Credit Party or impairing or releasing the Obligations, apply any sums by whomsoever paid or howsoever realized to any Obligations regardless of what Obligations remain unpaid.

12.8 Reinstatement. The guaranty provisions herein contained shall continue to be effective or be reinstated, as the case may be, if claim is ever made upon Agent or any Lender for repayment or recovery of any amount or amounts received by such Person in payment or on account of any of the Obligations and such Person repays all or part of said amount for any reason whatsoever, including, without limitation, by reason of any judgment, decree or order of any court or administrative body having jurisdiction over such Person or the respective property of each, or any settlement or compromise of any claim effected by such Person with any such claimant (including any Credit Party); and in such event each Credit Party hereby agrees that any such judgment, decree, order, settlement or compromise or other circumstances shall be binding upon such Credit Party, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any Obligation, and each Credit Party shall be and remain liable to Agent and/or Lenders for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person(s).

(a) Agent shall not be required to marshal any assets in favor of any Credit Party, or against or in payment of Obligations.

(b) No Credit Party shall be entitled to claim against any present or future security held by Agent from any Person for Obligations in priority to or equally with any claim of Agent, or assert any claim for any liability of any Credit Party to any other Credit Party in priority to or equally with claims of Agent for Obligations, and no Credit Party shall be entitled to compete with Agent with respect to, or to advance any equal or prior claim to any security held by Agent for Obligations.

(c) If any Credit Party makes any payment to Agent, which payment is wholly or partly subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any Person under any federal or provincial statute or at common law or under equitable principles, then to the extent of such payment, the Obligation intended to be paid shall be revived and continued in full force and effect as if the payment had not been made, and the resulting revived Obligation shall continue to be guaranteed, uninterrupted, by each Credit Party hereunder.

(d) All present and future monies payable by any Credit Party to any other Credit Party, whether arising out of a right of subrogation or otherwise, are assigned to Agent for its benefit and for the ratable benefit of Lenders as security for such Credit Party’s liability to Agent and Lenders hereunder and are postponed and subordinated to Agent’s prior right to payment in full of Obligations. Except to the extent prohibited otherwise by this Agreement, all monies received by any Credit Party from any other Credit Party shall be held by such Credit Party as agent and trustee for Agent. This assignment, postponement and subordination shall only terminate when the Obligations are paid in full in cash and this Agreement is irrevocably terminated.

(e) Each Credit Party acknowledges this assignment, postponement and subordination and, except as otherwise set forth herein, agrees to make no payments to any Credit Party without the prior written consent of Agent. Each Credit Party agree to give full effect to the provisions hereof.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

RADIOSHACK CORPORATION

By:	/s/ Joseph C. Magnacca
Name:	Joseph C. Magnacca
Title:	Chief Executive Officer

Address for notices:
300 RadioShack Circle
Fort Worth, TX 76102-1964
Attn:
Facsimile:

[Signature Page to Credit Agreement]

CREDIT PARTIES:

RADIOSHACK CUSTOMER SERVICE LLC

By:	/s/ Joel H. Tiede
Name:	Joel H. Tiede
Title:	President
FEIN:	45-0528866

SCK, INC.

By:	/s/ Robert C. Donohoo
Name:	Robert C. Donohoo
Title:	President and Secretary
FEIN:	20-1589220

TANDY FINANCE CORPORATION

By:	/s/ Robert C. Donohoo
Name:	Robert C. Donohoo
Title:	President and Secretary
FEIN:	75-0335470

RADIOSHACK GLOBAL SOURCING LIMITED PARTNERSHIP

By:	/s/ Robert C. Donohoo
Name:	Robert C. Donohoo
Title:	President and Secretary
FEIN:	75-2873960

TE ELECTRONICS LP

By:	/s/ Robert C. Donohoo
Name:	Robert C. Donohoo
Title:	Vice President, General Counsel
FEIN:	75-2459965

[Signature Page to Credit Agreement]

IGNITION L.P.

By:	/s/ Robert C. Donohoo
Name:	Robert C. Donohoo
Title:	Vice President, General Counsel
FEIN:	75-2853231

TRS QUALITY, INC.

By:	/s/ Joel S. Tiede
Name:	Joel S. Tiede
Title:	President
FEIN:	51-0395417

RADIOSHACK GLOBAL SOURCING CORPORATION

By:	/s/ Robert C. Donohoo
Name:	Robert C. Donohoo
Title:	President and Secretary
FEIN:	75-1980233

RADIOSHACK GLOBAL SOURCING, INC.

By:	/s/ Robert C. Donohoo
Name:	Robert C. Donohoo
Title:	President and Secretary
FEIN:	75-2873960

MERCHANDISING SUPPORT SERVICES, INC.

By:	/s/ William R. Russum
Name:	William R. Russum
Title:	President
FEIN:	61-1434887

[Signature Page to Credit Agreement]

ITC SERVICES, INC.

By:	/s/ Robert C. Donohoo
Name:	Robert C. Donohoo
Title:	President and Secretary
FEIN:	75-1421930

TANDY INTERNATIONAL CORPORATION

By:	/s/ Robert C. Donohoo
Name:	Robert C. Donohoo
Title:	President and Secretary
FEIN:	75-2429940

TANDY HOLDINGS, INC.

By:	/s/ Robert C. Donohoo
Name:	Robert C. Donohoo
Title:	President and Secretary
FEIN:	75-2481789

Address for notices for all Credit Parties:

[Signature Page to Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

CANTOR FITZGERALD SECURITIES, as Agent

By:	/s/ James M. Bond
Name:	James M. Bond
Title:	Duly Authorized Signatory

Address for Notices:

Cantor Fitzgerald Securities
110 East 59th Street
New York, New York 10022
Attention:	Nils Horning
Facsimile:	(646) 219-1180

with copies to:

Cantor Fitzgerald Securities
900 West Trade Street, Suite 725
Charlotte, North Carolina 28202
Attention:	Bobbie Young
Facsimile:	(646) 390-1764

- and-

Kaye Scholer LLP
250 West 55th Street
New York, NY 10019-9710
Attention:	H. Stephen Castro
Facsimile:	(212) 836-6360

Address for payments:

Cantor Fitzgerald Securities
900 West Trade Street, Suite 725
Charlotte, North Carolina 28202
Attention:	Bobbie Young
Facsimile:	(646) 390-1764

[Signature Page to Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written

DW Catalyst Master Fund, LTD	,
as Lender

By:	/s/ Shawn R. Singh
Name:	Shawn R. Singh
Title:	General Counsel
DW Partners, LP as Investment Manager for DW Catalyst Master Fund, LTD 590 Madison Avenue 9th Floor New York, NY 10022

Address for notices:
DW Partners, LP
Attention: Legal Department
590 Madison Avenue 9th Floor New York, NY 10022

[Signature Page to Credit Agreement]

Schedule 1.1(a)

Milestones

I.	Going Concern/Liquidation Sale

Date	Action

Petition Date	Motion filed to approve bid procedures for Going Concern Sale or Liquidation

No later than 15 days following Petition Date	Order approving bid procedures for Going Concern Sale or Liquidation

No later than 45 days following Petition Date	Order approving either a Going Concern Sale or Liquidation (“Sale Order”)

Later of (i) 10 days following entry by the Bankruptcy Court of the Sale Order and (ii) 51 days following Petition Date	Close either a Going Concern Sale or a Liquidation

If there is a Liquidation, within 20 days after closing of a Liquidation	Debtors engage a broker to market and sell intellectual property and owned and leased property

II.	Partial Store Closing Sale

Date	Action

Petition Date	Motion filed to approve Partial Store Closing Sale

No later than 15 days following Petition Date	Order approving Partial Store Closing Sale

Within 51 days following Petition Date	Complete Partial Store Closing Sale

Schedule 1.1(b)

Term Loan Commitments

Lender	Term Loan Commitment
Brevan Howard Credit Catalysts Master Fund Limited	$16,153,846.15
Brevan Howard Credit Value Master Fund Limited	$2,307,692.31
Saba Capital Master Fund, Ltd.	$5,238,153.85
Saba Capital Master Fund II, Ltd.	$3,469,846.15
Saba Capital Series LLC Series 1	$1,130,769.23
Saba Capital Leveraged Master Fund, Ltd.	$930,461.54
BlueCrest Multi Strategy Credit Master Fund Limited	$10,000,000.00
Macquarie Credit Nexus Master Fund Limited	$3,846,153.85
Taconic Opportunity Master Fund LP	$2,769,230.77
Taconic Master Fund 1.5 L.P.	$307,692.31
T. Rowe Price High Yield Fund, Inc.	$1,676,923.08
T. Rowe Price Institutional High Yield Fund	$415,384.61
T. Rowe Price Institutional Credit Opportunities Fund	$119,230.77
T. Rowe Price Credit Opportunities Fund, Inc.	$57,692.31
T. Rowe Price Funds Series II SICAV	$38,461.53
Mudrick Distressed Opportunity Fund Global, LP	$1,290,923.08
Blackwell Partners, LLC	$247,538.46

Total	$50,000,000

Revolving Commitments

Revolving Lenders	Revolving Commitment
Brevan Howard Credit Catalysts Master Fund Limited	$51,252,796.09
Brevan Howard Credit Value Master Fund Limited	$7,321,828.02
Saba Capital Master Fund, Ltd.	$16,619,573.35
Saba Capital Master Fund II, Ltd.	$11,009,100.60
Saba Capital Series LLC Series 1	$3,587,695.72
Saba Capital Leveraged Master Fund, Ltd.	$2,952,161.07
BlueCrest Multi Strategy Credit Master Fund Limited	$31,727,921.40
Macquarie Credit Nexus Master Fund Limited	$12,203,046.68
Taconic Opportunity Master Fund LP	$8,786,193.63
Taconic Master Fund 1.5 L.P.	$976,243.73
T. Rowe Price High Yield Fund, Inc.	$5,320,528.36
T. Rowe Price Institutional High Yield Fund	$1,317,929.05
T. Rowe Price Institutional Credit Opportunities Fund	$378,294.46
T. Rowe Price Credit Opportunities Fund, Inc.	$183,045.69
T. Rowe Price Funds Series II SICAV	$122,030.48
Mudrick Distressed Opportunity Fund Global, LP	$4,095,830.59
Blackwell Partners, LLC	$785,388.08

Total	$158,639,607

LC Facility Commitments

LC Facility Lenders	LC Facility Commitment
General Retail Holdings L.P.	$15,000,000

Total	$15,000,000